Exhibit 99.1
Execution Copy
ASSET PURCHASE AGREEMENT
by and among
PROTEIN SCIENCES CORPORATION,
310, LLC,
and
EMERGENT BIOSOLUTIONS INC.
Dated as of May 26, 2008

i

APPENDIX

Appendix 1	Definitions
EXHIBITS

Exhibit A	Form of Termination and Release Agreement
Exhibit B-1	Form of Convertible Note
Exhibit B-2	Form of Setoff Note
Exhibit C	Form of Additional Convertible Note
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit F	Forms of MEDCO Lease Assignment Documents
Exhibit G	Form of Cox Offer Letter
Exhibit H	Form of Adams Consulting Agreement
Exhibit I	Form of Joint Press Release
SCHEDULES

Schedule 1.1(a)	Relevant Persons for Purposes of Knowledge
Schedule 1.1(b)	Permitted Encumbrances
Schedule 1.1(c)	Seller Contracts
Schedule 1.1(d)	Purchased Insurance Policies
Schedule 1.1(e)	Additional Purchased Assets
Schedule 1.1(g)	Upgrade/Upgrade Schedule
Schedule 2.2(g)	Excluded Seller Contracts
Schedule 2.2(j)	Certain Excluded Assets
Schedule 2.4(a)(i)	Customer Deposits and Prepayments
Schedule 2.4(a)(iii)	Trade Payables
Schedule 2.4(b)(xvii)	Additional Retained Liabilities
Schedule 2.6	Balance Sheet
Schedule 5.3	Required Consents
Schedule 7.2(c)	Cash Disbursement and Contract Approval Process
Schedule 7.5(a)(i)	Salaries of Seller Employees
Disclosure Schedule

Execution Copy
ASSET PURCHASE AGREEMENT
     This Asset Purchase Agreement (“Agreement”) is made as of May 26, 2008, by and among Protein Sciences Corporation, a Delaware corporation (“Seller”), 310, LLC, a Delaware limited liability company (“310, LLC”), and Emergent BioSolutions Inc., a Delaware corporation (“EBS”, and together with 310, LLC, “Buyer”).
RECITALS:
     WHEREAS, Seller has agreed to sell, and Buyer has agreed to purchase, substantially all of the assets of Seller, on the terms and subject to the conditions contained herein.
     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
1. DEFINITIONS AND USAGE
     1.1 Definitions
     Capitalized terms used in this Agreement are defined in Appendix 1 attached hereto.
     1.2 Usage
          (a) Interpretation. In this Agreement, unless a clear contrary intention appears:
          (i) the singular number includes the plural number and vice versa;
          (ii) reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by, or bound in accordance with, this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;
          (iii) reference to any gender includes each other gender;
          (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended, modified, supplemented or restated and in effect from time to time in accordance with the terms thereof, and all addenda, exhibits, schedules, parts and amendments thereto;
          (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi) “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed reference to this Agreement as a whole and not to any particular Article, Section or other provision thereof;
          (vii) “including” (and the correlative meaning “include”) means including without limiting the generality of any description preceding such term;
          (viii) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and
          (ix) the terms “Exhibit” and “Schedule” mean the respective Exhibits and Schedules to this Agreement.
          (b) Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations in connection herewith shall be made in accordance with GAAP.
          (c) Joint Negotiation by Parties. This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.
2. SALE AND PURCHASE OF ASSETS; CONSIDERATION; CLOSING
     2.1 Purchased Assets
     Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, free and clear of any Encumbrances, other than Permitted Encumbrances, and Buyer shall purchase and acquire from Seller, all of Seller’s right, title and interest in and to all of the Purchased Assets.
      2.2 Excluded Assets
     Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder, are expressly excluded from the Purchased Assets, and shall remain the property of Seller after the Closing:
          (a) all insurance policies and rights thereunder of Seller to the extent related to the period prior to Closing, subject to Buyer’s rights pursuant to Section 7.13 and other than the Purchased Insurance Policies;
          (b) all personnel Records and other Records that Seller is required by any applicable Legal Requirement to retain in its possession; provided, that upon request and if the Transferred Employee has consented thereto (to the extent legally required to do so), Seller shall provide copies of personnel Records concerning Transferred Employees to EBS;
          (c) except as set forth in Section 7.7(c), all claims for refunds of Taxes and other charges of any Governmental Body of any nature whatsoever;

          (d) any and all rights in connection with and assets of the Seller Employee Plans;
          (e) all loans, subscriptions receivable or other amounts due to Seller from any officer, director, employee, or shareholder, including amounts due under that certain promissory note (i) dated May 1, 2005 and issued by Manon M.J. Cox in favor of Seller in the principal amount of Two Hundred Thousand Dollars ($200,000) and (ii) dated January 13, 2005 and issued by Daniel D. Adams in favor of Seller in the principal amount of Six Hundred Fifty-Seven Thousand Five Hundred Dollars ($657,500);
          (f) (i) the employment agreement, dated January 1, 2007, by and between Seller and Daniel D. Adams and (ii) the employment agreement, dated January 1, 2007, by and between Seller and Manon M. J. Cox;
          (g) the Letter dated January 29, 2008 from Seller to Kerry Quinn-Senger, Ph.D. (offering position as Director, Drug Safety) and the Letter dated March 11, 2008 from Seller to David Turrill, CPA (offering position as Controller) and any other Seller Contracts listed on Schedule 2.2(g);
          (h) subject to Section 7.19, all of Seller’s cash in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) less any amounts of deferred compensation paid by Seller to Daniel D. Adams on or before the Closing Date (the “Excluded Cash”);
          (i) any and all rights of Seller under the Transaction Documents to which it is a party; and
          (j) any other assets of Seller set forth in Schedule 2.2(j).
      2.3 Consideration
     Subject to any adjustments on and after Closing pursuant to the procedures specified in Sections 2.3(i)(i), 2.5, 7.22 and 8.6, respectively, the consideration for the Purchased Assets shall consist of the following (collectively, the “Consideration”):
          (a) Termination of Loan Facility and Assumption of Assumed Liabilities.
          (i) 310, LLC and Seller have entered into the Loan Facility, under which all outstanding borrowings as of the Closing shall be assumed and all Encumbrances thereunder released, and all Loan Documents shall be terminated, effective as of the Closing, pursuant to a termination and release agreement in the form attached as Exhibit A hereto (the “Termination and Release Agreement”); and
          (ii) Buyer shall assume the Assumed Liabilities in accordance with Section 2.4(a).
          (b) Convertible Notes.
          (i) EBS and 310, LLC shall issue and deliver to Seller at Closing (A) a convertible promissory note in an original principal amount equal to Sixteen Million Two Hundred Fifty Thousand Dollars ($16,250,000), in the form attached as Exhibit B-1 hereto (the “Convertible Note”), and (B) a convertible promissory note in an original principal amount equal to Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), in the form attached as Exhibit B-2 hereto (the “Setoff Note”).
          (ii) EBS and 310, LLC shall issue and deliver to Seller no more than one (1) additional convertible promissory note in the applicable amount set forth in either clause (A) or (B) of this Section 2.3(b)(ii), no later than ten (10) Business Days after the occurrence of, but dated the date of, the respective milestone event set forth in the following clause (A) or (B), in the form attached hereto as Exhibit C (the “Additional Convertible Note”):
          (A) if BLA Approval is achieved during calendar year 2008, an Additional Convertible Note in the original principal amount of Five Million Dollars ($5,000,000); or
          (B) if BLA Approval is achieved at any time from January 1, 2009 through and including June 30, 2009, an Additional Convertible Note in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000).
          (c) Registration Rights Agreement. At the Closing, EBS shall deliver to Seller a registration rights agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”).
          (d) Milestone Payments. Buyer shall pay to Seller, in immediately available funds, the respective cash amount set forth in clauses (i) and (ii) of this Section 2.3(d), no later than ten (10) Business Days after the occurrence of the respective milestone events set forth therein (collectively, the “Milestone Payments”):
          (i) HHS Milestone Payment. Upon receipt of the first payment in respect of an HHS Award, a Milestone Payment equal to the greater of Two Million Dollars ($2,000,000) or three percent (3%) of such HHS Award Amount, and upon each subsequent payment of an additional HHS Award, an amount equal to three percent (3%) of the amount of such award if the aggregate HHS Award Amount exceeds the HHS Threshold (each an “HHS Milestone Payment”). For the avoidance of doubt, if a subsequent HHS Award results in the aggregate HHS Award Amount (including the subsequent HHS Award) exceeding the HHS Threshold, then, with respect to that subsequent HHS Award, the HHS Milestone Payment shall equal three percent (3%) of the excess over the HHS Threshold. In connection with any HHS Milestone Payments, to the extent that there is a discrepancy between the amount of any HHS Award and the amount of HHS Award payments actually received by Buyer from HHS, Buyer shall make quarterly adjustments, in arrears, to account for any such discrepancy.
          (ii) BLA Approval Milestone Payments.
(A)	if BLA Approval is achieved during calendar year 2008, (1) a Milestone Payment of Ten Million Dollars ($10,000,000), and (2) a subsequent Milestone Payment of Three Million Dollars ($3,000,000), payable twelve (12) months following such approval;

(B)	if BLA Approval is achieved at any time from January 1, 2009 through and including June 30, 2009, (1) a Milestone Payment in the amount of Ten Million Dollars ($10,000,000), and (2) a subsequent Milestone Payment of One Million Five Hundred Thousand Dollars ($1,500,000), payable twelve (12) months following such approval;

(C)	if BLA Approval is achieved at any time from July 1, 2009 through and including December 31, 2009, a Milestone Payment in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000); or

(D)	if BLA Approval is achieved on or after January 1, 2010, a Milestone Payment in the amount of Five Million Dollars ($5,000,000).
          (e) Net Sales Payments. Buyer shall pay to Seller, in immediately available funds, the additional respective cash amount(s) set forth in clauses (i) through (iii) of this Section 2.3(e), no later than ten (10) Business Days after the end of the calendar quarter in which Net Sales equal or exceed the following thresholds (collectively, the “Net Sales Payments”):
          (i) At least Five Hundred Million Dollars ($500,000,000) in aggregate Net Sales, a Net Sales Payment in the amount of Three Million Dollars ($3,000,000);
          (ii) At least Seven Hundred Fifty Million Dollars ($750,000,000) in aggregate Net Sales, a Net Sales Payment in the amount of Two Million Dollars ($2,000,000); and
          (iii) At least One Billion Dollars ($1,000,000,000) in aggregate Net Sales, a Net Sales Payment in the amount of Five Million Dollars ($5,000,000).
          (f) Additional Consideration.
          (i) Buyer shall pay to Seller, on a calendar quarterly basis, in arrears, the amount of four and one-half percent (4.5%) (“Additional Consideration Rate”) of Net Sales (“Additional Consideration”), which Additional Consideration shall be payable from the date of the BLA Approval until the seventh (7th) anniversary of the date of such BLA Approval; provided, however, in the event BLA Approval is not achieved on or before December 31, 2009, then the Additional Consideration shall be payable from the Closing Date until the ninth (9th) anniversary of the Closing Date. Payment of the Additional Consideration shall be made no later than forty-five (45) days after the end of each calendar quarter and shall be accompanied by the reports required under Section 7.17.
          (ii) If Buyer deems it reasonably necessary that Buyer must obtain one or more licenses from a Third Party to Commercialize Improved FluBlok (a “Third Party License”), then the Additional Consideration Rate with respect to Net Sales of the Improved FluBlok product that required such license shall be reduced by an amount equal to one-half (1/2) of any upfront fees, milestone payments or royalties paid pursuant to such Third Party License(s); provided, however, that in no event shall the Additional Consideration Rate for such Improved FluBlok product be reduced below three percent (3%) of Net Sales. For the avoidance of doubt, the term “Third Party License” does not include the License Agreement.
          (g) Sales or Licenses of FluBlok Products (Generally). In the event of any sale or license of FluBlok Products by Buyer to a Third Party purchaser or licensee, Buyer shall (i) pay to Seller an amount equal to four and one-half percent (4.5%) multiplied by the gross proceeds received by such Third Party purchaser or licensee with respect to the sale by such Third Party of FluBlok Products minus seven percent (7%), and (ii) be required to pay such amount to Seller within ten (10) Business Days of Buyer’s receipt of such corresponding payments from any such Third Party purchaser or licensee. In addition, as a condition precedent to such sale or license, Buyer shall require such Third Party purchaser or licensee use Commercially Reasonable Efforts to Commercialize FluBlok Products.
          (h) UMN Pharma. If the royalty rate payable by UMN Pharma to Buyer is reduced under Section 8.2 of the License Agreement and such reduction results in the royalty to Buyer falling below nine percent (9%), then the Additional Consideration Rate with respect to Net Sales shall be equal to fifty percent (50%) of the reduced royalty rate paid by UMN Pharma, provided, however, in no event shall the Additional Consideration Rate be less than three percent (3%) of Net Sales of UMN Pharma.
          (i) Flip Transaction.
          (i) Upon the occurrence of a Flip Transaction within eighteen (18) months of the Closing Date:
(1)	Buyer shall promptly pay to Seller an amount (the “Additional Flip Payment”) equal to thirty percent (30%) of any and all non-royalty cash consideration and other consideration the value of which is reasonably ascertainable by Buyer in the Ordinary Course of Business for Tax and financial reporting purposes (including consideration in the form of capital stock, notes, direct or indirect cancellation or repayment of indebtedness to, or guaranteed by, EBS or any of its Affiliates) (net of out-of-pocket transaction expenses) received in connection with the Flip Transaction, when and as received (the “Non-Royalty Consideration”), and

(2)	the Additional Consideration shall be adjusted to an amount equal to fifty percent (50%) of any royalties received by Buyer in connection with the Flip Transaction, when and as received;
provided, that in no event shall the payment under Section 2.3(i)(i)(2) be less than the amount Seller would have received on account of Net Sales at the Additional Consideration Rate. For the avoidance of doubt, the Additional Flip Payment is in addition to, and is not in lieu of the payments that otherwise would have been due to Seller under Section 2.3(d) or (e) and the amounts payable under Section 2.3(i)(i)(2) above shall be in lieu of the payments required under Section 2(f). In the event Buyer pays to Seller, in accordance with Section 2.3(i)(i)(1), any Additional Flip Payments, an amount equal to fifty percent (50%) of any such Additional Flip Payment shall be credited against the amount of any Net Sales Payments that would otherwise be due and payable to Seller hereunder in the sequential order of such Nets Sales Payments as set forth in Section 2.3(e).
          (ii) With respect to a Flip Transaction or Partial Flip Transaction occurring at any time from and after the Closing Date, Buyer shall require that the Third Party purchaser or licensee use Commercially Reasonable Efforts to Commercialize FluBlok.
          (iii) For the avoidance of doubt:
(1)	this Section 2.3(i) shall not apply to any Sale of EBS; and

(2)	if a Partial Flip Transaction occurs within eighteen (18) months of the Closing Date, the Non-Royalty Consideration shall be the aggregate of all Non-Royalty Consideration (without duplication) with respect to each definitive agreement to sell or license that triggers a Flip Transaction or Partial Flip Transaction (as the case may be) as well as any and all other definitive agreements to sell or license that occurred during the eighteen (18) month period after the Closing Date; and

(3)	the Additional Consideration Rate shall be adjusted only for the Net Sales from any territory that was included in such a Flip Transaction or Partial Flip Transaction, as the case may be.
          (j) Cash Consideration. At the Closing, Buyer shall pay to Seller, by wire transfer, Four Million Dollars ($4,000,000) in cash, which such cash payment shall be used by Seller to satisfy expenses incurred by Seller related to the Contemplated Transactions (including Tax Liabilities), for the implementation by Seller of the Plan of Liquidation contemplated by Section 7.14, to pay Retained Liabilities and for working capital purposes.
          (k) Default Interest Rate. Any payment of Consideration that is not made on a timely basis shall thereafter bear interest at the rate of eight percent (8%) per annum.
      2.4 Assumed and Retained Liabilities
          (a) On the Closing Date, but effective as of the Effective Time, Buyer shall assume and hereby agrees to discharge only the following Liabilities (collectively, the “Assumed Liabilities”):

          (i) Liabilities arising from and after the Closing under Seller Contracts, Seller Governmental Authorizations and Non-Governmental Permits that are included in the Purchased Assets and that are set forth in Schedule 1.1(c) and Sections 3.6(b)(1) or 3.13(b) of the Disclosure Schedule, respectively, including any obligations related to customer deposits or prepayments disclosed on Schedule 2.4(a)(i);
          (ii) Liabilities arising from the ownership of the Purchased Assets and the operation of the Business solely to the extent relating to the period from and after the Effective Time; and
          (iii) Liabilities arising from Trade Payables in the amount set forth on Schedule 2.4(a)(iii);
          (iv) Liabilities related to costs and expenses incurred by Seller in connection with the consummation of the Contemplated Transactions in an amount not to exceed One Million Dollars ($1,000,000) individually or in the aggregate;
          (v) Liabilities related to vacation or paid time off to which any Transferred Employee is entitled pursuant to the written vacation policy applicable to such Transferred Employee immediately prior to the Closing in an amount not to exceed One Hundred Sixty-Five Thousand Dollars ($165,000) individually or in the aggregate (the “Assumed Employee Liabilities”);
          (vi) to the extent actually incurred by Seller and verifiable by Buyer or a Buyer Representative pursuant to Section 7.7(c), Liabilities of Seller arising from Taxes in an amount not to exceed the Tax Cap, individually or in the aggregate (the “Assumed Taxes”); and
          (vii) subject to Section 2.4(b)(xiii), Liabilities related to the repayment of any and all unpaid principal and accrued interest thereon related to the Zachs Note and the Series G Promissory Notes, in an aggregate principal amount of Two Million Seven Hundred Thirty Thousand Dollars ($2,730,000).
          (b) The Retained Liabilities shall be the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. Notwithstanding anything to the contrary contained herein or in any of the Transaction Documents, the Retained Liabilities include all of the following:
          (i) all Liabilities arising out of the ownership of the Purchased Assets or the operation of the Business at any time prior to the Effective Time, except to the extent of Liabilities related to the pre-closing operation of the Business that are Assumed Liabilities;
          (ii) any Liability arising out of or relating to products and Services sold or otherwise provided by Seller prior to the Effective Time subject to Buyer’s continuation of tail coverage with respect to clinical trial insurance in accordance with the provisions of Section 7.13;
          (iii) any Liability under any Seller Contract, Seller Governmental Authorization or Non-Governmental Permit assumed by Buyer pursuant to Section 2.4(a)

that arises out of or relates to Breach of any such Seller Contract, Seller Governmental Authorization or Non-Governmental Permit that occurred prior to the Effective Time;
          (iv) except for the Assumed Taxes, any Liability of Seller or its Affiliates for Taxes;
          (v) any Environmental, Health and Safety Liabilities, and any Environmental Condition, arising, relating to or originating prior to the Effective Time in either case caused by Seller;
          (vi) except for the Assumed Employee Liabilities, any Liability under the Seller Employee Plans or relating to payroll, vacation, sick leave, worker’s compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, or any other employee plans or benefits of any kind for Seller’s employees or for the Transferred Employees arising out of or related to any event or occurrence prior to the effectiveness of Transferred Employees’ employment with EBS;
          (vii) except for the Assumed Employee Liabilities or any unpaid amounts of salary for the then current pay period that is set forth in the Trade Payables, any Liability under any employment, severance (including any deferred compensation owed to any Seller Employee), bonus, change in control, retention or termination policy, practice or Contract with any Seller Employee or former employee of Seller (including any Employment Agreement);
          (viii) subject to Section 7.5(j), any employee-related Liability, including Liabilities arising out of or relating to any claim by an employee arising out of or related to any event or occurrence prior to the Closing, regardless of whether the affected employee is hired by EBS;
          (ix) any Liability of Seller to any officer, director or shareholder or any Related Person of Seller or any such Person, whether arising under Contract, applicable Legal Requirements or otherwise;
          (x) any Liability arising out of any Proceeding pending or threatened as of the Closing, regardless of whether disclosed in the Disclosure Schedule or otherwise in connection with the Contemplated Transactions, or any Liability arising out of any Proceeding commenced after the Effective Time by a Third Party and arising out of or relating to any occurrence or event prior to the Closing;
          (xi) Seller’s non-compliance with any Legal Requirement at any time;
          (xii) any Liability relating to or arising out of any Excluded Asset;
          (xiii) any Liability related to a prepayment penalty or premium required to be paid by Seller pursuant to, and in accordance with, the terms and conditions of the Zachs Note and the Series G Promissory Notes, respectively;
          (xiv) any and all claims and Liability arising from, or related to, any advance or financing arrangement between or among Seller or its officers, directors or

Affiliates and a third party previously identified to Buyer (the “3rd Party”) (whether such claims and/or Liabilities arose on or before the Closing Date) (the “3rd Party Arrangement”), including the One Million Dollar ($1,000,000) advance made by the 3rd Party to Seller on or about February 27, 2008;
          (xv) any Liability arising from, or related to, any vehicle owned or leased by Seller or otherwise used, useful or held for use in connection with the Business;
          (xvi) any Liability of Seller under this Agreement or any other Transaction Document, subject to any right to indemnification hereunder or thereunder; and
          (xvii) any additional Liability set forth on Schedule 2.4(b)(xvii).
      2.5 Consideration Credit
     Buyer shall receive a credit against the Consideration payable to Seller following the Closing (including cash and non-cash elements of the Consideration) in an amount equal to the aggregate amounts of the unpaid principal and accrued interest under both the Zachs Note and the Series G Promissory Notes, respectively, to be assumed by Buyer in accordance with Section 2.4(a)(vii) (the “Purchase Price Credit”), and such Purchase Price Credit shall be applied against the Consideration in the priority set forth below:
          (a) an initial portion of the Purchase Price Credit equal to fifty percent (50%) of such Purchase Price Credit (the “Initial Purchase Price Credit Amount”) shall reduce the amount of the Milestone Payment and Net Sales Payments that would otherwise be payable to Seller in such priority as Buyer deems appropriate in its discretion until the Initial Purchase Price Credit Amount is fully utilized; provided, however that in no event shall the amount of the HHS Milestone Payment be reduced below One Million Dollars ($1,000,000) by the Initial Purchase Price Credit Amount; and
          (b) the remaining portion of the Purchase Price Credit equal to fifty percent (50%) of such Purchase Price Credit (the “Remaining Purchase Price Credit Amount”) shall be applied against any Additional Consideration payable by Buyer to Seller in accordance with Section 2.3(f).
      2.6 Balance Sheet.
     Seller shall deliver to Buyer on the date hereof a balance sheet setting forth Seller’s good faith estimate of Seller’s assets and Liabilities (including Trade Payables) as of the date hereof and in substantially the form attached hereto as Schedule 2.6 (the “Balance Sheet”).
      2.7 Allocation of Consideration
     Buyer shall deliver to Seller, within One Hundred Eighty (180) days after the Closing Date, Buyer’s reasonable determination of the allocation of the Consideration and the Assumed Liabilities. Such allocation shall be binding upon Seller for financial and Tax reporting purposes and Seller shall not take a position inconsistent with such allocation.
      2.8 Closing

     The consummation of the purchase and sale contemplated in this Agreement (the “Closing”) will take place at offices of Thelen Reid Brown Raysman & Steiner LLP located at 185 Asylum Street, CityPlace II, Hartford, Connecticut, at 10:00 a.m. (local time) on a Business Day mutually determined by the Parties but in no event more than two (2) Business Days following the satisfaction of all conditions to Closing set forth in Article 5 (other than those that by their nature are to be satisfied at the Closing) or waiver thereof or on such other date on which Buyer and Seller agree. The date on which the Closing actually occurs is referred to as the “Closing Date”.
      2.9 Closing Obligations
     In addition to any other documents and items to be delivered under other provisions of this Agreement, at the Closing:
          (a) Seller shall deliver or cause to be delivered to Buyer,
          (i) a Bill of Sale and Assignment and Assumption Agreement for certain Purchased Assets consisting of tangible and intangible personal property, in the form attached hereto as Exhibit E (the “Bill of Sale”), duly executed by Seller;
          (ii) appropriate instruments, in form and substance satisfactory to Buyer and in form recordable with the applicable Governmental Bodies, assigning, transferring and conveying to Buyer all Seller’s right, title and interest in all Patents, Trademarks, domain names and registered copyrights (and all applications with respect to any of the foregoing) included in the Purchased Assets (the “Intellectual Property Assignments”), each duly executed by Seller, together with all related documents and files, including file histories of Patents and Trademarks, results of patentability and freedom to operate searches, legal memoranda and opinions, correspondence files and files containing art references cited or citable in support of Patent prosecution;
          (iii) an assignment of lease with respect to the MEDCO Lease, consent by MEDCO to said assignment and, if available from MEDCO, a ground lessors’ estoppel certificate by MEDCO, in the respective forms attached hereto as Exhibit F (collectively, the “MEDCO Lease Assignment Documents”), each duly executed by MEDCO or Seller, as applicable;
          (iv) the Termination and Release Agreement, duly executed by Seller;
          (v) all Additional Assignment Instruments, each duly executed by Seller;
          (vi) a certificate executed by an executive officer of Seller as to the matters set forth in Sections 5.1 and 5.2 and as to the incumbency of the officer of Seller executing the certificate described in clause (vii), below;
          (vii) a certificate of the Secretary or Assistant Secretary of Seller certifying (A) as complete and accurate as of the Closing, copies of the Governing Documents of Seller, (B) as to all requisite resolutions or actions of the board of directors and shareholders of Seller approving the execution and delivery of this Agreement and each of the Seller’s Closing Documents and the consummation of the Contemplated

Transactions, and (C) to the incumbency and specimen signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions;
          (viii) a balance sheet setting forth Seller’s good faith estimate of the current assets and current Liabilities of Seller (including Trade Payables) as of the Closing (the “Closing Date Balance Sheet”); and
          (ix) a schedule setting forth Liabilities of Seller arising from Trade Payables as of the Closing Date in the form attached as Schedule 2.4(a)(iii) (the “Closing Date Trade Payables”).
          (b) Buyer shall deliver or cause to be delivered to Seller:
          (i) the consideration to be delivered to Closing, consisting of (A) the Convertible Note, duly executed by EBS, (B) the Registration Rights Agreement, duly executed by EBS, (C) the original counterpart of the Promissory Note, marked “cancelled,” and (D) appropriate documentation evidencing the termination of the other Loan Documents;
          (ii) the Bill of Sale, duly executed by Buyer:
          (iii) the Intellectual Property Assignments, each duly executed by Buyer;
          (iv) all Additional Assignment Instruments to which Buyer is a party, each duly executed by Buyer;
          (v) the Termination and Release Agreement, duly executed by Buyer;
          (vi) a certificate executed by an executive officer of each Buyer as to the matters set forth in Sections 6.1 and 6.2 and as to the incumbency of the officer of each Buyer executing the certificate described in clause (vii), below; and
          (vii) a certificate of the Secretary or Assistant Secretary of each Buyer certifying (A) as complete and accurate as of the Closing, copies of the Governing Documents of such Buyer, (B) as to all requisite resolutions or actions of the board of directors or sole member, as the case may be, of Buyer approving the execution and delivery of this Agreement and each of the Buyer’s Closing Documents and the consummation of the Contemplated Transactions, and (C) to the incumbency and specimen signatures of the officers of such Buyer executing this Agreement and any other document relating to the Contemplated Transactions.
3. REPRESENTATIONS AND WARRANTIES OF SELLER
     Seller represents and warrants to Buyer as follows:
     3.1 Existence and Good Standing; Enforceability; Authority; No Conflict
          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all of the Seller Contracts. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Connecticut, which is the only other jurisdiction in which the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Except as described in Section 3.1(a) of the Disclosure Schedule, Seller does not have, and in the last five (5) years has not had, any subsidiaries and holds no Equity Interest in any other Person.
          (b) This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally. Upon the execution and delivery by Seller of each Transaction Document to be executed or delivered by Seller at the Closing (collectively, the “Seller’s Closing Documents”), each such Seller’s Closing Document will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms. Seller has the unrestricted right, power and authority to execute and deliver this Agreement and each Seller’s Closing Document to which it is or will be a party and, subject to obtaining the Requisite Stockholder Approval, to perform its obligations hereunder and thereunder and the Contemplated Transactions, and each such action has been duly authorized by all necessary action by Seller’s shareholders and board of directors.
          (c) Subject to the obtaining or making of all Seller Required Consents set forth in Section 3.1(c) of the Disclosure Schedule and, to the extent applicable, the filing of any Notification and Report forms required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), neither the execution and delivery of this Agreement or of the Seller’s Closing Documents nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):
          (i) Breach any provision of any of Seller’s Governing Documents or of any resolution adopted by Seller’s shareholders or board of directors;
          (ii) give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement to which Seller, its business or any of the Purchased Assets is or may be subject or by which Seller, its business or any of the Purchased Assets is bound;
          (iii) contravene, conflict with, or result in a violation or Breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that relates to the Purchased Assets or Seller’s business;
          (iv) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, to accelerate the maturity or performance of or payment under, or to cancel, terminate or modify, any Seller Contract or Non-Governmental Permit; or

          (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Purchased Assets.
      3.2 Financial Statements; Undisclosed Liabilities
          (a) Seller has delivered to Buyer true and complete copies of the: (i) audited balance sheets of Seller as of December 31, 2006, December 31, 2005, and December 31, 2004, and audited statements of income and cash flows for the twelve-month periods ended on each such date, and (ii) the Balance Sheet (such financial statements referred to in (i) and (ii), collectively, the “Financial Statements”). Except as set forth in Section 3.2(a) of the Disclosure Schedule, the Financial Statements present fairly, in all material respects, the financial position of Seller and the results of operations and cash flows of Seller as of the dates and for the periods indicated thereon in conformity with GAAP subject, in the case of the unaudited Financial Statements, to the absence of notes and normal period end adjustments, none of which are expected to be material. Since December 31, 2006, Seller has not incurred any Liabilities except (u) Liabilities for the Zachs Note, the Series G Promissory Notes, the 3rd Party Arrangement and customer deposits and prepayments set forth on Schedule 2.4(a)(i), (v) Liabilities for the Trade Payables set forth in Schedule 2.4(a)(iii), (w) Liabilities pursuant to the Loan Facility, (x) Liabilities arising in the Ordinary Course of Business, none of which are evidenced by any type of loan facility or other Contract evidencing indebtedness, or (y) Liabilities related to the Upgrade, Seller’s response to the RFP and the BLA submission, and (z) Liabilities related to the Contemplated Transactions.
          (b) Except for those Liabilities shown in the Balance Sheet, Seller has no Liabilities, other than Liabilities set forth in Section 3.2(b) of the Disclosure Schedule.
          (c) The Balance Sheet has been prepared by Seller in good faith and sets forth Seller’s reasonable assumptions, as of the time of preparation of such Balance Sheet, of the information set forth therein.
      3.3 Absence of Certain Changes
     (a) Since December 31, 2006, except as otherwise set forth in Section 3.3(a) of the Disclosure Schedule, there has not been any event or condition of any character that has materially adversely affected, the Business, including: (i) any change in the condition, assets, liabilities (existing or contingent) or business of Seller from that shown in the Financial Statements, (ii) any damage, destruction or loss of any of the properties or assets of Seller (regardless of whether covered by insurance) adversely affecting the Business or plans of Seller, (iii) any actual or threatened cancellation or adverse modification of any Seller Contract or Governmental Authorization or Permit held by Seller or that otherwise relates to the Business, (iv) any labor trouble or (v) any other event or condition of any character affecting the Business or plans of Borrower.
     (b) Since December 31, 2006, except as set forth in Section 3.3(b) of the Disclosure Schedule, Seller has not:
          (i) declared, set aside, paid or otherwise distributed any cash or other property in respect of any of Seller’s capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of such stock;

          (ii) acquired, sold, leased, licensed or otherwise disposed of any assets or property (including any Equity Interests in or securities of any other Person), other than sales of inventory in the Ordinary Course of Business or equipment not necessary to the normal operation of Seller’s business or otherwise replaced in connection with the Upgrade in accordance with Schedule 1.1(g);
          (iii) terminated or permitted to be terminated or to lapse any material Seller Contract or Governmental Authorization or any Permit held by Seller that relates in any way to the Business;
          (iv) other than pursuant to the Loan Facility, created, incurred or assumed any indebtedness (including obligations in respect of capital leases); assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or mortgaged or pledged any of its property or assets or subjected any such property or assets to any Encumbrance;
          (v) made any loans, advances or capital contributions to, or investments in, any other Person;
          (vi) entered into, adopted or amended any Seller Employee Plan unless legally required to do so or any employment or severance Contract or increased in any manner the compensation or fringe benefits of, or materially modified the employment terms of, any of Seller’s directors, officers or employees, generally or individually, or paid any bonus or other benefit to any of its directors, officers or employees (except for existing payment obligations listed in Section 3.14(a) of the Disclosure Schedule), or hired any new officers or employees (other than replacements for employees whose employment terminated for any reason);
          (vii) forgiven or cancelled any amount owed to Seller, or deferred payment of any amount owed to Seller, whether indebtedness owed to Seller, trade receivables held by Seller, or otherwise;
          (viii) changed any of its accounting methods, principles or practices, except as required by a generally applicable change in GAAP or pursuant to applicable Legal Requirements, or made any new elections or changes to any current elections with respect to Taxes;
          (ix) taken or omitted to take any action that would constitute a Breach of, or waived any rights under, any Seller Contract, Governmental Authorization or other Permit;
          (x) made or committed to make any capital expenditure in excess of $10,000 (individually or in the aggregate) other than in connection with the Upgrade in accordance with Schedule 1.1(g);
          (xi) instituted or settled any Proceedings, or waived any material rights; or
          (xii) agreed to take any of the foregoing actions.

      3.4 Title to and Sufficiency of Assets
     Seller has good and valid title to all of the Purchased Assets owned by it, and a valid leasehold or other interest in all Purchased Assets leased, licensed or otherwise held by it, in each case free and clear of any Encumbrances other than Permitted Encumbrances. Except as set forth in Section 3.4 of the Disclosure Schedule, the Purchased Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary for Seller to (a) operate the Business in the manner presently operated and as currently contemplated by Seller, and (b) to Exploit the products of Seller, including FluBlok, and the Services, Clinical Data and Technology as currently Exploited and as contemplated to be Exploited by Seller.
      3.5 Taxes
          (a) Except as set forth in Section 3.5(a) of the Disclosure Schedule, during the last five (5) years, Seller has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. All Tax Returns and reports filed by Seller are true, correct and complete. Seller has timely paid all Taxes due for all periods covered by such Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are listed in Section 3.5(a) of the Disclosure Schedule, all of which are being contested in good faith, and for which Seller has established adequate reserves (determined in accordance with GAAP) that are reflected in the Balance Sheet. Except as set forth in Section 3.5(a) of the Disclosure Schedule, Seller is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been asserted, or to Seller’s Knowledge has been threatened, against Seller by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and there exists no basis for the assertion of any claims attributable to Taxes that, if adversely determined, would result in any such Encumbrance.
          (b) Section 3.5(b)(1) of the Disclosure Schedule contains a complete and accurate list and copies of all Tax Returns filed during the past three (3) years by Seller or that pertain to the Business or any of the Purchased Assets. Section 3.5(b)(2) of the Disclosure Schedule contains a complete and accurate list of all Seller’s Tax Returns that have been audited or are currently under audit and accurately describes any deficiencies or other amounts that were paid or are currently being contested. No undisclosed deficiencies are expected to be asserted with respect to any such audit. All deficiencies proposed as a result of any such audit have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings, in each case as described in Section 3.5(b)(2) of the Disclosure Schedule. Seller has provided to Buyer complete and correct copies of any examination reports, statements or deficiencies, or similar items with respect to such audits. Seller has no Knowledge that any Governmental Body may assess any additional Taxes for any period for which Seller has filed a Tax Return, and, to Seller’s Knowledge, no basis for any such assessment of additional Taxes exists. There is no dispute or claim concerning any Taxes of Seller either (i) claimed or raised by any Governmental Body in writing or (ii) as to which Seller has Knowledge.
          (c) Section 3.5(c) of the Disclosure Schedule lists all of the states, municipalities and other jurisdictions with which Seller is required to file any corporate, franchise, property or other Tax Returns (other than income Tax Returns).

     3.6 Compliance with Legal Requirements; Governmental Authorizations
          (a) Except as set forth in Section 3.6(a) of the Disclosure Schedule:
          (i) to the Knowledge of Seller, Seller is, and at all times during the past five (5) years has been, in compliance in all material respects with each material Legal Requirement that is or was applicable to it, including any Legal Requirement related to the conduct or operation of the Business, the collection and maintenance of Clinical Data or the ownership or use of any of its assets;
          (ii) to the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to (A) constitute or result in a violation by Seller of, or a failure by Seller or the Business to comply in all material respects with, any material Legal Requirement applicable to it, or (B) give rise to any obligation by Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and
          (iii) neither Seller nor any of its Affiliates has received, at any time during the past five (5) years, any notice from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply in ally material respects with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation by Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
          (b) Section 3.6(b)(1) of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization held by Seller and for each, the grantor, date, expiration date, and subject matter (each such Governmental Authorization, regardless of whether actually listed in the Disclosure Schedule, a “Seller Governmental Authorization”). Each Seller Governmental Authorization is valid and in full force and effect. Except as disclosed in Section 3.6(b)(2) of the Disclosure Schedule, and for which Seller has provided all related Records to Buyer hereunder:
          (i) to the Knowledge of Seller, Seller is and at all times during the past five (5) years has been, in compliance in all material respects with all of the material terms and requirements of each Seller Governmental Authorization;
          (ii) to the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to (A) constitute or result directly or indirectly in a material Breach of any term or requirement of any material Seller Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any material Seller Governmental Authorization;
          (iii) Seller has not received at any time during the past five (5) years any notice from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential Breach of any Governmental Authorization, including any Form 483 or warning letters or untitled letters issued by the FDA from the FDA, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Seller Governmental Authorization; and
          (iv) to the Knowledge of Seller, all applications required to have been filed for the renewal of any material Seller Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such material Seller Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.
          (c) To the Knowledge of Seller, the Seller Governmental Authorizations collectively constitute all of the material Governmental Authorizations necessary to permit Seller to conduct and operate the Business in the manner currently conducted and to own and operate its assets and properties in the manner currently owned and operated.
     3.7 Legal Proceedings; Orders
          (a) Except as set forth in Section 3.7(a) of the Disclosure Schedule, there is no pending or, to Seller’s Knowledge threatened, Proceeding:
          (i) by or against Seller or that otherwise relates to or may affect the Business or any of the Purchased Assets,
          (ii) that prohibits (or in which an adverse Order could prohibit) the consummation of any of the Contemplated Transactions,
          (iii) involving any challenge to, or seeking damages or any other legal or equitable relief in connection with, any of the Contemplated Transactions or
          (iv) that could reasonably be expected to have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the consummation of any of the Contemplated Transactions or Buyer’s ownership or operation of the Purchased Assets or operation of the Business following the Closing.
Except as set forth in Section 3.7(a) of the Disclosure Schedule, to Seller’s Knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any Proceeding described in this Section 3.7(a). Seller has delivered to Buyer complete and correct copies of all pleadings, correspondence and other Records relating to each Proceeding listed in Section 3.7(a) of the Disclosure Schedule. None of the Proceedings listed or required to be listed in Section 3.7(a) of the Disclosure Schedule, or any Order expected or reasonably likely to result from any such Proceeding would reasonably be expected to have a Material Adverse Effect.
          (b) Except as set forth in Section 3.7(b) of the Disclosure Schedule: there is no Order to which Seller, the Business or any of the Purchased Assets is subject; and no officer, director, agent or employee of Seller is subject to any Order that prohibits any such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Business or any of the Purchased Assets. Except as set forth in Section 3.7(b) of the Disclosure Schedule: (i) Seller is, and at all times during the past five (5) years has been, in compliance in all material respects with all of the terms and requirements of each Order to which

Seller, the Business or any of the Purchased Assets is or has been subject; (ii) no event has occurred or circumstance exists that could reasonably be expected to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply in all material respects with any term or requirement of any Order to which Seller, the Business or any of the Purchased Assets is subject; and (iii) Seller has not received any written notice from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller, the Business or any of the Purchased Assets is or has been subject.
     3.8 Environmental Matters
          (a) (i) To the Knowledge of Seller, Seller holds all Environmental Permits necessary in order to hold and operate the Purchased Assets and to conduct the Business as it is now being conducted, and each such Environmental Permit is in full force and effect. Seller is in compliance in all material respects with the requirements, terms and provisions of the Environmental Permits issued to or otherwise held by it and has filed on a timely basis (and updated as required) all reports, notices, applications and other documents required to be filed pursuant to such Environmental Permits.
          (ii) Except as set forth in Section 3.8 of the Disclosure Schedule, to the Knowledge of Seller, Seller and the Business are and at all times have been in compliance in all material respects with all Environmental Laws then applicable to Seller, the Business, the Facilities, the Former Facilities, Off-Site Facilities and all Real Property used in the operation of the Business. During the past ten (10) years, Seller has not received any notice that Seller, the Business, any of the Purchased Assets, the Facilities or any Former Facilities or Off-Site Facilities: (A) is or at any time was in violation of, or was not in compliance in all material respects with, any requirement of any Environmental Permit or Environmental Law; (B) is or at any time was the subject of any suit, claim, proceeding, demand, order, investigation, request or demand for information arising under any Environmental Permit or Environment Law; or (C) has actual or potential Liability under any Environmental Law.
          (iii) To the Knowledge of Seller, Seller has filed on a timely basis (and updated as required) all reports, disclosures, notifications, applications, pollution prevention, storm water prevention and discharge prevention and response plans and other emergency and contingency plans required to be filed under applicable Environmental Laws, all of which are true, accurate and complete. Section 3.8 of the Disclosure Schedule lists all such reports, disclosures, notifications, applications and plans filed by Seller.
          (iv) Except as set forth in Section 3.8 of the Disclosure Schedule, to the Knowledge of Seller, there are no Environmental Conditions or other facts, circumstances or activities arising out of or relating to the Business, any of the Purchased Assets or Seller’s use, operation or occupancy of the Facilities or, to Seller’s Knowledge, the Former Facilities or Off-Site Facilities that has or would reasonably be expected to result in: (A) any obligation of Seller to file any report or notice, to conduct any investigation, sampling or monitoring or to effect any environmental cleanup or remediation, whether onsite or offsite; or (B) Liability, either to Governmental Bodies or other Persons, for damages (whether to person, property or natural resources), cleanup costs or remedial costs of any kind or nature whatsoever.
          (v) No Governmental Body has obtained or asserted, or to Seller’s Knowledge threatened to obtain or assert, any Encumbrance upon the Facilities or any other assets or property of Seller, including any of the Former Facilities or Off-Site Facilities, as a result of any Release, use or cleanup of any Hazardous Material for which Seller is legally responsible; nor, except as set forth in Section 3.8 of the Disclosure Schedule and to Seller’s Knowledge, has any such Release, use or cleanup occurred that could result in the assertion or creation of any such Encumbrance.
          (vi) Except as listed in Section 3.8 of the Disclosure Schedule: (A) there is not now, and to Seller’s Knowledge never has been, located on the Facilities any areas or vessels used or intended for the treatment, storage or disposal of Hazardous Wastes, including, but not limited to, drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles or deem well injunction systems; and (B) Seller has not transported any Hazardous Waste for storage, treatment or disposal or arranged for the transportation, storage, treatment or disposal of any Hazardous Waste by Contract or otherwise, at or to any location including any Off-Site Facilities or any other location used for the treatment, storage or disposal of Hazardous Wastes.
          (vii) Neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions does or will trigger any obligation by Seller under any environmental transfer statute in effect in the State of Connecticut or, to Seller’s Knowledge, any other jurisdiction.
     3.9 Intellectual Property
          (a) Ownership; Sufficiency. Section 3.9(a) of the Disclosure Schedule sets forth all Patents applicable to the Business and owned by Seller (collectively, “Seller Patents”), in each case enumerating specifically the applicable application or patent number, title and jurisdiction in which filing was made and the date of filing or issuance. Seller is the owner of and has good title to all Seller Patents, free and clear of any Encumbrances. All assignments of Seller Patents to Seller have been properly executed and recorded. All Seller Patents are valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of Seller. To Seller’s Knowledge, the Seller Patents and the Know-How included in the Purchased Assets constitute all Patents and Know-How necessary to conduct the Business in the manner currently conducted by Seller and Exploit the products and Services, except as set forth on Section 3.9(a) of the Disclosure Schedule.
          (b) Prosecution Matters. There are no inventorship challenges, opposition or nullity proceedings or interferences declared, commenced or provoked, or to Seller’s Knowledge threatened, with respect to any Seller Patents. To Seller’s Knowledge, Seller and all Persons involved in the prosecution of the Seller Patents (including Seller’s attorneys, inventors and other Representatives) have complied with their duty of candor and disclosure to the United States Patent and Trademark Office and each applicable foreign patent office requiring such disclosure with respect to all patent applications filed by or on behalf of Seller and have made no material misrepresentation or omission in any such applications. Seller has no Knowledge of any information that would preclude Seller from having clear title to the Seller Patents or negating the patentability or enforceability of any Seller Patent.
          (c) Intellectual Property Assets; Protection Measures. Section 3.9(c) of the Disclosure Schedule contains a complete and correct list of all Trademarks and all other material items of Intellectual Property owned, licensed or otherwise held by Seller (collectively, “Intellectual Property Assets”), other than (i) the Seller Patents set forth in Section 3.9(a) of the Disclosure Schedule, and (ii) Intellectual Property licenses for commercially available computer hardware and software. Seller has taken measures it deems reasonable to protect the proprietary nature of all of the Intellectual Property Assets and to maintain in confidence all trade secrets and information comprising a part thereof. To Seller’s Knowledge, there has been no: (i) unauthorized disclosure of any Third Party proprietary or confidential information in the possession, custody or control of Seller, or (ii) Breach of Seller’s security procedures wherein information has been disclosed to a Third Party.
          (d) Trademarks. To Seller’s Knowledge, Seller has actively policed the quality of all products and services sold, distributed or marketed under each Trademark included in the Intellectual Property Assets and has enforced commercially reasonable quality control measures to ensure that no Trademarks used by Seller or that Seller has licensed to others shall be deemed to have been abandoned.
          (e) Products and Services; Non-infringement of Third Party Rights. Section 3.9(e) of the Disclosure Schedule sets forth all material products and Services manufactured, offered for sale, sold or otherwise currently Exploited by Seller. Except as set forth on Section 3.9(e) of the Disclosure Schedule, to the Knowledge of Seller, none of such products, Services or Technology, or the intended Exploitation thereof by Buyer or any distributor, customer or user thereof, and no other activity of Seller, infringes or violates, or constitutes a misappropriation of, any Patents, Know-How or other Intellectual Property rights of any Third Party. Except as set forth on Section 3.9(e) of the Disclosure Schedule, to the Knowledge of Seller, none of Seller’s past, current or currently-contemplated Exploitation of any of the products, Services or Technology, or any other activity undertaken by Seller in connection with the products, Services or Technology and the Exploitation thereof, does or will infringe or violate, or constitute a misappropriation of, any Patents, Know-How rights or other Intellectual Property rights of any Third Party. There has been no complaint, claim or notice, or any threat of any of the foregoing (including any notification that a license under any patent is or may be required), received by Seller alleging any such infringement, violation or misappropriation, or any request or demand for indemnification or defense received by Seller from any reseller, distributor, customer, user or any other Third Party. Seller has provided to Buyer complete and correct copies of all of such complaints, claims, notices, requests, demands and threats, as well as all legal opinions, studies, market surveys and analyses relating to any alleged or potential infringement, violation or misappropriation.
          (f) Infringement of Seller’s Rights. To Seller’s Knowledge, no Third Party (including any current or former employee, founder, inventor of any Seller Patent or consultant to Seller) is infringing, violating or misappropriating any of the Seller Patents or any other Intellectual Property Asset. Seller has provided to Buyer complete and correct copies of all correspondence, analyses, legal opinions, complaints, claims, notices and threats concerning the infringement, violation or misappropriation of any Seller Patent or other Intellectual Property Asset.
          (g) Outbound IP Agreements. Section 3.9(g) of the Disclosure Schedule identifies each currently effective assignment, license, covenant or other Contract pursuant to which Seller has assigned, transferred, licensed, distributed or otherwise granted any right or continuing access to any Person, or covenanted not to assert any right, with respect to any past, existing or future Intellectual Property Asset. Seller has not agreed to indemnify any Person against any infringement, violation or misappropriation of any Patent or other Intellectual Property rights with respect to any Purchased Asset or any Third Party Patents or Intellectual Property rights. Seller is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Patents or other Intellectual Property to any Person.
          (h) Inbound IP Agreements. Section 3.9(h) of the Disclosure Schedule identifies each currently effective assignment, license, covenant or other Contract between Seller and any Third Party under which Seller has licensed, acquired, assumed or otherwise obtained any Intellectual Property right, Technology or Clinical Data. Other than as set forth in the Contracts set forth in Section 3.9(h) of the Disclosure Schedule, to Seller’s Knowledge, no other Third Party inventions, methods, services, materials, processes, data or Intellectual Property are included in or are necessary to Exploit FluBlok or any of the other products, Services or Technology.
          (i) Employee and Inventor Assignments. Each current and, to Seller’s Knowledge, former employee of Seller and each inventor of any of the Seller Patents has executed a valid and binding written Contract expressly assigning to Seller all right, title and interest in and to any inventions and works of authorship, regardless of whether patentable, invented, created, developed, conceived or reduced to practice and all Patents.
          (j) Support and Funding. Except as set forth in Section 3.9(j) of the Disclosure Schedule, Seller has neither sought, applied for nor received any support, funding, resources or assistance from any Governmental Body or funding source in connection with the development or Exploitation of the products, Services or other Technology or any facilities or equipment used in connection therewith.
     3.10 FDA Compliance  Except as set forth in Section 3.10(a) of the Disclosure Schedule, to Seller’s Knowledge, FluBlok is being manufactured, tested, distributed, and held in substantial compliance with all applicable requirements under the FDCA, the PHSA and any other applicable Legal Requirements, including those relating to good laboratory practices, good clinical practices, adverse event reporting, good manufacturing practices, recordkeeping, filing of reports, and security.
          (b) Seller has received no notice or other communication from the FDA or any other Governmental Body (i) alleging any violation by Seller of any Legal Requirement, including any failure to maintain systems and programs adequate to ensure compliance with any applicable Legal Requirement related to product quality, including “Good Manufacturing Practices,” “Good Laboratory Practices,” and “Good Clinical Practices” as those terms are defined by the FDA and under all applicable Legal Requirements or (ii) contesting the premarket approval or the uses of FluBlok.
          (c) Except as set forth in Section 3.10(c) of the Disclosure Schedule, to Seller’s Knowledge, all human clinical trials to the extent conducted by or on behalf of Seller have been and are being conducted in material compliance with all applicable requirements of “Good Clinical Practices”, “Informed Consent”, “Institutional Review Boards”, as those terms are defined by the FDA and under all applicable Legal Requirements relating to clinical trials or the protection of human subjects, including those contained in the International Conference on Harmonization (“ICH”) E6: Good Clinical Practices Consolidated Guideline, and in 21 C.F.R. Parts 50, 54, 56, and 312, and the provisions governing the privacy of patient medical records under the Health Insurance Portability and Accountability Act of 1996 and the implementing regulations of the United States Department of Health and Human Services, and all comparable foreign Legal Requirements. Neither Seller, nor to the Knowledge of Seller, anyone acting on behalf of Seller, has received any notice that the FDA or any other Governmental Body or institutional review board has initiated, or threatened to initiate, any clinical hold or other action to suspend any clinical trial or suspend or terminate any IND (or foreign equivalent thereof) sponsored by Seller, or otherwise restrict the preclinical research on or clinical study of FluBlok.
          (d) To Seller’s Knowledge, all preclinical tests performed in connection with or as the basis for any submission to the FDA or other comparable Governmental Body, filed under an IND, CTA, or other foreign equivalent or that Seller anticipates will be submitted to the FDA or other comparable Governmental Body either (i) have been conducted in accordance, in all material respects, with applicable Good Laboratory Practice (“GLP”) requirements, including those contained in 21 C.F.R. Part 58 or (ii) involved experimental research techniques that were not required to be performed by a registered GLP testing laboratory (with appropriate notice being given to the FDA or the applicable Government Body), but employed procedures and controls generally used by qualified experts in the conduct of preclinical studies.
          (e) All clinical trials conducted by or on behalf of Seller and, to the Knowledge of Seller, the results of all such clinical trials have been registered and disclosed in accordance with all applicable Legal Requirements.
          (f) Except as set forth in Section 3.10(f) of the Disclosure Schedule, to Seller’s Knowledge, all manufacturing operations conducted by or for the benefit of, Seller with respect to FluBlok have been and are being conducted in accordance, in all material respects, with applicable current Good Manufacturing Practices as that term is defined by the FDA and under all applicable Legal Requirements.
          (g) Other than its activities related to the BLA, neither Seller nor any entity acting on its behalf is marketing, distributing, selling or otherwise commercializing any product candidate subject to the jurisdiction of the FDA under the FDCA and/or the PHS (each a “Pharmaceutical Product”) or has done so.
          (h) Seller has, prior to the execution of this Agreement, provided Buyer access to all material Records in its possession or under its control pertaining to compliance with all Legal Requirements within the jurisdiction of the FDA or any comparable state or foreign Governmental Body, including copies of (i) any Records concerning any oral or written communication received by Seller from the FDA or any comparable state or foreign

Governmental Body in the last five (5) years, including any and all reports of telephone conversations, visits and inspections, and any notice of intention to conduct an inspection, (ii) all Governmental Authorizations, Permits, and Consents, (iii) any Records relating to clinical studies conducted by or on behalf of Seller, (iv) all information about adverse drug experiences obtained or otherwise received by Seller from any source, in the United States or outside the United States, including information derived from clinical investigations, reports in the scientific literature, and unpublished scientific papers, relating to any Pharmaceutical Product, and (v) all audit reports relating to Pharmaceutical Products. Seller has not received any notices of inspectional observations (including those recorded on form FDA 483), establishment inspection reports, warning letters, untitled letters, or any other documents issued by the FDA or any comparable state or foreign Governmental Body that indicate or suggest lack of compliance with any applicable Legal Requirement by Seller or by any entity acting on Seller’s behalf. To Seller’s Knowledge, Seller has all Governmental Authorizations, Permits, and Consents that are required to conduct Seller’s business as now being conducted, and such Governmental Authorizations, Permits, and Consents are in full force and effect in all material respects. Seller has filed all reports, notifications and filings with, and has paid all regulatory fees to, the applicable Governmental Body necessary to maintain all of its Governmental Authorizations in full force and effect. To Seller’s Knowledge, Seller is in compliance in all material respects with the terms of all Governmental Authorizations, Permits, and Consents, and has received no written notice to the effect that a Governmental Body was considering the amendment, termination, revocation or cancellation of any Governmental Authorization.
          (i) Seller has not recalled, withdrawn or suspended distribution of any Pharmaceutical Products in the United States or outside the United States (whether voluntarily or otherwise) within the past five (5) years. No Proceedings in the United States or outside of the United States (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Pharmaceutical Product is pending or, to Seller’s Knowledge threatened, against Seller.
          (j) As to each Pharmaceutical Product for which a biological license application, new drug application, investigational new drug application or similar state or foreign regulatory application has been submitted, filed or approved, to Seller’s Knowledge, Seller is in substantial compliance with 21 U.S.C. §355 and 21 C.F.R. Parts 312 or 314 et seq., respectively, and similar Legal Requirements and all terms and conditions of such applications. As to each such Pharmaceutical Product, Seller and its Representatives have complied with the requirements of 21 U.S.C. §335a and any similar Legal Requirements. Neither Seller nor, to the Knowledge of Seller, any officer, employee or agent of Seller has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in or that has resulted in (i) debarment under 21 U.S.C. Section 335a or any similar Legal Requirement, or (ii) exclusion from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar Legal Requirement. In addition, to the Knowledge of Seller, Seller is in substantial compliance with all applicable registration and listing requirements.
          (k) None of Seller or any officer, employee or, to the Knowledge of Seller, agent of Seller, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Body, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Body, or committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Fact, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.
          (l) There are no Proceedings pending or, to the Knowledge of Seller, threatened against Seller with respect to (i) a violation by Seller of any Legal Requirement, or (ii) any alleged injuries to a participant in any clinical trial conducted by or on behalf of Seller.
          (m) Section 3.10(m) of the Disclosure Schedule sets forth all investigational new drug applications, biologics license applications and other product license applications and product licenses of Seller.
     3.11 Product Registration Files
     To Seller’s Knowledge, all of Seller’s Pharmaceutical Product registration files and dossiers have been maintained in accordance with good industry standards and all applicable Legal Requirements. Seller owns all right, title and interest to these files, and no other Person has any right or claim of right to these files anywhere in the world. Seller has in its possession (and the same are included in the Purchased Assets) copies of all the material documentation filed in connection with filings made by Seller for regulatory approval or registration of any of its Pharmaceutical Products. No filing made by Seller for regulatory approval or registration of any Pharmaceutical Product contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading.
     3.12 Real Property
          (a) Section 3.12(a)(1) of the Disclosure Schedule contains a complete and correct legal description of each parcel of Real Property leased, used or held for use by Seller. Except as set forth in Section 3.12(a)(2) of the Disclosure Schedule, Seller has a valid leasehold interest in each such parcel, free and clear of any Encumbrances other than Permitted Encumbrances. Seller does not own any real property and does not lease or sublease any of the Real Property to any other Person.
          (b) There are no (i) pending, or to Seller’s Knowledge threatened, permanent or temporary condemnation Proceedings relating to the Real Property or any portion thereof, or (ii) pending, or to Seller’s Knowledge, threatened Proceedings or Orders relating to any of the Real Property.
          (c) To Seller’s Knowledge, all buildings and other improvements on any of the Real Property may be used as currently used as of right under applicable zoning and other Legal Requirements relating to land use, and all such buildings and other improvements are located within the boundary lines of the described parcels of land, are not in violation of, and comply in all material respects with, any setback requirements, zoning laws or other Legal Requirements and do not encroach on any easement that may burden the applicable Real Property. There is no pending, or to Seller’s Knowledge threatened, and Seller has received no written notice of any, proposed or pending Proceeding to change or redefine the zoning classification of all or any portion of any of the Real Property. To Seller’s Knowledge, none of the Real Property serves any adjoining property (other than another parcel of the Real Property) for any purpose. No portion of the Real Property is located within any flood plain or is subject to any similar restriction for which any Governmental Authorization or other Permit is necessary.

          (d) All facilities located on any of the Real Property are supplied with utilities and other services necessary for the operation of such facilities as currently operated, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the current use of the applicable portion of the Real Property and in accordance with applicable Legal Requirements and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the applicable Real Property.
          (e) All improvements constructed on the Real Property and all fixtures affixed thereto are in reasonable operating condition, taken as a whole and subject to reasonable wear and tear and with due regard for its age, and, to the Knowledge of Seller, are free of material damage or disrepair (from casualty events or any other cause, event, condition, action or omission, leaks, insect or rodent infestation and construction defects) and have been properly maintained and repaired consistent with Seller’s past practices and in accordance with applicable Legal Requirements and in a manner suitable for the operation of the Business as presently contemplated. All mechanical and utility systems servicing such improvements are in reasonable operating condition and to the Knowledge of Seller, free of material defects, subject to reasonable wear and tear and with due regard for their respective age. Except as set forth in Section 3.12(e) of the Disclosure Schedule, Seller has received no notice, and has no Knowledge, that any repairs or modifications to any of such improvements are necessary or appropriate. All warranty, maintenance and repair Records in the possession of Seller relating to any of such improvements and fixtures are available for inspection to Buyer.
          (f) Each parcel of Real Property is an independent unit that does not rely on any facilities (other than the facilities of public utility and water companies) located on any other property (i) to comply with any zoning, building code or other Legal Requirements, or (ii) for structural support or the furnishing of any building systems or utilities, including electric, plumbing, mechanical, heating, ventilating and air conditioning systems. To Seller’s Knowledge, no building or other improvement not located on any of the Real Property relies on any part of the Real Property to comply with any zoning, building code or other applicable Legal Requirement or for structural support or the furnishing of any essential building systems or utilities.
          (g) Seller has provided to Buyer complete and correct copies of all title insurance policies and commitments; surveys; deeds; certificates of occupancy; as-built construction plans; blue prints; construction Contracts and warranties; appraisals; and structural inspection, soils, environmental assessment and other similar reports that relate to any of the Real Property and that are in Seller’s possession or under its control.
     3.13 Contracts and Permits
          (a) Section 3.13(a) of the Disclosure Schedule lists all Seller Contracts that (i) require a payment to or from Seller in excess of Twenty-Five Thousand Dollars ($25,000) and (ii) which are not cancelable by Seller on ninety (90) days notice or less without payment or penalty. Seller has provided to Buyer complete and correct copies of all Seller Contracts. Except as set forth in Section 3.13(a) of the Disclosure Schedule, all Seller Contracts are in full force and effect and are valid and enforceable in accordance with their terms. No event has occurred or circumstance exists that (with or without notice or lapse of time) may result in a Breach of, or give any Person the right to declare a default under, or to terminate any Seller Contract that is material to the Business. Seller has no Knowledge of, and has not given or received from any other Person any oral or written notice regarding, any actual, alleged, possible or potential violation or Breach of or default or termination under any Seller Contract.
          (b) Section 3.13(b) of the Disclosure Schedule contains a complete and accurate list of each material Permit (other than Governmental Authorizations) held by Seller and for each, the grantor, date, expiration date, and subject matter (each such Permit, regardless of whether actually listed in the Disclosure Schedule, a “Non-Governmental Permit”). Seller has provided to Buyer complete and correct copies of each Non-Governmental Permit and access to all related Records. Each Non-Governmental Permit is valid and in full force and effect. Except as disclosed in Section 3.13(b) of the Disclosure Schedule: (i) Seller is in compliance in all material respects with the terms and requirements of each Non-Governmental Permit; (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to (A) constitute or result directly or indirectly in a Breach of any term or requirement of any Non-Governmental Permit, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Non-Governmental Permit; (iv) Seller has not received any written notice from the grantor of any Non-Governmental Permit regarding (A) any actual, alleged, possible or potential Breach thereof or any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Non-Governmental Permit; and (v) all applications required to have been filed for the renewal of the Non-Governmental Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect thereto have been duly and timely made with the appropriate Persons.
     3.14 Employees; Labor Relations
          (a) Section 3.14(a) of the Disclosure Schedule sets forth the following information for each current employee of Seller, including each such employee who is on a leave of absence or layoff status (collectively, “Seller Employees”): name; job title or position; status as exempt or non-exempt from the Fair Labor Standards Act or applicable state wage and hour Legal Requirements; date of hire; current rate of pay; all compensation (including, separately, base pay and any incentive or commission pay) and all such compensation paid over the previous twelve (12) month period, and any change(s) in compensation since December 31, 2006; accrued vacation and vacation accrual rate; any other accrued benefits; and service credited for purposes of vesting and eligibility to participate under any Seller Employee Plan; and, as to each employee who is on a leave of absence status, the nature of the leave and the anticipated date of return, if any.
          (b) Seller has complied and is in compliance in all material respects with the requirements of the Immigration Reform and Control Act of 1986. Section 3.14(b) of the Disclosure Schedule sets forth a true and complete list of all Seller Employees working in the United States who are not U.S. citizens and a description of the legal status under which each such Seller Employee is permitted to work in the United States. To Seller’s Knowledge, all Seller Employees who are performing services for Seller are legally able to work in the United States and will be able to continue to work in the United States following the consummation of the Contemplated Transactions.

          (c) To Seller’s Knowledge, no Seller Employee is a party to, or is otherwise bound by, any Contract, including any confidentiality, non-competition, or proprietary rights agreement, between such Seller Employee and any other Person that in any way adversely affects or could reasonably be deemed to affect or interfere with such Seller Employee’s performance of his duties to Seller, Buyer (if retained by Buyer) or any of their respective Affiliates.
          (d) There is no complaint or charge by any Seller Employee or former employee against Seller or any of its officers, directors or employees pending, or to Seller’s Knowledge threatened, before the Equal Employment Opportunity Commission (“EEOC”), any EEOC-recognized state “referral agency” or any other Governmental Body, and no employment-related investigation or audit is pending, or to Seller’s Knowledge threatened, by any Governmental Body.
          (e) Except as set forth in Section 3.14(e) of the Disclosure Schedule, (i) Seller has paid in full to all Seller Employees and its former employees all wages, salaries, commissions, bonuses, benefits, compensation, vacation pay and severance that are due and payable; and (ii) there have not been any promises to any Seller Employees orally or in writing, of any bonus or increase in compensation, regardless of whether legally binding.
          (f) There is no collective bargaining or other labor union agreement applicable to Seller or any Seller Employees, and no collective bargaining agreement is being negotiated by Seller with respect to any of the Seller Employees. None of the Seller Employees are represented by any labor organization or group that was either certified by any labor relations board or any Governmental Body or voluntarily recognized by Seller as a bargaining representative of any of the Seller Employees and, to Seller’s Knowledge, there is no effort by or on behalf of any such labor organization or group to organize any of the Seller Employees. There is no labor dispute, work stoppage or strike pending or, to Seller’s Knowledge threatened, against Seller, and to Seller’s Knowledge, no event has occurred or circumstance exists that would provide the basis for any work stoppage or other labor dispute by or with any of the Seller Employees. Seller has complied in all material respects with all applicable Legal Requirements relating to employment practices, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closings. Seller is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.
          (g) Except as set forth in Section 3.14(g) of the Disclosure Schedule, all Seller Employees are employed at-will and can be terminated at any time without Liability, and no current or former employee of Seller is entitled to receive any severance, compensation or benefits following termination of employment, except as may be required by applicable Legal Requirements.
          (h) Seller has no Knowledge that any officer, key employee or group of Seller Employees intends to terminate his, her or their employment with Seller; nor does Seller have a present intention to terminate the employment of any officer, key employee or group of Seller Employees.

          (i) Neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions will trigger or subject Seller or Buyer to any employee notification or other obligation under the WARN Act or any similar Legal Requirement.
     3.15 Employee Plans
          (a) Section 3.15(a) of the Disclosure Schedule sets forth all Seller Employee Plans. Seller has provide to Buyer complete and correct copies of all Seller Employee Plans and, with respect to each Seller Employee Plan, to the extent applicable, any related trust or funding arrangements, its most recent summary plan description, actuarial report, Form 5500 and IRS determination letter. To the Knowledge of Seller, Each Seller Employee Plan has been operated and administered in compliance in all material respects with the terms thereof and all applicable Legal Requirements, including ERISA and the Code, and Seller has not received any notice of any failure of any Seller Employee Plan to be so operated and administered. There is no Proceeding pending against or involving or, to Seller’s Knowledge threatened, against Seller or against or involving any Seller Employee Plan.
          (b) Except as set forth in Section 3.15(b) of the Disclosure Schedule, the consummation of the Contemplated Transactions will not (either alone or together with any other event) entitle any current or former employee or officer of Seller to any bonus, retirement, severance, job security or similar benefit or to an enhancement of any such benefit or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any Employee Plan. Except as set forth in Section 3.15(b) of the Disclosure Schedule, there is no Contract or plan that, individually or collectively, would entitle any such individual to any severance, retention bonus or other payment or other payment (whether alone or in conjunction with other events) as a result of the Contemplated Transactions, or could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.
          (c) Neither Seller nor any of its ERISA Affiliates maintains an Employee Plan providing, or has any Liability in respect of, any post-employment or post-retirement health, medical or life insurance benefits for retired, former or current Employees.
     3.16 Tangible Personal Property; Biological Materials
     Section 3.16 of the Disclosure Schedule lists all items of Tangible Personal Property (including biological materials) with a net book value in excess of Ten Thousand Dollars ($10,000), in the aggregate, that is owned, leased or otherwise held by Seller and indicating (i) which of such Tangible Personal Property is owned and which is leased, licensed or otherwise used by Seller, and (ii) the location of each item of Tangible Personal Property. All such Tangible Personal Property is in reasonable operating condition, subject to reasonable wear and tear and with due regard for its age. All of the Tangible Personal Property is and has at all times been owned or otherwise held, used, installed, maintained and repaired in compliance in all material respects with standard industry practices and all applicable Legal Requirements. All Tangible Personal Property that is leased, licensed or otherwise used (but not owned) by Seller is used in or necessary for the operation of the Business and is leased, licensed or otherwise used pursuant to a valid Seller Contract that is set forth in Section 3.13(a) of the Disclosure Schedule.

     3.17 Purchased Inventories and Related Materials and Supplies.
          (a) The Purchased Inventories and Related Materials and Supplies taken as a whole are of sufficient quality to be useable in the Ordinary Course of Business and the quantity thereof is sufficient for Seller to operate its Business in the Ordinary Course of Business.
          (b) All biological material included within the Purchased Inventories and Related Materials and Supplies are suitable for their current or anticipated use in the Business. All such biological materials are and have at all times been used, maintained and stored in compliance in all material respects with standard industry practices and all applicable Legal Requirements, including the FDA, the FDCA and the PHSA.
     3.18 Relationships with Related Persons
     Except as set forth in Section 3.18 of the Disclosure Schedule, no Related Person of Seller has any interest in any of the Purchased Assets or any other property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Business. Neither Seller nor any Related Person of Seller owns or holds (of record or beneficially) an equity interest or any other financial or profit interest in any Person that has (i) had material business dealings or a material financial interest in any transaction with Seller (other than business dealings or transactions disclosed in Section 3.18 of the Disclosure Schedule, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms), or (ii) engaged in competition with Seller with respect any products or services of Seller related to the Business (a “Competing Business”), except for ownership of less than one percent (1%) of the outstanding capital stock or other equity of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Section 3.18 of the Disclosure Schedule, no Related Person of Seller is a party to any Contract with, or has any claim or right against, Seller.
     3.19 Solvency
          (a) Seller is not insolvent, and neither the Contemplated Transactions nor Seller’s operation of the Business in the ordinary course, consistent with past practices from the date hereof until the Closing will render Seller insolvent. As used herein, “insolvent” means that the sum of Seller’s debts and other probable Liabilities exceeds the present fair saleable value of Seller’s assets.
          (b) Immediately after giving effect to the consummation of the Contemplated Transactions, (i) Seller expects to be able to restructure the Retained Liabilities so they can be paid as they become due in the Ordinary Course of Business, (ii) Seller does not expect to have unreasonably small capital with which to conduct its present or proposed business, (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller.

     3.20 Insurance
     Section 3.20 of the Disclosure Schedule sets forth a list of each current insurance policy (including policies providing property, casualty, products and other liability, clinical trials, environmental and workers’ compensation coverage and bond and surety arrangements) of which Seller is the owner, a named insured, or otherwise the beneficiary of coverage. Except as set forth in Section 3.20 of the Disclosure Schedule, there are no claims pending under any of said policies or bonds or disputes with underwriters, and no premium payments are overdue. Except as set forth in Section 3.20 of the Disclosure Schedule, there are no pending or threatened terminations with respect to any of such policies and bonds and Seller is in compliance in all material respects with all conditions contained therein. All such policies and bonds are in full force and effect. Complete and correct copies of each such insurance policy have been delivered to Buyer. Section 3.20 of the Disclosure Schedule describes any self-insurance arrangements affecting Seller.
     3.21 Brokers and Finders
     Other than to BMO Capital Markets Corp., neither Seller nor any of its officers, directors, employees or agents has incurred any Liability for any brokerage or finder’s fee, agent’s commission or other similar payment in connection with the consummation of the Contemplated Transactions.
     3.22 Investor Representations
     The Parties acknowledge and agree that nothing contained in this Section 3.22 shall in any way affect Seller’s right to rely upon Buyer’s representations and warranties and covenants in this Agreement.
          (a) Purchase for Own Account. Seller is acquiring the Notes, and the securities issuable upon the conversion of such Notes, for its own account, for investment purposes and not for resale and, other that a proposed Plan of Liquidation to be effected in accordance with Section 7.15, Seller does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of the Notes or the securities issuable upon the conversion of such Notes to or through any Person.
          (b) Receipt of Information. Seller has had an opportunity to ask questions and receive answers from EBS regarding EBS’s business operations and financial condition. Except as set forth in Article 4 of this Agreement, no other representations or warranties, oral or written, have been made to Seller, including any representations and warranties concerning the future prospects of EBS or any Representative or Affiliate thereof.
          (c) Investment Experience. Seller has the requisite knowledge and experience in its financial and business matters, including investments of this type, to be capable of evaluating the merits and risks of an investment in the Notes, and the securities issuable upon the conversion of such Notes in accordance with the terms thereof, and of making an informed investment decision with respect thereto. Seller is an “accredited investor” as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act.
          (d) Restricted Securities. Seller understands and acknowledges that the Notes and the securities issuable upon the conversion of such Notes, in accordance with the terms thereof, (i) are “restricted securities” under United States federal and state securities Legal Requirements insofar as they have not been registered under the Securities Act, or the securities Legal Requirements of any other state or jurisdiction, and (ii) may not be resold or transferred without (A) compliance with the registration or qualification provisions of the Securities Act or applicable federal and state securities Legal Requirements of any state or other jurisdiction or (B) an opinion of counsel reasonably acceptable to EBS that an exemption from such registration and qualification requirements is available. A legend in substantially the following form will be placed on the Notes:
NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE PROMISSORY NOTE HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO EMERGENT BIOSOLUTIONS INC.
     3.23 Disclaimer of other Representations and Warranties
     Except as expressly set forth in Article 3, Seller does not make any other representation or warranty, express or implied, at law or in equity, and any such other representation or warranty is hereby expressly disclaimed notwithstanding any other provision contained herein or in any other Transaction Document or any other instrument or document delivered to Buyer pursuant hereto or in connection with the Contemplated Transactions.
4. REPRESENTATIONS AND WARRANTIES OF 310, LLC AND EBS
     4.1 Representations and Warranties of 310, LLC and EBS
     310, LLC and EBS jointly and severally represent and warrant to Seller as follows:
          (a) Organizational Authority.
          (i) 310, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. EBS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly executed and delivered by each of 310, LLC and EBS and constitutes a legal, valid and binding obligation of each of 310, LLC and EBS, enforceable against 310, LLC and EBS in accordance with its terms.

Upon the execution and delivery by each of 310, LLC and EBS of each Transaction Document to be executed or delivered by 310, LLC or EBS, as the case may be, at the Closing (collectively, the “Buyer’s Closing Documents”), each applicable Buyer’s Closing Document will constitute the legal, valid and binding obligation of each of 310, LLC or EBS, enforceable against each of 310, LLC and EBS in accordance with its respective terms. Each of 310, LLC and EBS has the unrestricted right, power and authority to execute and deliver this Agreement and each Buyer’s Closing Document (to which it is or will be a party) and to perform its obligations hereunder and thereunder and the Contemplated Transactions, and such action has been duly authorized by all necessary action by 310 LLC’s sole member and manager and EBS’s shareholders and board of directors.
          (ii) 310, LLC is a wholly-owned subsidiary of EBS.
          (b) No Conflicts.
          (i) Neither the execution and delivery by either 310, LLC or EBS of this Agreement or of the Buyer’s Closing Documents nor the consummation or performance by 310, LLC or EBS of any of the Contemplated Transactions will, directly or indirectly, (i) Breach any provision of any of 310 LLC’s or EBS’s Governing Documents or of any resolution adopted by 310 LLC’s sole member and manager or EBS’s shareholders or board of directors, or (ii) Breach any material Contract of EBS or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement to which 310, LLC or EBS is subject or by which it is bound.
          (ii) No Consent, Permit, Order from, or registration, declaration or filing with, any Governmental Body or Third Party is required to be obtained or made by 310, LLC or EBS in connection with the execution, delivery and performance of this Agreement, the Buyer’s Closing Documents or the consummation of the Contemplated Transactions, other than, to the extent applicable, any Notification and Report forms required to be filed under the HSR Act and those the failure of which to be obtained or made, individually or in the aggregate, would not materially impair the ability of 310, LLC or EBS, as the case may be, to consummate the Contemplated Transactions.
          (c) Brokers and Finders. Other than to Jefferies & Company, Inc., none of 310, LLC, EBS or any of their respective officers, directors, employees or agents has incurred any Liability for any brokerage or finder’s fee or agent’s commission or other similar payment in connection with the consummation of the Contemplated Transactions.
          (d) Legal Proceedings. There is no pending or, to either 310 LLC’s or EBS’s Knowledge threatened, Proceeding as of the date hereof involving 310, LLC or EBS, as the case may be, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.
          (e) Capitalization.
          (i) The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of EBS (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of EBS) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only to reflect stock option and warrant exercises that do not, individually or in the aggregate, have a material affect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of EBS are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable Legal Requirements, and, to EBS’s Knowledge, none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of EBS. Except as specified in the SEC Reports: (1) no shares of EBS’s capital stock are subject to preemptive rights or any Encumbrances established by EBS; (2) there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of EBS, or contracts, commitments, understandings or arrangements by which EBS is or may become bound to issue additional shares of capital stock of EBS or options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of EBS; (3) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of EBS or by which EBS is or may become bound; (4) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with EBS; (5) there are no agreements or arrangements under which EBS is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); and (6) there are no outstanding securities or instruments of EBS which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which EBS is or may become bound to redeem a security of EBS.
          (ii) The shares of EBS’s common stock (the “Common Stock”) to be issued upon conversion of the Notes have been duly and validly reserved for issuance and, when issued, will be duly authorized, fully paid and non-assessable.
          (f) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) month period preceding the date hereof (or such shorter period as EBS was required by any Legal Requirement to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) Financial Statements; Undisclosed Liabilities.
          (i) The financial statements of EBS included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of EBS as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.
          (ii) Except for those Liabilities shown in the financial statements of EBS included in the SEC Reports, EBS has no material Liabilities.
          (h) Solvency. EBS is not insolvent, and the Contemplated Transactions will not render EBS insolvent. As used herein, “insolvent” means that the sum of EBS’s debts and other probable Liabilities exceeds the present fair saleable value of the EBS’s assets.
          (i) Debarment. None of 310, LLC, EBS or their respective Affiliates, directors, officers or members, as the case may be, has been debarred or suspended from participation in the award of any Contract with a Government Body or subcontracts or from otherwise conducting business with any Governmental Body, nor to 310 LLC’s or EBS’s Knowledge are there any facts or circumstances reasonably likely to result in debarment or suspension proceeding with respect to any of 310, LLC, EBS or their respective directors, officers or members, in any such case.
          (j) BLA and RFP. Buyer has no current intention to withdraw the BLA or RFP.
          (k) Disclaimer of other Representations and Warranties. Except as expressly set forth in Article 4, neither 310, LLC nor EBS makes any representation or warranty, express or implied, at law or in equity, and any such other representation or warranty is hereby expressly disclaimed notwithstanding any other provision contained herein or in any other Transaction Document or any other instrument or document delivered to Seller pursuant hereto or in connection with the Contemplated Transactions.
5. CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE
     Buyer’s obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):
     5.1 Accuracy of Representations
     Each of the representations and warranties of Seller contained in this Agreement or any certificate delivered by Seller pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as if made at and as of each such time, except (a) that those representations and warranties that by their express terms are made as of a specific date shall have been true and correct only as of such date and (b) to the extent such representations and warranties are qualified by “materiality”, “Material Adverse Effect” or other terms of similar impact or effect, in which case such representations and warranties shall be true and correct in all respects on and as of such date.
     5.2 Seller’s Performance
     Seller shall have performed and complied in all material respects with all covenants and other obligations required to be performed or complied with by it prior to or at the Closing.
     5.3 Seller Required Consents; MEDCO Lease Assignment Documents
     All Seller Required Consents that are material, in the reasonable judgment of Buyer, to the Purchased Assets or the operation of Seller’s business are identified on Schedule 5.3, and shall have been obtained or made in accordance with any applicable terms hereof, shall be in full force and effect, and Seller shall have delivered to Buyer written evidence, satisfactory to Buyer, of all such Seller Required Consents. MEDCO shall have executed and delivered each of the MEDCO Lease Assignment Documents required to be delivered pursuant to Section 2.9(a)(iii).
     5.4 Termination of Encumbrances
     All Encumbrances other than Permitted Encumbrances on any of the Purchased Assets, including all Encumbrances pursuant to the Zachs Mortgage, shall have been terminated or released, and Buyer shall have delivered to Seller written evidence, reasonably satisfactory to Buyer, of such releases and terminations.
     5.5 Conversion of Zachs Note
     The Zachs Note shall have been terminated and converted to a Series G Promissory Note made and delivered by Seller to Zachs or Zachs shall have elected not to convert the Zachs Note and instead elected to have the Zachs Note repaid in full, and Seller shall have delivered to Buyer written evidence, satisfactory to Buyer, of such termination, conversion and issuance of such note or the election by Zachs.
     5.6 No Proceedings, Legal Requirements or Orders
     There shall not be in effect (a) any injunction, temporary restraining or other similar equitable remedy against 310, LLC or EBS, as the case may be, or any Related Person of 310, LLC or EBS, as the case may be, (b) or pending any Proceeding against 310, LLC or EBS, as the case may be, or any Related Person of 310, LLC or EBS, as the case may be, or (c) any Legal Requirement or Order, that (i) prohibits (or in which an adverse Order could prohibit) the consummation of any of the Contemplated Transactions, (ii) involves any challenge to, or seeks damages or any other legal or equitable relief in connection with, any of the Contemplated Transactions or (iii) in the case of a Proceeding by a Government Body, could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the consummation of any of the Contemplated Transactions or Buyer’s ownership or operation of the Purchased Assets or operation of the Business following the Closing.

     5.7 Material Adverse Effect
     No Material Adverse Effect shall have occurred.
     5.8 Series G Promissory Notes
     Holders of the Series G Notes shall have elected to accept either (a) the prepayment in full by Buyer of the unpaid principal amount and all accrued interest of their respective Series G Notes, subject to Seller’s obligation to pay any prepayment penalty or premiums in accordance with the terms and conditions of such Series G Notes, or (b) substitute promissory notes issued by EBS and in a form and substance reasonably acceptable to EBS.
     5.9 Employees
     Seller Employees (other than Manon Cox) sufficient for Buyer to continue to conduct the Business immediately following the Closing, as reasonably determined by Buyer, shall have accepted offers of employment with EBS, and all key employees of Seller (other than Manon Cox) shall have signed EBS’s standard agreements containing confidentiality, assignment, non-competition and non-solicitation obligations.
     5.10 Requisite Stockholder Approval
     Seller shall have obtained the Requisite Stockholder Approval.
     5.11 Closing Deliveries
     Seller shall have caused the documents and instruments required by Section 2.9(a) and this Article 5 and the following documents to be executed and delivered (or tendered subject only to Closing) to Buyer:
          (a) certificates dated as of a date not earlier than the third (3rd) Business Day prior to the Closing as to the good standing of Seller issued by the appropriate officials of the applicable Government Body in each jurisdiction in which Seller is licensed or qualified to do business; and
          (b) such other documents as Buyer may reasonably request for the purpose of: (i) evidencing the accuracy of any of Seller’s representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iii) evidencing the satisfaction of any condition referred to in this Article 5, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.
     5.12 Environmental Matters
     The results of the Phase II environmental survey shall not indicate any Environmental Condition relating to the underground storage tanks previously removed from the real property or potential asbestos that will cost more than Five Hundred Thousand Dollars ($500,000) in the aggregate to remediate in compliance with all Legal Requirements.
     5.13 HSR Act

     To the extent applicable, the applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated without the FTC or the Antitrust Division, as applicable, taking any action which has not been terminated or resolved.
6. CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE
     Seller’s obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):
     6.1 Accuracy of Representations
     Each of the representations and warranties of Buyer contained in this Agreement or any certificate delivered by Buyer pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as if made at and as of each such time, except (a) that those representations and warranties that by their express terms are made as of a specific date shall have been true and correct only as of such date and (b) to the extent such representations and warranties are qualified by “materiality”, “Material Adverse Effect” or other terms of similar impact or effect, in which case such representations and warranties shall be true and correct in all respects on and as of such date.
     6.2 Buyer’s Performance
     Buyer shall have performed and complied, in all material respects, with all covenants and other obligations required to have been performed or complied with by it prior to or at the Closing.
     6.3 No Proceedings, Legal Requirements or Orders
     There shall not be in effect (a) any injunction, temporary restraining or other similar equitable remedy against Seller or any Related Person of Seller, (b) or pending any Proceeding against Seller or any Related Person of Seller, or (c) any Legal Requirement or Order, that (i) prohibits (or in which an adverse Order could prohibit) the consummation of any of the Contemplated Transactions, (ii) involves any challenge to, or seeks damages or any other legal or equitable relief in connection with, any of the Contemplated Transactions or (iii) in the case of a Proceeding by a Government Body, could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the consummation of any of the Contemplated Transactions or Buyer’s ownership or operation of the Purchased Assets or operation of the Business following the Closing.
     6.4 Termination of Loan Facility
     All of the Loan Documents shall have been (or shall be, concurrent with the Closing) terminated and cancelled, and 310, LLC shall have returned the original Promissory Note to Seller marked “cancelled”.
     6.5 Requisite Stockholder Approval
     Seller shall have obtained the Requisite Stockholder Approval.

     6.6 Buyer Material Adverse Effect
     No Buyer Material Adverse Effect shall have occurred.
     6.7 Closing Deliveries
     Buyer shall have caused the documents and instruments required by Section 2.9(b) and this Article 6 and the following documents to be executed and delivered (or tendered subject only to Closing) to Seller:
          (a) (i) the certificate of formation and all amendments thereto of 310, LLC, duly certified as of a recent date by the appropriate Government Body, and (ii) the certificate of incorporation of EBS, duly certified as of a recent date by the appropriate Government Body;
          (b) a certificate dated as of a date not earlier than the third (3rd) Business Day prior to the Closing as to the good standing of 310, LLC and EBS in their respective states of formation or incorporation, as applicable;
          (c) (i) a form of consulting agreement to be entered into by and between EBS and Daniel D. Adams as soon as practicable after the Closing Date, and (ii) an offer letter for the employment of Manon Cox by EBS from and after the Closing Date (it being understood by the Parties that the acceptance of the offer to consult for, or be employed by, EBS, as the case may be, shall not be a condition precedent to the consummation of the Contemplated Transactions by the Parties); and
          (d) such other documents as Seller may reasonably request for the purpose of: (i) evidencing the accuracy of any of Buyer’s representations and warranties, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Article 6, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.
     6.8 HSR Act
     To the extent applicable, the applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated without the FTC or the Antitrust Division, as applicable, taking any action which has not been terminated or resolved.
     6.9 Agreement with Diaymd
     Prior to the Closing Date, Buyer and Seller shall jointly seek an amendment or clarification to the Diamyd Agreement so that it does not, in Buyer’s reasonable discretion, conflict with or impose an undue burden on the Business follow the Closing. If no such amendment or clarification is achieved to Buyer’s reasonable satisfaction prior to Closing, then Buyer shall have the right either to (i) assume the Diamyd Agreement, thereby treating it as an Assumed Liability, and proceed to Closing or (ii) terminate this Agreement. For the avoidance of doubt, Buyer shall not be permitted to exclude the Diamyd Agreement, thereby treating it as a Retained Liability, and proceed to Closing.

7. PRE- AND POST-CLOSING COVENANTS
     7.1 Due Diligence; Access
          (a) From the date hereof until the Closing, during normal business hours, upon reasonable prior notice to Seller and without unreasonably interfering with the operation of Seller’s business, Seller shall and shall cause its Representatives to provide to Buyer and Buyer’s Representatives prompt and reasonable access to all premises, properties, management personnel, Representatives and Records concerning the Purchased Assets as deemed necessary by Buyer to conduct a thorough due diligence investigation of the Purchased Assets and the Business. Seller shall promptly provide to Buyer copies of all Contracts, Permits, Governmental Authorizations and other Records comprising or relating to the Purchased Assets and the Business as are required to be provided hereunder or as Buyer may request and, in any event, shall provide copies of all correspondence between Seller and any Governmental Body concerning the products, Services and the Business. Buyer shall be entitled to conduct such financial, environmental, engineering, title, physical property and other investigations and audits of any of the Purchased Assets or any aspect of the Business as Buyer shall determine, at Buyer’s cost and expense, and Seller shall and shall cause its Representatives to cooperate with Buyer and its Representatives in connection with the foregoing. Notwithstanding the foregoing, in no event shall Seller be required to make available to Buyer any Records to the extent legally privileged. Prior to the Closing, any information, Records or Contracts between Seller and any Person reasonably determined to be a competitor of EBS or any of its Affiliates by Seller shall only be made available to outside counsel to Buyer who shall not be allowed to disclose to any non-legal employee or Representative of EBS the name of the competitor or the specific type of development work undertaken by Seller for such competitor.
          (b) From the date hereof until the Closing, during normal business hours and upon reasonable prior notice to EBS and in a manner that does not materially interrupt EBS’s business, EBS shall and shall cause its Representatives to provide to Seller and Seller’s Representatives, at Seller’s expense, full access to all Records (other than those Records that include information (financial or otherwise) previously disclosed by EBS in the SEC reports) deemed reasonably necessary by Seller to conduct a financial and accounting due diligence investigation of EBS. Notwithstanding the foregoing, in no event shall EBS be required to make available to Seller any Records to the extent legally privileged.
          (c) From and after the date hereof until the Closing, Seller shall promptly notify Buyer of any and all responses Seller receives from the FDA as it relates to the BLA Approval application and from HHS as it relates to the RFP, and to the extent such responses are in writing Seller shall immediately provide to Buyer, at Buyer’s expense, copies of the same.
     7.2 Operations Pending Closing
          (a) Ordinary Course of Business. From the date hereof until the Closing and subject to the continued funding of the Loan Facility, Seller shall operate the Business in compliance in all material respects with all applicable Legal Requirements and all Seller Contracts, Non-Governmental Permits and Seller Governmental Authorizations, and in the Ordinary Course of Business, but shall not in any event take any action that would constitute or would reasonably be expect to cause a Material Adverse Effect or any Breach under this Agreement or any of the Loan Documents. Subject to the performance of Buyer’s obligations under Section 7.2(b) and (c), Seller shall use commercially reasonable efforts to (i) keep the Business and the Purchased Assets intact, including Seller’s present operations and physical facilities, and (ii) maintain and preserve its relationships and goodwill with all customers, suppliers, lessors, lenders and licensors of the Business and all Governmental Bodies with jurisdiction over Seller, the Purchased Assets or the Business.
          (b) Trade Payables. From and after the date hereof until the Closing Date, 310, LLC shall continue to fund the Loan Facility to pay the Trade Payables as they arise in the Ordinary Course of Business. To the extent the amount of the Loan Facility is not sufficient to pay such Trade Payables as they become due on or before the Closing Date, Buyer and Seller agree to amend the Dollar amount of the Loan Facility for the purpose of providing Seller sufficient funds to pay such Trade Payables on or prior to the Closing Date; provided, however, the Parties agree that in no event shall the Dollar amount of the portion of the Loan Facility secured by the Real Property exceed Ten Million Dollars ($10,000,000). Schedule 2.4(a)(iii) sets forth Seller’s good faith projection and schedule of all expenses expected to be paid by Seller from the date hereof through and until June 30, 2008 or to be accrued and assumed by the Buyer as a Trade Payable.
          (c) Cash Disbursement and Contract Approval Process. From and after the date hereof until the Closing Date, in order for Seller to make any cash disbursement for any reason or enter into, renew or amend any Seller Contract, Seller Governmental Authorization or Non-Governmental Permit or permit any such Seller Contract, Seller Governmental Authorization or Non-Governmental Permit to lapse or terminate, Seller shall be required to specifically follow the procedures set forth in Schedule 7.2(c). No action taken by Seller with Buyer’s written approval under this Section 7.2(c) shall be deemed to Breach any representation, warranty, covenant or condition of this Agreement.
          (d) Actions Requiring Buyer Approval. Without limiting the generality of Sections 7.2(a), 7.2(b) or 7.2(c) without Buyer’s express written consent which shall not be unreasonably withheld or delayed, Seller shall:
          (i) continue the development of FluBlok, including providing the continued financial and other necessary support for existing FluBlok studies and trials, and shall continue the Upgrade in accordance with Schedule 1.1(g);
          (ii) not acquire, sell, lease, license or otherwise dispose of any assets or property other than sales of research antigen in the Ordinary Course of Business to fulfill existing Seller Contracts;
          (iii) not acquire any asset, obtain any Governmental Authorization or other Permit or enter into any Contract that would constitute a Purchased Asset;
          (iv) other than pursuant to the Loan Facility, not create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or mortgage or pledge any of its property or assets or subject any such property or assets to any Encumbrance other than any Permitted Encumbrance;

          (v) maintain all existing insurance coverage relating to the Purchased Assets and the Business;
          (vi) not make any loans, advances or capital contributions to, or investments in, any other Person;
          (vii) not enter into, adopt or amended any Seller Employee Plan or any employment or severance Contract or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, any of Seller’s directors, officers or employees, generally or individually, or pay any bonus or other benefit to any of its directors, officers or employees (except for existing payment obligations listed in Section 3.14(a) of the Disclosure Schedule), hire any new officer or employee or terminate any officer or employee;
          (viii) not forgive, cancel or defer payment of any amount owed to Seller, other than an Excluded Asset, whether indebtedness owed to Seller, trade receivables held by Seller, or otherwise, other than an Excluded Asset;
          (ix) not change any of its accounting methods, principles or practices, except as required by a generally applicable change in GAAP or pursuant to applicable Legal Requirements, or make any new elections or changes to any current elections with respect to Taxes;
          (x) take or omit to take any action that would constitute a Breach of, or waive any rights under, any Contract, Governmental Authorization or other Permit, including the Loan Documents;
          (xi) make or commit to make any capital or other expenditure;
          (xii) institute or settle any Proceedings or waive any material rights; or
          (xiii) agree or undertake to do any of the items described in clauses (i) through (xii).
     7.3 Seller Required Consents
          (a) Seller shall use commercially reasonable efforts to obtain all Seller Required Consents identified on Schedule 5.3 and to have MEDCO execute and deliver each the MEDCO Lease Assignment Document as soon as practicable following the date hereof (but in no event later than the Closing Date), in each case on terms that are no less favorable than the existing terms of the applicable underlying Governmental Authorizations, Permits, Contracts or other obligations, and in accordance with any other applicable terms set forth in this Agreement. Buyer shall cooperate as reasonably requested by Seller in seeking the Seller Required Consents, and Seller shall notify Buyer of all meetings, conference calls and similar events relating to any of the Seller Required Consents of which Seller becomes aware, and Buyer, upon Seller’s invitation, shall be entitled to attend or participate therein; provided, however, Buyer shall be entitled, without an invitation from Seller, to attend or participate in any meeting, conference call and similar event between Seller and Diamyd Therapeutics AB (“Diamyd”) relating to the restructuring of the Series G Promissory Notes held by Diamyd. Buyer shall be entitled to review and approve all form(s) of Seller Required Consents and applications or other requests therefor that are submitted prior to Seller’s submission thereof, which approval Buyer shall not unreasonably withhold. Each Party shall bear its own costs and expenses incurred in connection with seeking and obtaining the Seller Required Consents; provided, that Buyer shall have no Liability with respect to any filing or other similar fees required in connection with any Seller Required Consents or to incur any costs or expenses other than de minimis out-of-pocket expenses.
          (b) Without limiting the foregoing and to the extent applicable, Seller and Buyer, shall promptly file after the date hereof with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) any Notification and Report forms, and any material related to the foregoing, required under the HSR Act. Each of the Parties shall use commercially reasonable efforts to obtain expiration or early termination of the applicable waiting period, and will make any further filings that may be necessary in connection therewith.
     7.4 Environmental, Title and Other Investigations
          (a) Buyer may elect, at its own expense, to order a Phase I environmental site assessment of any parcel of Real Property as Buyer may determine, to be performed by an environmental firm selected by Buyer (the “Environmental Firm") on a date reasonably acceptable to Seller and without unreasonably interfering with the operation of the Business. If the Environmental Firm reasonably determines as a result of any such assessment with respect to a parcel of Real Property that further investigation or testing is necessary, and Buyer desires that such investigation or testing be conducted, Seller shall use commercially reasonable efforts to cause the owner of such Real Property to permit the Environmental Firm to perform a Phase II environmental site assessment (or other applicable investigation or testing, as the case may be). If such approval is obtained from the applicable owner, Buyer may cause such Phase II environmental site assessment or other investigation or testing to be conducted on a date reasonably acceptable to Seller and without unreasonably interfering with the operation of the Business. Following their completion, Buyer will promptly deliver copies of such Phase I and Phase II (and any other) environmental site assessment reports to Seller. Seller shall and shall cause its Representatives to, and shall use commercially reasonable efforts to cause the owners of the applicable Real Property to, comply with any reasonable request for information made by Buyer or the Environmental Firm in connection with any such investigation, and shall afford Buyer and the Environmental Firm access to all areas of the applicable Real Property, at reasonable times and in a reasonable manner in connection with any such investigation. If as a result of a Phase II environmental assessment the Environmental Firm reasonably determines that Remedial Action is required under applicable Environmental Laws, Buyer shall promptly notify Seller thereof, and Seller shall promptly notify the owner of the applicable Real Property thereof. Seller shall use commercially reasonable efforts to cause the owner of such Real Property to perform or cause to be performed such Remedial Action as soon as reasonably practicable and in accordance with applicable Legal Requirements, Remediation Standards and any recommendations of the Environmental Firm, but in no event shall Seller be obligated to incur any out-of-pocket expenses for such Remedial Work or be obligated to commence any proceeding against such owner. All information learned or discovered pursuant to its activities under Section 7.4 shall be Confidential Information of Seller as the Disclosing Party and subject to the provisions of Section 10 of this Agreement.

          (b) Buyer shall be entitled to obtain one or more surveys, title reports and commitments of title insurance with respect to all or any portion of the Real Property from any title insurance company or companies and surveyors as Buyer selects. Seller shall and shall cause its Representatives to, and shall use commercially reasonable efforts to cause the owners of such Real Property to, cooperate as reasonably requested by Buyer in connection with Buyer’s efforts to obtain such surveys, title reports and/or title commitments, including Seller’s and such property owners’ execution and delivery to any such surveyors or title insurance companies of any such records, data, documents, certificates, agreements, affidavits and other instruments and items in customary form as Buyer or such surveyor or title insurance company may reasonably request. In connection with the foregoing, if, prior to Closing, Buyer obtains and delivers to Seller a copy of a title report with respect to any portion of the Real Property that identifies any Encumbrance other than a Permitted Encumbrance, Seller shall remove or terminate or cause to be removed or terminated such Encumbrance as soon as reasonably practicable and in any event prior to Closing.
     7.5 Employment Matters
          (a) From the date hereof until the Closing, Seller shall notify Buyer and EBS of any change to any of the information concerning Seller Employees contained in Section 3.14(a) of the Disclosure Schedule. Following the date hereof, Seller shall make all Seller Employees available to EBS, at reasonable times and at reasonable or convenient locations to Seller, in order to prepare for the transition of employment of the Transferred Employees from Seller prior to Closing to Buyer from and after Closing (or upon the later date of commencement of active employment with Buyer). No less than ten (10) days prior to the anticipated Closing Date, EBS shall make written offers of employment, effective as of the Closing Date, to the Seller Employees specifying the basic terms of employment, including a salary no less favorable than such Seller Employee’s current salary as set forth on Schedule 7.5(a); provided, however, EBS shall offer to employ Manon Cox pursuant to an offer letter substantially in the form attached hereto as Exhibit G; provided, further, however, EBS shall offer to engage Daniel D. Adams as a consultant pursuant to a consulting agreement substantially in the form attached hereto as Exhibit H. Such offers shall be contingent upon (w) the occurrence of the Closing, (x) any applicable Seller Employee being employed by Seller as of the Closing (other than Manon Cox or Daniel D. Adams), (y) such Seller Employee’s satisfaction of customary employment conditions generally applicable to EBS’s employees (including but not limited to EBS’s standard employment screening, including employment drug screening and background checks) (the "Background Check") and (z) such Seller Employee’s completion and submission of EBS’s standard employment application form and other “new-hire” documents, including form I-9, a Background Check disclosure and consent form, an employee responsibility and conduct acknowledgment and standard confidentiality, invention assignment, non-competition and non-solicitation commitments.
          (b) Effective as of the Closing Date (or upon the later date of commencement of active employment with Buyer), each Transferred Employee shall be given the opportunity to participate in EBS employee benefit plans, agreements, programs, policies and arrangements that EBS provides to its other similarly situated employees as of such time (the "Buyer Plans"); provided, however, that to the extent any Buyer Plan or EBS company policy by its terms prohibits the participation of any such Transferred Employee in a Buyer Plan effective as of the Closing Date (or upon the later date of commencement of active employment with Buyer), then such Transferred Employee shall be eligible to participate in such Buyer Plan upon the earliest available participation date thereunder.
          (c) EBS and Seller shall reasonably cooperate from and after the date hereof to communicate with Seller Employees regarding the offers of employment described herein.
          (d) Seller shall terminate the employment of any Transferred Employee effective as of the Closing. EBS agrees to retain each Transferred Employee for a period of twelve (12) months from and after the Closing Date, subject to the termination of such Transferred Employee’s employment “for cause” or as the result of the resignation of any such Transferred Employee prior to the expiration of such twelve (12) month period. The Parties shall cooperate with each other to give effect to this Section 7.5, and Seller shall not take any actions that would interfere with the Seller Employees so offered employment from becoming employed by EBS. If any Employee becomes entitled to any payments or benefits under any employment agreement, retention, severance or change of control policy, plan, agreement, arrangement or program that exists or arises under any applicable Legal Requirement or otherwise as a result of the consummation of the Contemplated Transactions, including under the WARN Act, the federal Consolidated Omnibus Budget Reconciliation Act (“COBRA”) or any other similar Legal Requirement, Seller shall be liable for such amounts, which Liability shall constitute a Retained Liability, provided, however, that if required by any applicable Legal Requirement, Buyer shall offer any terminated Seller’s employees any applicable COBRA rights.
          (e) With respect to any Buyer Plan that is a “welfare benefit plan,” as defined in Section 3(1) of ERISA, or any plan that would be a welfare benefit plan if it were subject to ERISA, maintained by EBS, EBS shall, to the extent permitted by such plan (i) provide coverage for Transferred Employees under its medical, dental and health plans as of the first day of the month following Closing in accordance with the terms of such plans, and Seller shall provide coverage for the balance of the month in which the Closing occurs, (ii) cause the waiver of any pre-existing conditions, actively at work requirements and waiting periods or other eligibility requirements to the extent such conditions, requirements or waiting periods were satisfied by a Transferred Employee under a corresponding Seller Employee Plan, and (iii) cause such Buyer Plans to honor any expenses incurred by the Transferred Employees and their dependents or beneficiaries under similar plans of Seller during the portion of the calendar year ending with the end of the month in which the Closing Date occurs for purposes of satisfying applicable deductibles.
          (f) Seller shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee with respect to claims incurred by such Transferred Employee or his or her covered dependents on or prior to the last day of the month during which the Closing occurs. EBS shall provide and be responsible for all expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents as of the first day of the month following the Closing. For purposes of this Section 7.5(f), a claim is deemed incurred: (i) in the case of hospital, medical or dental benefits, when the services that are the subject of the claim are performed, (ii) in the case of life insurance, when the death occurs, (iii) in the case of long-term disability benefits, when the employee becomes disabled, and (iv) in the case of workers compensation benefits, when the event giving rise to the benefits occurs.

          (g) For purposes of eligibility and vesting only under each Buyer Plan in which Transferred Employees are or become eligible to participate, such Transferred Employees shall, to the extent permitted by any such Buyer Plan, be given credit for all service (including service with Seller or any of its Affiliates and predecessors) for which such Transferred Employees were credited for such purposes under a corresponding Seller Employee Plan prior to the Closing Date; provided, that nothing in this Section 7.5(g) shall result in any duplication of benefits or result in Transferred Employees receiving credit in a Buyer Plan for benefit accrual purposes. Such past service credit will be established entirely on the information as recorded by Seller and communicated to EBS, and EBS will not be responsible to audit, validate or confirm the accuracy of any such information.
          (h) From and after the Closing, Seller shall remain solely responsible for any and all Liabilities in respect of the Seller Employees, including the Transferred Employees, related to accruals through the Closing Date under the Seller Employee Plans except to the extent reflected on the Trade Payables. Further, Seller shall retain all obligations with respect to continued coverage under COBRA (and any similar state Legal Requirement), if and so long as Seller maintains a health insurance plan following the Closing, Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder for all Seller Employees who do not become Transferred Employees. EBS shall not assume nor have transferred to it the sponsorship of, or any Liability in connection with, any of the Seller Employee Plans or any other benefit plans or arrangements maintained by Seller or any of its Affiliates or predecessors.
          (i) Seller shall and shall cause its Affiliates to make all commercially reasonable efforts necessary to fully vest the Transferred Employees in their account balances under all of the Seller Employee Plans that utilize vesting requirements, including but not limited to their tax-qualified 401(k) plans, effective no later than the Closing Date. EBS shall accept rollover contributions from the Transferred Employees’ accounts with Seller’s 401(k) plans following the Closing and pursuant to the terms and conditions of the applicable Buyer Plan(s).
          (j) With respect to any accrued but unused vacation time and paid time off to which any Transferred Employee is entitled pursuant to the vacation and paid time off policy applicable to such Transferred Employee immediately prior to the Closing, EBS shall, to the extent permitted by applicable Legal Requirements, but only to the extent as set forth in Section 2.4(a)(v), assume the Liability for such accrued vacation and allow such Transferred Employee to use such accrued vacation to the extent such Transferred Employee would have been entitled to such accrued vacation based on his level and years of service under the vacation policy of Buyer in effect as of the Closing Date as if such Transferred Employee had been employed by EBS during such Transferred Employee’s employment with Seller. Except as expressly set forth herein, upon commencement of employment with EBS, Transferred Employees shall be subject to EBS’s vacation accrual and use policies.
          (k) Seller shall be responsible for providing or discharging any and all notifications, benefits and Liabilities to Seller Employees and Governmental Bodies required by the WARN Act or by any other Legal Requirement relating to plant closings or employee separations or severance pay that are required to be provided as a result of termination of Seller’s Employees by Seller in connection with consummation of the Contemplated Transactions.

          (l) The Parties hereby acknowledge and agree that no provision of this Agreement shall be construed to create any right to any compensation or benefits whatsoever on the part of any Seller Employee or other future, present or former employee of Seller. Nothing in this Section 7.5 or elsewhere in this Agreement shall be deemed to make any employee of the Parties or their respective Affiliates a third party beneficiary of this Section 7.5 or any rights relating hereto.
          (m) Nothing in this Section 7.5 is intended to amend in any way any Buyer Plans.
     7.6 Notice of Certain Changes; Supplements to Disclosure Schedule
          (a) Seller shall promptly notify Buyer in writing of any material adverse development relating to the Business or any of the Purchased Assets or of any other fact or circumstance that would cause any of Seller’s representations, warranties or covenants in this Agreement or any Schedule hereto, to be untrue or incomplete in any respect, or would cause Seller to be unable to deliver the certificate required under Section 2.9(a)(vi), and Seller shall promptly deliver to Buyer an updated version of any applicable Section of the Disclosure Schedule or add a new Schedule to this Agreement to which such fact or circumstance relates (the “Updated Disclosure Schedule”). In the event that Seller delivers an Updated Disclosure Schedule, Buyer shall be entitled to extend, by written notice to Seller, the scheduled Closing Date to the third (3rd) Business Day after Buyer receives the updated Disclosure Schedule and any information regarding the updates reasonably requested by Buyer. The delivery by Seller of an Updated Disclosure Schedule shall not prejudice any rights of Buyer hereunder prior to the Closing, including the right to claim that the representations and warranties of Seller, when made as of the date hereof, were inaccurate or false in any material respect and to exercise any right to terminate this Agreement. If Buyer consummates the Closing, an Updated Disclosure Schedule shall be deemed to qualify the representations and warranties made as of the Closing date and replace for such purpose, in whole or in part, as the case may be, the applicable Section(s) of the Disclosure Schedule delivered hereunder for such purpose. If Buyer does not consummate the Closing as a result of information disclosed by Seller to Buyer on an Updated Disclosure Schedule, Buyer shall be permitted to terminate this Agreement pursuant to Section 9.1(f) no later than the third (3rd) Business Day after Buyer receives such Updated Disclosure Schedule; provided, however, that in the event the failure of Seller to disclose such facts or circumstances relating to such Updated Disclosure Schedule constitutes an Intentional Breach or fraud, Seller shall be required to pay to Buyer a Termination Fee in accordance with Section 9.2(c) as Buyer’s sole and exclusive remedy.
     7.7 Taxes
          (a) Each stamp, transfer, documentary, sales, use, registration, real or personal property transfer and other similar Tax or fee (including any penalties and interest) incurred in connection with this Agreement and the Contemplated Transactions (each, a “Transfer Tax") shall be borne by Buyer, and Seller shall properly file on a timely basis all necessary Tax Returns and other documentation with respect thereto; provided, that if any such return or other documentation is required to be filed jointly, the Parties shall cooperate in the timely preparation and filing thereof.

          (b) Further, Seller shall pay, or make adequate provision for the payment, as they become due, in full of all of the Retained Liabilities and other Liabilities of Seller under this Agreement.
          (c) Following the Closing, Seller shall prepare its state and federal income Tax Returns with the understanding that Seller may adopt a Plan of Liquidation that will accelerate the gain on the sale of some or all of Seller’s assets based on fair market value of the assets that are distributed. Seller will allow Buyer to review its Tax Returns and any accompanying workpapers in order to verify Seller’s calculation of the projected amount of Seller’s Tax Liability. In accordance with Section 2.4(a)(vi), Buyer shall reimburse Seller for the aggregate Tax Liabilities incurred for 2008 or thereafter that exceed Four Million Dollars ($4,000,000) and are related to our arise out of the Consideration received in connection with the Contemplated Transactions, to the extent actually incurred by Seller and verifiable by Buyer, in an amount not to exceed the Tax Cap. For the avoidance of doubt, Seller’s Tax Liability will include any income attributable to original issue discount of any of the Consideration and the amount of interest paid to the IRS on any Consideration that is subject to “installment sales” treatment.
          (d) To the extent Seller receives, from and after the Closing Date, any refunds of Taxes or charges of any Governmental Body related to any Assumed Taxes, Seller shall immediately reimburse Buyer in the amount of such refund(s) or credit(s), as the case may be, if such refund or credit reduces Seller’s aggregate Tax Liability related to the Contemplated Transactions for all years after the date hereof below Six Million Dollars ($6,000,000).
     7.8 Regulatory Permits
     At Closing, Seller shall deliver to Buyer all original documentation and information related to (a) regulatory filings for all the products, including any master drug files, establishment license applications, investigational new drug applications, new drug applications, and biologic license applications and (b) Facilities related to the manufacture or testing of the products. Seller may retain any copies thereof but shall not disseminate any information therein to any Third Party without Buyer’s prior written Consent of Buyer.
     7.9 Stockholder Meeting; Proxy
          (a) Stockholder Meeting. Seller shall use its commercially reasonable efforts in accordance with and subject to Delaware Law and Seller’s Governing Documents to (i) cause a meeting of the stockholders of Seller (the “Stockholder Meeting”) to be duly called and held no later than June 23rd, 2008 for the purpose of voting on the approval and the adoption of this Agreement, the other Transaction Documents and the Contemplated Transactions (the “Requisite Stockholder Approval”), unless Seller adjourns or delays such Stockholder Meeting for good cause; provided, in the event Seller adjourns or delays such Stockholder Meeting for good cause, Seller expressly agrees to reschedule such meeting as soon as practicable thereafter, and (ii) prior to such Stockholder Meeting and no later than June 12, 2008, distribute to its stockholders a proxy statement that shall include, among other things, the recommendation of the board of directors of Seller that the stockholders of Seller approve this Agreement, the other Transaction Documents and the Contemplated Transactions (the “Seller Board Recommendation”), unless such recommendation was withdrawn by Seller’s board of directors pursuant to Section 7.10 with respect to a Superior Proposal. In connection with Seller’s obligation to obtain the

Requisite Stockholder Approval, Seller expressly agrees to permit Buyer to meet and consult with Seller with regard to the proxy solicitation process contemplated by clause (ii) of this Section 7.9(a). Except in accordance with Section 7.10(a) hereof, neither the board of directors of Seller nor any committee thereof shall withhold, withdraw, amend or modify in a manner adverse to Buyer, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Buyer, the Seller Board Recommendation or announce that it has resolved to take such action.
          (b) Proxy. Seller shall cause each member of the board of directors of Seller who is also a stockholder of Seller to grant, only in such Person’s capacity as a stockholder, a proxy to Mr. William H. Narwold authorizing Mr. Narwold to vote the shares of capital stock, subject to the proxy, in connection with any proposed resolution of Seller’s Stockholders, to approve this Agreement, the other Transaction Documents and the Contemplated Transaction.
     7.10 Exclusivity
          (a) Competitive Transaction. Until the Closing or the earlier termination of this Agreement in accordance with its terms, Seller will not, directly or indirectly, through any Representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal from any Person (other than Buyer) relating to any Competitive Transaction. Seller shall notify Buyer immediately of any contact between Seller (or any of its Representatives) and any other Person (an “Unsolicited Purchaser”) regarding any offer or proposal or any inquiry relating to any Competitive Transaction. Notwithstanding the foregoing or any other provision of this Agreement, in the event Seller receives an unsolicited bona fide written offer relating to any Competitive Transaction (a “Competitive Transaction Proposal”) from any Unsolicited Purchaser, Seller shall be permitted to engage in good faith discussions with such Unsolicited Purchaser regarding the Competitive Transaction Proposal in order to evaluate whether the Competitive Transaction Proposal is, or, based upon an evaluation of the terms set forth in such bona fide written offer, could reasonably be expected to result in a proposal that is superior to the Contemplated Transactions. In connection with such evaluation of the Competitive Transaction Proposal, Seller may provide Confidential Information to such Unsolicited Purchaser subject to the agreement by such Unsolicited Purchaser to enter into a standard confidentiality agreement. Notwithstanding the foregoing, Seller may recommend, approve or consummate a Competitive Transaction or any Debt or Equity Financing prior to the receipt of the Requisite Stockholder Approval at the Stockholder Meeting if the board of directors of Seller determines in good faith (after consultation with outside legal counsel) that such Competitive Transaction Proposal or any Debt or Equity Financing is superior to the Contemplated Transactions (a “Superior Proposal”) and that the failure to recommend, approve or consummate such Superior Proposal would reasonably be expected to be inconsistent with the fiduciary duties of the board of directors of Seller to the stockholders of Seller under Delaware Law. Prior to recommending, approving or consummating such Superior Proposal, the board of directors of Seller shall give Buyer at least five (5) Business Days’ advance notice thereof (which notice itself shall not be deemed to be a Competitive Transaction (so long as such Competitive Transaction is not publicly announced or disclosed by Seller or any of its Representatives)) and the opportunity to meet with Seller and its outside legal counsel for the purpose of enabling Seller and Buyer to discuss in good faith any proposed modifications to the terms and conditions of this Agreement and the other Transaction Documents and the Contemplated Transactions.

          (b) Applicability of Competitive Transaction Restrictions. For the avoidance of doubt, if this Agreement is terminated in accordance with its terms, the restrictions in Section 7.10(a) shall not apply, subject to the payment obligations (if any) imposed by the following sentence, which obligations shall survive the termination of this Agreement for the applicable period stated therein. In the event Buyer has not previously terminated this Agreement pursuant to Section 9.1, and (i) the board of directors of Seller fails to obtain the Requisite Stockholder Approval at the Stockholder Meeting and Seller enters into legally binding agreements with respect to a transaction that qualifies under any of clauses (i) through (iv) as a Competitive Transaction within One Hundred Thirty-Five (135) days of the Stockholder Termination Date or (ii) prior to the receipt of the Requisite Stockholder Approval at the Stockholder Meeting, recommends, approves or consummates a Competitive Transaction, then, in the case of (i) or (ii), in addition to the principal balance and interest then due under the Promissory Note, Seller will pay to Buyer the Termination Fee on the earlier of (a) the closing of the Competitive Transaction, or (b) ninety (90) days after such failure to obtain the Requisite Shareholder Approval or such recommendation, approval or consummation of a Competitive Transaction. Prior to the Closing, payment of the Termination Fee shall be Buyer’s sole and exclusive remedy for any and all liability of Seller under this Agreement or in connection with the Contemplated Transactions but only if specific performance is not sought by Buyer in accordance with Section 9.2(b)(i). For the avoidance of doubt, no such payment shall terminate, release or affect Seller’s obligations under the Loan Documents.
          (c) Definition of Competitive Transaction. A “Competitive Transaction” means, with respect to the business, assets, Intellectual Property, Liabilities, operations or properties that are the subject of the Contemplated Transactions, (i) any merger, consolidation, business combination or similar transaction; (ii) the sale or other disposition, directly or indirectly, of any portion of the material assets of Seller in any single transaction or series of related transactions; (iii) any license or other disposition in any manner of Intellectual Property, including any patent, patent application, trademark, license right or other proprietary right, except in the ordinary course of Seller’s GeneXpress® service or research antigen business; (iv) any offer to the shareholders of Seller to acquire more than twenty percent (20%) of the voting securities of Seller; (v) any solicitation of shareholders of Seller in opposition to the approval of this Agreement by one or more Persons; or (vi) any public announcement of a proposal, plan or intention to do any of the foregoing. For the avoidance of doubt, no Debt or Equity Financing agreement between Seller and a Third Party shall be deemed to be a “Competitive Transaction.”
          (d) Exception to Exclusivity. Notwithstanding the foregoing, the limitations and obligations of Seller under Section 7.10(a) shall not apply in the event Buyer unjustifiably fails to make any loan disbursements in accordance with the Section 7.2 (b) and (c) and Seller has not otherwise taken any action that would constitute or would reasonably be expected to cause a Material Adverse Effect or any material Breach under this Agreement or any of the Loan Documents.
     7.11 Further Assurances and Cooperation
          (a) Further Assurances. The Parties shall at all times cooperate reasonably with each other and with their respective Affiliates and Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement and otherwise in connection with the Contemplated Transactions, and the Parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents and other items, and (iii) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement, the Transaction Documents and the Contemplated Transactions.
          (b) Litigation Assistance. After the Closing, and subject to the other terms and conditions hereof and in the other Transaction Documents, for a period of three (3) years following the Closing, if and for so long as either Party hereto is actively prosecuting, contesting or defending against any Proceeding with a Third Party related to the Purchased Assets, Seller’s operation of the Business prior to the Closing, Seller’s Taxes or Buyer’s operation of the Business following the Closing (in any case that does not involve any claim for indemnification or injunctive relief hereunder, any claim arising from or related to the Transaction Documents or the Contemplated Transactions or any other dispute between Seller or its Related Persons, on one hand, and Buyer or its Related Persons, on the other), Buyer and Seller will use commercially reasonable efforts to cooperate with respect to making available their personnel, and providing such testimony and access to their books and records as may be reasonably necessary in connection with the contest or defense, or prosecution, as the case may be, all at the sole cost and expense of the Party requesting such assistance; provided, that neither Buyer nor Seller shall have any obligations pursuant to this Section 7.11(b) if it reasonably determines that performance pursuant to this Section 7.11(b) would require the disclosure of any of its Intellectual Property (or information pertaining to its Intellectual Property) or other confidential or proprietary materials (including, in the case of Buyer, any of the Clinical Data or Technology) or any other disclosure that would be materially detrimental to it.
          (c) Record Retention. After the Closing, Buyer and Seller will each retain for a period consistent with all applicable Legal Requirements, and for a period of no less than six (6) years, Records relating to the Business including, as to Buyer, Records, of any kind or wherever located, included in the Purchased Assets and Assumed Liabilities delivered to Buyer, and, as to Seller, all other Records relating to the Purchased Assets, Excluded Assets, Assumed Liabilities and Retained Liabilities. After the Closing Date, each Party will provide the other Party and its Representatives reasonable access to Records held by such Party and its facilities, during normal business hours and on reasonable prior written notice, to enable each Party to prepare financial statements, Tax filings, other government submissions, or to defend Proceedings by Third Parties relating to the Purchased Asserts, Excluded Assets, Assumed Liabilities or Retained Liabilities.
          (d) Inadvertent Transfer or Retention of Assets.
          (i) If any Excluded Assets are inadvertently transferred to Buyer under the Transaction Documents, the Party discovering the inadvertent transfer shall promptly notify the other Party. Each Party shall take all actions reasonably requested by the other to transfer, assign or convey such assets to Seller as soon as practicable after discovery of the inadvertent transfer. All reasonable expenses incurred by Buyer in respect of such notification, re-conveyance, transfer or assignment to Seller with respect to any of the above shall be borne by Seller.
          (ii) If any Purchased Assets are inadvertently retained by Seller after the Closing Date, then the Party discovering the inadvertent retention shall promptly notify the other Party. Seller shall take all actions reasonably requested by Buyer to transfer, assign or convey such assets to Buyer as soon as practicable after discovery of the inadvertent retention. All reasonable expenses incurred by Seller in respect of such notification, conveyance, transfer or assignment to Buyer with respect to any of the above shall be borne by Seller.
     7.12 Non-Solicitation and Non-Disparagement
          (a) Commencing on the date hereof and through and until three (3) years after the Closing Date, Seller shall not directly or indirectly:
          (i) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Seller or its Affiliates on or prior to the Closing Date or Buyer or its Affiliates from and after the Closing Date or within the one (1) year preceding the Closing Date to cease doing business with Buyer or such Affiliates, to deal with any competitor of Buyer or any of its Affiliates, or in any way interfere with its relationship with Buyer or such Affiliates; or
          (ii) hire, retain, or attempt to hire or retain any employee of Buyer or any of its Affiliates, or in any way interfere with the relationship between Buyer or any of its Affiliates, on the one hand, and any of Buyer’s or such Affiliates’ employees, on the other hand; provided, that Seller may hire or retain employees of Buyer or its Affiliates in response to general solicitations for employment that are not targeted to the employees of Buyer and its Affiliates.
          (b) Effective as of the date hereof and continuing hereafter, neither Party shall disparage the other Party or any of the other Party’s Related Parties or Representatives.
          (c) If a final judgment of an arbitrator or court or tribunal of competent jurisdiction determines that any term or provision contained in Section 7.12(a) through (c) is invalid or unenforceable, then the Parties agree that the arbitrator or court or tribunal will have the power to reduce the scope, duration or geographic area of the applicable term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 7.12 will be enforceable as so modified after the expiration of the time within which the decision or judgment (as applicable) may be appealed. The Parties acknowledge and agree that this Section 7.12 is reasonable and necessary to protect and preserve the Parties’ legitimate business interests and, with respect to Buyer, the value of the Purchased Assets and the Business and to prevent any unfair advantage being conferred on either Party.
     7.13 Maintenance of Insurance
     Prior to the Closing, Seller shall maintain its existing clinical trial insurance coverage and Buyer will not cancel or modify the existing clinical trial insurance policy following the Closing Date through and until the expiration date of such policy. Prior to expiration of Seller’s clinical trial insurance policy, Buyer will obtain tail coverage for the five (5) year period after the expiration of the existing policy period with the type of coverage and in the amounts that are consistent with good industry practice, and such tail policy shall name Seller as an additional insured. Buyer shall keep Seller informed as to the status of obtaining such tail coverage and shall, promptly after such tail insurance coverage is obtained, provide a copy of the tail insurance policy and an insurance certificate that names Seller as an additional insured.
     7.14 No Dissolution of Seller
     Seller covenants and agrees that, for a period of at least one (1) year after the Closing, Seller shall not (a) dissolve, liquidate or wind-up its business or terminate its existence, or (b) distribute or otherwise transfer any of its assets (including any of its rights hereunder or under any of the Transaction Documents) to its stockholders other than cash. At any time following the Closing, any transfer or assignment of any Note shall be done in accordance with the terms of such Note and any transfer or assignment of Seller’s rights hereunder, including the right to receive any Consideration thereafter due to Seller shall be done in accordance with the terms of Section 11.6 hereof. Notwithstanding the foregoing, the adoption of a plan of complete liquidation (the "Plan of Liquidation”) pursuant to which Seller will assign all of Seller’s assets and properties including the Consideration and its rights under this Agreement to a liquidating trust or other entity and shall not be deemed to violate this Section 7.14; provided, however, that this Agreement will apply to and be binding in all respects upon such liquidating trust or other entity and any such liquidating trust or other entity shall expressly assume Seller’s obligations (including indemnification obligations) under this Agreement.
     7.15 Use of Names
     Seller shall not use, and shall not permit any Affiliate to use, the name FluBlok or the name of any other product or Service (or any name reasonably similar thereto) after the Closing Date in connection with any business related to, competitive with, or an outgrowth of, the Business.
     7.16 Commercialization of FluBlok
     Buyer shall use Commercially Reasonable Efforts to Commercialize FluBlok.
     7.17 Reports and Accounting
          (a) Net Sales Payments; Milestone Payments and Additional Consideration. From and after the Closing, Buyer agrees to provide to Seller written reports related to Net Sales Payments, Milestone Payments and payments of Additional Consideration (such reports, the “Payment Reports”) within forty-five (45) days after the close of each calendar quarter during which Buyer is obligated to makes such payments to Seller pursuant to the terms of this Agreement. These reports shall show for the calendar quarter in question and to the extent applicable the number of units of FluBlok Product sold and the Net Sales, by country of sale and of manufacture, if different, and shall identify the name of any licensee of FluBlok. This report shall be accompanied by a certificate of the chief financial officer or accounting officer of EBS that, to the best of his or her knowledge, the report is accurate and complete in all material respects and that the calculation of any amount due Seller hereunder was done in accordance with this Agreement.
          (b) Accounting. From and after the Closing, Buyer agrees to keep written or digitally stored Records for a period of six (6) years from the end of each reporting period showing the manufacture, sales, use and other disposition of FluBlok Products, and further agrees to permit its Records related to any Payment Reports to be examined during normal business hours and in a manner that does not materially interrupt Buyer’s business by an independent accounting firm selected by Seller and reasonably satisfactory to Buyer, from time-to-time on reasonable notice, but no more than once per year. Such examination must be made confidentially and the auditing firm shall be require to enter into reasonable confidentiality agreements. The expense of such examination shall be borne by Seller, except that in the event that the results of the audit reveal a discrepancy in Seller’s favor in excess of ten percent (10%), then the audit fees shall be paid by Buyer. Any discrepancy will be promptly corrected by a payment or refund as appropriate.
     7.18 Galuzzo Property
     From and after the date hereof, Seller shall use its good faith efforts to cause Mr. Frank Galuzzo to enter into a commercial lease agreement with Buyer for the property located at 875 Research Parkway, Meriden, CT 06450.
     7.19 Make Whole Payment
     In the event EBS terminates the consulting agreement to be entered into between Daniel D. Adams and EBS “for cause” or Daniel D. Adams resigns in his capacity as a consultant pursuant to such consulting agreement at any time prior to the one (1) year anniversary of such consulting agreement, Seller shall be required to refund a portion of the Make Whole Payment determined by multiplying such Make Whole Payment by a fraction of which (i) the numerator shall be the total number of days in a calendar year (which the Parties agree shall equal 365 days) minus the total number of days Daniel D. Adams engaged as a consultant to EBS pursuant to such consulting agreement, and (ii) the numerator shall be the total number of days in a calendar year (which the Parties agree shall equal 365 days).
     7.20 Promissory Notes
          (a) If at the Closing, the Zachs Note has not been converted into a Series G Promissory Note, then at or prior to the Closing, Buyer shall pay or otherwise make available sufficient funds to pay the unpaid principal and accrued interest on the Zachs Note and Seller shall pay or otherwise make available any repayment premium on the Zachs Note, all in order to obtain a release of the Zachs Mortgage.
          (b) If at the Closing, the Series G Promissory Notes have not been converted into common stock of Seller, then at or prior to the Closing, Buyer shall pay or otherwise make available sufficient funds to pay the unpaid principal and accrued interest thereon and Seller shall pay or otherwise make available any repayment premium the Series G Promissory Notes or EBS shall make available substitute promissory notes to be issued by EBS to the holders of the Series G Promissory Notes in a form and substance reasonably acceptable to EBS.
     7.21 Delayed Consent
     To the extent that the transfers and assignments by Seller of the Purchased Assets to Buyer pursuant to this Agreement or any of the other Transaction Documents shall require the consent of any Person, and such consent shall not have been obtained on or before Closing, then, until appropriate consents are obtained, the transfer of such Purchased Assets shall not be deemed to have occurred and Seller shall cooperate to: (i) provide Buyer the benefits (less any related costs incurred by Seller which would otherwise have been borne by Buyer, including any applicable Taxes) of any property, right or asset covered by this Section 7.21; (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer; and (iii) at the request of Buyer, and at the cost of and for the account of Buyer, enforce any right of Seller arising from such property, right or asset. To the extent that Buyer is provided the benefits pursuant to this Section 7.21, Buyer shall fully perform when required to be performed and pay when due all of the obligations of Seller under such property, right or asset and indemnify, defend and save harmless Seller from all such obligations, related expenses and any actions taken in connection therewith.
     7.22 Undisclosed Liabilities
          (a) From the date hereof through and until the Closing Date, in the event that Seller incurred or incurs any Liability to a Third Party that arose in the Ordinary Course of Business and directly relates to the Business and (i) that should have been listed but was inadvertently omitted on the Balance Sheet and the Trade Payables identified on Schedule 2.4(a)(iii) or (ii) are subsequently identified on the Closing Date Balance Sheet and the Closing Date Trade Payables (clauses (i) and (ii), collectively, the “Omitted Payables”), the Buyer and Seller shall negotiate in good faith which party should be responsible to pay the Omitted Payables consistent with the spirit and intent of Contemplated Transactions and this Agreement. If the Parties cannot agree which Party should be responsible to pay such Omitted Payables, Buyer shall pay such Omitted Payables; provided, that in the event the aggregate amount of the Trade Payables and the Omitted Payables paid by Buyer pursuant to this Section 7.22(a) exceeds the Trade Payable Cap, Buyer shall be permitted to credit such excess amount in accordance with the processes and procedures set forth in Sections 2.5 (a) and (b).
          (b) Section 7.22(a) shall not apply to any Trade Payable that would otherwise be deemed an Omitted Payable pursuant to Section 7.22(a) if Seller or Buyer discovers such Trade Payable after the Effective Time, and Seller expressly agrees that such Trade Payable will be a Retained Liability for purposes of this Agreement.
          (c) In the event the Parties are unable to agree in good faith whether a Trade Payable is deemed to be an Omitted Payables in accordance with Section 7.22(a), the Parties agree that such dispute shall be resolved in accordance with the dispute resolution terms set forth in Section 11.1.
8. INDEMNIFICATION; REMEDIES
     8.1 Survival
     All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the Disclosure Schedule (including all supplements thereto), the certificates delivered pursuant to Section 2.9(a)(vi), and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to Section 8.8. The right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. A Party’s waiver of any condition based upon any inaccurate representation or warranty, or on the performance of or compliance with any covenant or obligation prior to the Closing, will terminate such Party’s right after the Closing to indemnification, reimbursement or other remedy based on such inaccurate representations, warranties, covenants and obligations.
     8.2 Indemnification and Reimbursement by Seller
     Seller shall indemnify and hold harmless 310, LLC, EBS and their respective Affiliates, officers, directors, partners, managers, members, Representatives and other Related Persons (collectively, the “Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons, for any Damages arising from or in connection with:
          (a) any Breach of any representation or warranty made by Seller in (i) this Agreement, (ii) the Schedules, (iii) the Disclosure Schedule, (iv) any certificate delivered pursuant to Section 2.9(a)(vi), (v) any Transaction Document or (vi) any other certificate, document, writing or instrument delivered by Seller or pursuant to this Agreement or the Contemplated Transactions;
          (b) any Breach of any covenant or obligation of Seller in this Agreement or in any other certificate, document, writing or instrument delivered by Seller pursuant to the Contemplated Transactions or this Agreement;
          (c) Seller’s ownership or operation of the Purchased Assets prior to the Effective Time, other than the Assumed Liabilities;
          (d) any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller (or any Person acting on its behalf) in connection with any of the Contemplated Transactions;
          (e) any product or Service sold or provided by Seller prior to the Effective Time;
          (f) any noncompliance with any Bulk Sales Laws or fraudulent transfer law in respect of this Agreement, the Transaction Documents or the Contemplated Transactions;
          (g) any liability under the WARN Act or any similar Legal Requirement that may result from an “Employment Loss,” as defined by 29 U.S.C. §2101(a)(6) or any local or foreign equivalent thereof resulting from the Contemplated Transactions; or
          (h) any Excluded Assets or Retained Liabilities.
     8.3 Indemnification and Reimbursement by Buyer
     310, LLC and EBS, jointly and severally, shall indemnify and hold harmless Seller and its Affiliates and their respective officers, directors, partners, managers, members, Representatives and other Related Persons (collectively, the “Seller Indemnified Persons"), and will reimburse Seller and each Seller Indemnified Person, for any Damages arising from or in connection with:

          (a) any Breach of any representation or warranty made by Buyer in (i) this Agreement, (ii) the Schedules, (iii) the certificates delivered pursuant to Section 2.9(b)(vi) or (iv) any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement or the Contemplated Transactions;
          (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement, including the failure to (i) pay the Notes, the Milestone Payments, the Net Sales Payment or the Additional Consideration or (ii) reimburse Buyer for any Assumed Taxes in accordance with the terms hereof;
          (c) any Liability arising out of Buyer’s ownership, use, or operation of the Purchased Assets at any time following the Effective Time (except to the extent Seller had any indemnification Liability with respect thereto pursuant to Section 8.2);
          (d) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer’s behalf) in connection with any of the Contemplated Transactions; or
          (e) any product or component thereof manufactured by or shipped, or any services provided by, Buyer, in whole or in part, after the Effective Time; or
          (f) any Assumed Liabilities, to the extent relating to the period from and after the Effective Time.
     8.4 Procedure for Indemnification — Third Party Claims
          (a) Promptly after receipt by a Person entitled to indemnity under Section 8.2 or 8.3 (an “Indemnified Person”) of notice of the assertion of a Third Party Claim against it, such Indemnified person shall give notice to the Person obligated to indemnify under such Section (an “Indemnifying Person”) of the assertion of such Third Party Claim; provided, that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person is prejudiced by the Indemnified Person’s failure to give such notice.
          (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 8.4(a) of the assertion of such Third Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate due to a conflict of interest, or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim), to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Person. If the Indemnifying Party assumes the defense of any Third Party Claim with counsel reasonably satisfactory to the Indemnified Party, then the Indemnified Party shall make no claim for indemnity for the cost or expenses of any separate legal counsel that the Indemnified Party may want to participate in such defense. If the Indemnifying Person assumes the defense of a

Third Party Claim, (x) such assumption will conclusively establish, for purposes of this Agreement, the claims made in that Third Party Claim are within the scope of and subject to indemnification; and (y) no compromise or settlement of such Third Party Claims may be effected by the Indemnifying Person without the Indemnified Person’s Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person by the Indemnified Party, (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person or any other Person other than the Indemnified Party, and (C) the Indemnified Person shall have no Liability with respect to any compromise or settlement of such Third Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third Party Claim and the Indemnifying Person does not, within twenty (20) Business Days after the Indemnified Person’s notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third Party Claim, the Indemnifying Person will be bound by any determination made in such Third Party Claim or any compromise or settlement effected by the Indemnified Person.
          (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third Party Claim may materially adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification hereunder, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Third Party Claim against the Indemnified Person but no such compromise or settlement shall impose or result in any admission of responsibility or Liability by the Indemnifying Person.
          (d) With respect to any Third Party Claim subject to indemnification under this Article 8: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third Party Claims and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the Parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third Party Claim.
          (e) With respect to any Third Party Claim subject to indemnification under this Article 8, the Parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each Party agrees that: (i) it will use its commercially reasonable efforts, in respect of any Third Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable Legal Requirement and rules of procedure), and (ii) all communications between any Party hereto and counsel responsible for or participating in the defense of any Third Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.
     8.5 Procedure for Indemnification — Other Claims
     A claim for indemnification for any matter not involving a Third Party Claim may be asserted by prompt written notice to the Party from whom indemnification is sought and shall be paid promptly after liability is determined or agreed. The failure to so notify will not relieve the

Indemnifying Person of any Liability that it may have except to the extent that the Indemnifying Person is prejudiced by the failure of the Indemnified Person to give such notice.
     8.6 Right of Setoff Against Future Consideration
          (a) Setoff Amount. Subject to the obligations and limitations set forth in Sections 8.6, 8.8, 8.9 and 8.10, Seller expressly acknowledges and agrees that, for purposes of fulfilling Seller’s indemnification obligations under this Article 8, Buyer shall have the right to setoff against any of the Consideration payable to Seller following the Closing (including cash and non-cash elements of the Consideration) the amount of any indemnification to which Buyer or any Buyer Indemnified Person may be entitled under this Article 8 (the “Setoff Amount”) in the following order:
          (i) an amount equal to fifty percent (50%) of the Setoff Amount shall be applied against any unpaid portion of the principal balance of the Setoff Note; and
          (ii) an amount equal to fifty percent (50%) of the Setoff Amount (the “Remaining Setoff Amount”) shall be applied (without duplication):
(A)	against the HHS Milestone Payment without limitation;

(B)	in the event a portion of the Remaining Setoff Amount remains after the application of such Remaining Setoff Amount against the HHS Milestone Payment, then such remainder shall be applied against the BLA Approval Milestone Payment received by Seller (if any);

(C)	in the event a portion of the Remaining Setoff Amount remains after the application of such Remaining Setoff Amount against such BLA Approval Milestone Payment (if any), then such remainder shall be applied against the Net Sales Payment in accordance with the chronological order of such payments to be made by Buyer to Seller; and

(D)	in the event a portion of the Remaining Setoff Amount remains after the application of such Remaining Setoff Amount against the Net Milestone Payments, then such remainder shall be applied against any Additional Consideration to be paid to Seller in accordance with Section 2.3(f).
          (b) Applicability of Setoff Right. Notwithstanding the foregoing, Buyer shall not be entitled to exercise its right of setoff subject to indemnification under this Article 8 unless and until the Parties mutually reach an agreement, or a court of competent jurisdiction renders an Order, affirming the Buyer’s Indemnified Person’s right to be indemnified by Seller; provided, however, that subject to Section 8.6(c) below, Buyer shall be permitted, after providing reasonable advance written notice to Seller (“Notice of Suspension”), to suspend any payments due to Seller under the Notes (a “Suspended Payment”) until the earlier of the date that the Parties reach an agreement, or a court of competent jurisdiction renders an Order. The Notice of

Suspension shall include, among other things, a reasonably detailed description of the indemnification claim and a good faith estimate of the Damages suffered by the Buyer Indemnified Person. In the event an Order rejects the Buyer Indemnified Person’s right to be indemnified by Seller, any Suspended Payment shall be retroactively reinstated and, at the option of the Buyer, shall be immediately due and payable by Buyer to Seller.
          (c) Escrow. In the event Buyer delivers a Notice of Suspension to Seller in accordance with Section 8.6(b), Seller may, in lieu of suffering any Suspended Payments, elect, within ten (10) Business Days of its receipt of such Notice of Suspension, to deposit, at Seller’s option, cash or any capital stock of EBS received by Seller as a result of the exercise of its conversion rights (whether prior to or in connection with the receipt of a Notice of Suspension) under the Setoff Note with an escrow agent (the “Escrow Agent”) to be mutually agreed upon by the Parties and in an amount that shall be sufficient to secure Seller’s indemnification obligations for the claim that is the subject of such Notice of Suspension. The Parties agree that the Escrow Agent shall disburse such deposited cash or capital stock of EBS, as the case may be, in accordance with and pursuant to an escrow agreement in a form to be mutually agreed upon by the Parties hereto.
          (d) Limitations.
          (i) For the avoidance of doubt, no claim of setoff under this Section 8.6 shall be made (1) for a Breach of a representation or warranty other than the Excluded Representations after the one (1) year anniversary of the Closing, or (2) for any indemnification obligation after the three (3) year anniversary of the Closing, and (3) against any Note other than the Setoff Note.
          (ii) Notwithstanding anything to the contrary contained in this Agreement for purposes of determining the amount of Damages that are the subject matter of a claim for indemnification hereunder, each representation, warranty, covenant or agreement under this Agreement shall be read without regard and without giving effect to the terms “material” or “Material Adverse Effect” or other terms of similar impact or effect contained in such representation, warranty, covenant or agreement; provided, that each such representation, warranty, covenant or agreement shall give effect to “material”, “Material Adverse Effect” or other terms of similar impact or effect in determining whether there has been a Breach of such representation, warranty, covenant or agreement.
     8.7 Indemnification in Case of Strict Liability
     THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 8 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED ON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW, OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT), AND THE CONCURRENT STRICT LIABILITY IMPOSED ON THE PERSON SEEKING INDEMNIFICATION.
8.8	Time Limitations

          (a) Any and all representations and warranties of the Parties under this Agreement shall terminate and expire and be of no further force or effect on the date twelve (12) months following the Closing; provided, that:
          (i) all of the Parties’ respective indemnification obligations shall survive with respect to a claim timely and properly brought pursuant to this Article 8 prior to the expiration of the relevant period set forth in this Section 8.8 (and with respect to which written notice identifying such claim and the basis thereof shall have been delivered to the Indemnifying Party on or prior to expiration of the relevant period) until such claim is finally resolved; and
          (ii) Seller’s representations in Sections 3.1(b) (due authorization of the Contemplated Transactions) 3.5 (Taxes) and 3.8 (environmental matters) and Buyer’s representations in Section 4.1 (due authorization of the Contemplated Transactions) shall terminate and expire and be of no further force or effect on the date thirty-six (36) months following the Closing (collectively, the “Excluded Representations”).
          (b) The Parties’ respective covenants and agreements shall survive the Closing or the earlier termination of this Agreement in accordance with their respective terms.
          (c) No claim for indemnification shall be first brought or made after the third (3rd) anniversary of the Closing Date provided, however, that the foregoing shall not apply to any claim of indemnification claim by Seller that arises out of the obligations of Buyer under or pursuant to Sections 2.3, 7.16, 7.17, 7.19 or 10.
     8.9 Limitations On Indemnity Obligations
          (a) Neither Party will be required to indemnify the other Party or such other Party’s Indemnified Persons in respect of any claim arising out of a Party’s Breach of any of its representations or warranties hereunder unless and until the Damages suffered by such Party or its Indemnified Person(s), together with all other indemnifiable Damages suffered by such Party and its Indemnified Persons exceeds Three Hundred Thousand Dollars ($300,000), and thereafter the Indemnifying Party shall be obligated to indemnify such Party or its Indemnified Persons for all Damages suffered by such Party or its Indemnified Persons in an amount equal to or in excess of One Hundred Thousand Dollars ($100,000); provided, that the foregoing limitation shall not apply to any claim arising out of any Breach of any Excluded Representation.
          (b) Each Party’s maximum aggregate Liability for Damages in respect of claims arising out of Breaches of such Party’s representations and warranties (other than Excluded Representations) shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000).
     8.10 Exclusive Remedy
     The Parties acknowledge and agree that, except as may arise from a claim for fraud or willful or intentional misrepresentation and except for any claims seeking injunctive or other equitable relief, following the Closing, the indemnification provisions in this Article 8 shall be the sole and exclusive remedies of the Parties for any Breach of this Agreement or of any undertaking or obligation provided herein (but not any such undertaking or obligation to the extent that they are by their terms to be performed after the Closing Date). All other rights and remedies, whether at law or equity, are waived, including any defense of equitable recoupment.
     Nothing in this Agreement is intended to or shall constitute an assumption by Seller of, or an indemnity of any Buyer Indemnified Persons related to, any Environmental Condition or Environmental Health or Safety Liability that was not caused by an act or omission of Seller. Buyer waives any direct, indirect or derivative claim or right of contribution with respect to Environmental, Health or Safety Liability or any Environmental Condition of the Real Property that occurred before Seller took possession of such Real Property pursuant to the MEDCO Lease whether any state or federal law or at common law.
9. TERMINATION
     9.1 Termination Rights of the Parties
     This Agreement may be terminated only:
          (a) by written agreement of Buyer and Seller;
          (b) by Buyer, upon notice to Seller, if Seller has materially Breached any of its representations, warranties, covenants or other obligations hereunder and such Breach is not cured within thirty (30) days after written notice thereof from Buyer, unless Buyer is then in material Breach hereunder such that it would not be able to deliver the certificate referred to in Section 2.9(b)(vi);
          (c) by Seller, upon notice to Buyer, if (i) Buyer has materially Breached any of its representations, warranties, covenants or other obligations hereunder and such Breach is not cured within thirty (30) days after written notice thereof from Seller, unless Seller is then in material Breach hereunder such that it would not be able to deliver the certificate referred to in Section 2.9(a)(vi);
          (d) by Buyer or Seller, upon notice to the other, if any Order or Legal Requirement becomes effective that would prohibit, (or in which an adverse Order could prohibit) the consummation of any of the Contemplated Transactions;
          (e) by any of the Parties hereto if the Closing shall not have occurred by September 30, 2008 (the “Termination Date”); provided, that termination pursuant to this Section 9.1(e) shall not be available to any Party whose material Breach of any of its representations, warranties, covenants or other obligations hereunder or under any of the Loan Documents shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Termination Date;
          (f) by Buyer, if Buyer terminates this Agreement as a result of facts or circumstances disclosed by Seller to Buyer on an Updated Disclosure Schedule; and
          (g) by Buyer or Seller, if Seller has failed to obtain the Requisite Stockholder Approval as contemplated by Section 7.9, or if Seller’s stockholders affirmatively reject the approval of this Agreement and the Contemplated Transactions.
     9.2 Termination Fee

          (a) If Buyer is in Breach of this Agreement, Seller’s sole and exclusive remedy shall be to terminate this Agreement pursuant to Section 9.1(c) and receive liquidated damages from Buyer in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Termination Fee”), which amount shall reduce Seller’s then outstanding principal amount of the Loan Facility.
          (b) If Seller is in Breach of this Agreement, Buyer’s may elect to (i) compel Seller to specifically perform the terms of this Agreement, including seeking the Requisite Stockholder Approval and consummating the Contemplated Transactions in accordance with the terms hereof and the Transaction Documents or (ii) terminate this Agreement pursuant to Section 9.1(b) and, if such Breach is a material Breach, receive liquidated damages from Seller in the amount equal to the Termination Fee.
          (c) In the event Buyer terminates this Agreement pursuant to Section 9.1(f) and the failure to disclose such facts and circumstances on any Disclosure Schedule previously delivered by Seller to Buyer constitutes Intentional Breach or fraud by Seller, Buyer’s sole and exclusive remedy shall be liquidated damages from Seller in an amount equal to the Termination Fee.
          (d) In the event either Buyer or Seller terminates this Agreement pursuant to Section 9.1(g) and Seller enters into legally binding agreements with respect to a Competitive Transaction described in clauses (i), (ii), (iii) or (iv) of the definition of such term within One Hundred Thirty Five (135) days of such termination date, Buyer’s sole and exclusive remedy shall be liquidated damages from Seller in the amount of the Termination Fee.
          (e) Upon any termination of this Agreement, this Agreement shall be null and void and have no effect and without liability of any Party, provided however, that the provisions of Section 10 and 11 of this Agreement shall survive such termination of this Agreement, Seller will remain obligated to repay the Loan Facility and, if the reason for such termination was pursuant to Section 9.1(b), (c), (f) or (g), the provisions of Section 9.2(a), (b), (c) or (d), as the case may be, shall survive such termination.
10. CONFIDENTIALITY
     10.1 Definition of Confidential Information
     As used in this Article 10, the term “Confidential Information” includes any and all of the following information of Seller or Buyer, as the case may be, that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically, or otherwise made available by observation, inspection or otherwise by either Party or its Representatives (collectively, a “Disclosing Party”) to the other Party or its Representatives (collectively, a “Receiving Party”):
          (a) all information that is a trade secret under applicable trade secret law or other Legal Requirements;
          (b) all information concerning product specifications, data, Know-How, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, software, and computer software and database technologies, systems, structures and architectures;
          (c) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants’ materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel, and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party’s documents or property or discussions with the Disclosing Party regardless of the form of the communication; and
          (d) all notes, analyses, compilations, studies, summaries, and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, on any information included in the foregoing.
     Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable Legal Requirements. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Article 10, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Article 10 to the extent included within the definition thereof. In the case of trade secrets, Buyer and Seller each hereby waives any requirement that the other Party submit proof of the economic value of any trade secret or post a bond or other security.
     10.2 Restricted Use of Confidential Information
          (a) Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party, (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions, and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or any other Transaction Document or with the prior written Consent of an authorized representative of Seller with respect to Confidential Information of Seller or an authorized representative of Buyer with respect to Confidential Information of Buyer. Each of Buyer and Seller shall disclose the Confidential Information of the other Party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer or Seller, as the case may be, of the obligations of this Article 10 with respect to such information. Each of Buyer and Seller shall (x) enforce the terms of this Article 10 as to its respective Representatives, (y) take such action reasonably necessary to cause its Representatives to comply with the terms and conditions of this Article 10, and (iii) be responsible and liable for any Breach of the provisions of this Article 10 by it or its Representatives.
          (b) Seller shall maintain as confidential any Confidential Information (including for this purpose any information of Seller of the type referred to in Sections 10.1, regardless of whether or not disclosed to Buyer) of Seller relating to any of the Purchased Assets or the Assumed Liabilities. Notwithstanding the preceding sentence, Seller may use and disclose any Confidential Information of Seller before the Closing in the Ordinary Course of Business or to pursue a Competitive Transaction to the extent permitted under Section 7.10. For the avoidance of doubt, the provisions of this Section 10.2(b) shall not apply to Seller after any termination of this Agreement.
          (c) Notwithstanding anything herein to the contrary, from and after the Closing, the provisions of Section 10.2(a) shall not apply to or restrict in any manner Buyer’s use of any Confidential Information of Seller relating to any of the Purchased Assets or the Assumed Liabilities. In addition, to the extent not transferred to Buyer, Seller shall endeavor to maintain any secrecy agreements to which Seller is a party as of the Closing to the extent related to Business.
     10.3 Exceptions
     Notwithstanding anything herein to the contrary, Section 10.2 shall not apply to Confidential Information contemplated to be disclosed pursuant to Section 11.10 or that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a Breach of this Article 10 by the Receiving Party or its Representatives, (b) was or is developed by the Receiving Party independently of and without reference to or use of any Confidential Information of the Disclosing Party by employees who were involved in the Contemplated Transaction, or (c) was, is or becomes available to the Receiving Party on a non-confidential basis from a Third Party without Breach of any confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Notwithstanding anything to the contrary in this Agreement, Seller shall not disclose any Confidential Information of Seller relating to any of the Purchased Assets or the Assumed Liabilities in reliance on the exceptions in clauses (b) or (c) above.
     10.4 Legal Proceedings
     If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Article 10, that Receiving Party shall give the Disclosing Party prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 10. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based on advice of the Receiving Party’s counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body; provided, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 10.4 shall not apply to any Proceedings between the Parties to this Agreement.
     10.5 Attorney-Client Privilege
     The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties (a) share a common legal and commercial interest in all of the Disclosing Party’s Confidential Information that is subject to such privileges and protections, (b) are or may become joint defendants in Proceedings to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates, (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened Proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates, and (d) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either Party or otherwise, that any Disclosing Party waived any of its attorney work product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.
11. GENERAL PROVISIONS
     11.1 Dispute Resolution
     Any Disputes arising out of or relating to this Agreement or any Transaction Document will be settled in accordance with the following provisions:
          (a) Good Faith Negotiations. In the event of any Dispute arising out of or relating to or in connection with any provision of the Agreement, or the rights or obligations hereunder, the Parties shall use good faith efforts to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within ten (10) Business Days after such notice, appropriate Representatives of the Parties shall meet for attempted resolutions by good faith negotiations. If such Representatives are unable to resolve such disputed matters, they shall be referred to the senior management of the respective Parties for discussion and resolution.
          (b) Jurisdiction and Venue. If the senior management designated by the respective Parties is unable to resolve the Dispute within thirty (30) days (or such longer period of time as the Parties may agree to in writing) of initiating such negotiations, then the Parties agree that the United States District Court for the Southern District of New York shall have jurisdiction and exclusive venue for any litigation with respect to any Dispute; except that where no federal jurisdiction exists, the New York State Court of Appeals shall have jurisdiction and exclusive venue for any litigation with respect to any Dispute.
          (c) Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON A DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE CONTEMPLATED TRANSACTIONS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF THE PARTIES, AND WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

     11.2 Notices
     All notices, Consents, waivers and other communications required or permitted by this Agreement will be in writing and will be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment and, in the case of e-mail, a copy sent by one of the other approved methods; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (if any) (or to such other address, facsimile number, e-mail address or person as a Party may designate by notice to the other Party in accordance with this Section 11.2):
To Buyer:
310, LLC
Emergent BioSolutions Inc.
2273 Research Boulevard, Suite 400
Rockville, MD 20850
Facsimile: 301-795-1899
Telephone: 301-795-1800
Attention: President
with a mandatory copy to the attention of the General Counsel, at the same address, and
with a mandatory copy to:
Thelen Reid Brown Raysman & Steiner LLP
701 Eighth Street, N.W.
Washington, DC 20001
Facsimile: 202-508-4321
Telephone: 202-508-4000
Attention: Carl Valenstein, Esq.
To Seller:
Protein Sciences Corporation
1000 Research Parkway
Meriden, CT 06450
Facsimile: 203-686-0268
Telephone: 203-686-0800
Attention: Daniel D. Adams, President and Chief Executive Officer
and a mandatory copy to:
Brenner, Saltzman & Wallman LLP
271 Whitney Avenue

New Haven, CT 06511
Facsimile: 203-772-3907
Telephone: 203-772-2600
Attention: Wayne Martino, Esq.
     11.3 Waiver; Remedies Cumulative
     The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Legal Requirement, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
     11.4 Entire Agreement and Modification
     This Agreement, together with the other Transaction Documents, supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller and constitutes (along with the Schedules, Disclosure Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written agreement executed by all the Parties hereto.
     11.5 Schedules
     The statements in the Schedules and Disclosure Schedules, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.
     11.6 Assignment, Successors and Third Party Rights
     Neither Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written Consent of the other Party; provided, that nothing in this Agreement shall prevent Buyer from assigning any or all of it rights and obligations hereunder to any Affiliate or Related Person, in which event Buyer shall continue to be liable for the performance of the obligations so assigned, or from assigning any of its rights hereunder for purposes of security in connection with any financing obtained by Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties. Notwithstanding the foregoing,

Seller is permitted to assign (i) this Agreement without Buyer’s consent but with notice to Buyer to a liquidating trust or other entity in connection with a Plan of Liquidation to the extent permitted under Section 7.14, and (ii) Seller can assign the right to receive any of the Consideration to no more than five (5) Persons, but any such assignment shall be conditioned upon such Person acknowledging, in writing, that their right to be paid any of the Consideration is subject to Buyer’s right to receive a credit against the Consideration payable to Seller and Buyer’s right of setoff in accordance with the terms of this Agreement, and provided, that this Agreement will apply to and be binding in all respects upon such liquidating trust or other entity and any such liquidating trust or other entity shall expressly assume Seller’s obligations (including indemnification obligations) under this Agreement
     11.7 Nature of Buyers’ Obligations
     The obligations of each of 310, LLC and EBS to Seller as set forth herein are joint and several obligations and the release, discharge or termination of the Liability of one of them shall not affect or limit the Liability of the other Person.
     11.8 Governing Law
     This Agreement will be governed by and construed under the law of the State of New York without regard to conflicts of law principles that would require the application of any other law.
     11.9 Enforcement of Agreement
     Seller acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that any Breach by Seller of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled at law or in equity, Buyer will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions hereof by Seller.
     11.10 Securities Law Disclosure and Public Announcements.
     Immediately following the execution of this Agreement, EBS and Seller will issue a joint press release announcing its entry into this Agreement in the form attached hereto as Exhibit I. Within four (4) Trading Days following the execution of this Agreement, EBS will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on or before the fourth (4th) Trading Day following the Closing Date, EBS will file an additional Current Report on Form 8-K to disclose the Closing. In addition, EBS will make such other filings and notices in the manner and time required by the Commission and the NYSE.
     11.11 Execution in Counterparts
     This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument. It shall not be necessary that the signatures of, or on behalf of, each Party, or that the signatures of all persons required to bind any Party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each Party, or that the signatures of the persons required to bind any Party, appear on one or more of the counterparts. This Agreement may be executed through electronic delivery of duly executed signature pages.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in triplicate originals on the date and year first above written.

SELLER: PROTEIN SCIENCES CORPORATION
By:	/s/ William H. Narwold
	Name:	William H. Narwold
	Title:	Chairman

310, LLC: 310, LLC
By:	/s/ Jay G. Reilly
	Name:	Jay G. Reilly
	Title:	President

EBS: EMERGENT BIOSOLUTIONS INC.
By:	/s/ Y.F. El-Hibri
	Name:	Yahia Fuad El-Hibri
	Title:	Chairman and Chief Executive Officer

APPENDIX 1
DEFINITIONS
     “310, LLC” is defined in the preamble hereto.
     “Accounts Receivable” means (a) all trade accounts receivable and other rights to payment from customers of a Person and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of such Person, (b) all other accounts or notes receivable of such Person and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.
     “Adams Shares” is defined in the definition of Tax Cap.
     “Additional Assignment Instruments” is defined in the definition of Transaction Documents.
     “Additional Consideration” is defined in Section 2.3(f)(i).
     “Additional Consideration Rate” is defined in Section 2.3(f)(i).
     “Additional Convertible Note” is defined in Section 2.3(b)(ii).
     “Additional Flip Payment” is defined in Section 2.3(i)(1).
     “Affiliate” means, with respect to any Person, any other Person that owns or controls, is owned or controlled by or is under common ownership or control with such Person.
     “Agreement” is defined in the preamble hereto.
     “Antitrust Division” is defined in Section 7.3(b).
     “Assumed Liabilities” is defined in Section 2.4(a).
     “Assumed Employee Liabilities” is defined in Section 2.4(a)(v).
     “Assumed Taxes” is defined in Section 2.4(a)(vi).
     “Background Check” is defined in Section 7.5(a).
     “Balance Sheet” is defined in Section 2.6.
     “BLA” means the Biologics Licensing Application submitted by Seller for FluBlok to the FDA on or about April 17, 2008.
     “BLA Approval” means the first marketing approval by the FDA of a Biologics License Application for FluBlok.
     “BLA Approval Milestone Payments” means any of the milestone payments described in Section 2.3(d)(ii)(A)-(D).

     “Bill of Sale” is defined in Section 2.9(a)(i).
     “Breach” means any breach of or inaccuracy in any representation or warranty or any breach of or failure to perform or comply with any covenant or obligation, in each case in or of any specified Contract, or any event with which the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure; and the terms “Breaching” and “Breached” with respect to any Contract have meanings correlative to the foregoing.
     “Bulk Sales Laws” means any applicable Legal Requirements pertaining to bulk sale or bulk transfers.
     “Business” means Seller’s business of Exploiting the Clinical Data, Technology, products and Services and any other products and services developed, tested, manufactured, offered for sale, sold or otherwise Exploited by Seller and of owning or otherwise holding and operating its assets and properties as currently owned, held and operated, including the implementation of the Upgrade.
     “Business Day” means any day other than Saturday, Sunday or any other day on which banks in New York, New York are permitted or required to be closed.
     “Buyer” is defined in the preamble hereto.
     “Buyer Indemnified Persons” is defined in Section 8.2.
     “Buyer Material Adverse Effect” means any change, event, circumstance or occurrence that is materially adverse to the assets, liabilities, operations, condition (financial or otherwise) of EBS, or materially impairs EBS or 310, LLC’s ability to consummate the Contemplated Transactions in accordance with the terms hereof and of the Transaction Documents or to perform its obligations hereunder or thereunder, other than any such change, event, circumstance or occurrence caused directly by any violation of the terms of this Agreement by Seller; provided, however, the following changes, events, circumstances or occurrences shall not be deemed to be a “Material Adverse Effect” for purposes of this Agreement (a) any change in the trading price of Buyer’s common stock as a result of the public announcement of the Contemplated Transactions or otherwise; (b) anything affecting the economy or the biotech or biodefense industries in general that, taken as a whole, does not adversely affect Buyer in a materially disproportionate manner; or (c) the impact of the Contemplated Transactions on customers, vendors, or any Governmental Body.
     “Buyer Plans” is defined in Section 7.5(b).
     “Buyer’s Closing Documents” is defined in Section 4.1(a)(i).
     “CERCLA” is defined in the definition of Environmental Laws.
     “Cleanup” is defined in the definition of Environmental, Health and Safety Liabilities.
     “Clinical Data” means all pre-clinical data, non-clinical data, clinical trials materials, clinical trial data, clinical study reports, clinical specimens, adverse event records, study protocols, informed consents, investigators’ brochures and instructions and other scientific and technical information generated by, used or useful in the pre-clinical, non-clinical and clinical testing program for any product.

     “Closing” is defined in Section 2.8.
     “Closing Date” is defined in Section 2.8.
     “Closing Date Balance Sheet” is defined in Section 2.9(a)(viii).
     “Closing Date Trade Payables” is defined in Section 2.9(a)(ix).
     “COBRA” is defined in Section 7.5(d).
     “Code” means the Internal Revenue Code of 1986, as amended, and all rules, laws and regulations promulgated pursuant thereto or in connection therewith.
     “Commercialization” or “Commercialize” means any activities directed to manufacturing, marketing and selling.
     “Commercially Reasonable Efforts” means a Party’s commitment of resources in accordance with its reasonable business, legal, medical and scientific judgment, taking into account factors including the competitiveness of the marketplace, the commercial viability of a proposed course of action and the applicable regulatory pathways.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Stock” is defined in Section 4.1(e)(ii).
     “Competing Business” is defined in Section 3.18.
     “Competitive Transaction” is defined in Section 7.10(c).
     “Competitive Transaction Proposal” is defined in Section 7.10(a).
     “Confidential Information” is defined in Section 10.1.
     “Consent” means any approval, consent, ratification, waiver, estoppel or other authorization.
     “Consideration” is defined in Section 2.3.
     “Contemplated Transactions” means all of the transactions contemplated by this Agreement and the Transaction Documents.
     “Contract” means any contract (for services or goods, or both), agreement, note, lease for personal or real property, rental or occupancy agreement, installment and conditional sale contract, joint venture, partnership or similar arrangement, license (other than from a Governmental Body, but expressly including any software or other intellectual property license), assignment, undocumented service or supply arrangements, power of attorney, guaranty, warranty, instrument, commitment or other binding arrangement, in any case whether written or oral, and each amendment, supplement, modification and restatement of or to the foregoing, including contracts and agreements relating to labor unions or other employee groups, intellectual property, sales, capital expenditures, sharing of profits, losses, costs or Liabilities, and letters of credit and other guaranties of performance.

     “control” is defined in the definition of Related Person.
     “Convertible Note” is defined in Section 2.3(b)(i).
     “Covered Parties” is defined as Buyer and its Affiliates, any Flip Successor and its Affiliates and/or any sublicensee of FluBlok from Buyer, a Flip Successor or any of their respective Affiliates.
     “Damages” means any and all out-of-pocket costs and expenses incurred by a Person in connection with the investigation, defense or settlement of any and all demands, claims, actions or causes of action, assessments, Liabilities, losses, damages, costs, expenses, judgments, awards, sanctions, penalties and charges, excluding any exemplary or punitive damages and any special, incidental or consequential damages, losses or expenses, including lost profits or opportunity costs (collectively, the “Excluded Damages”) (except to the extent any such Excluded Damages are assessed in connection with a Third Party Claim with respect to which the Person against which such damages are assessed is entitled to indemnification in accordance with Article 8).
     “Debt or Equity Financing” means any debt or equity financing involving a financial investor (i.e. other than a strategic investor whose primary business is pharmaceutical) that is not tied to a Competitive Transaction or a definitive agreement to enter into a Competitive Transaction that is then reasonably contemplated or expected to occur within nine (9) months after the date of any termination of this Agreement.
     “Deduction Cap” is defined in the definition of Net Sales.
     “Delaware Law” means the Delaware General Corporation Law, as amended, and any other applicable Legal Requirements of the State of Delaware.
     “Diamyd” is defined in Section 7.3.
     “Diamyd Agreement” means the Agreement entered into October 31, 2007 (and agreed to October 30, 2007) by and between Seller and Diamyd.
     “Disclosing Party” is defined in Section 10.1.
     “Disclosure Schedule” means the disclosure schedule attached hereto and identified as the Disclosure Schedule to this Agreement.
     “Dispute” means any actions for Breach of contract with respect to this Agreement or any of the other Transaction Documents, any claim based upon tort and all other causes of action related to the Contemplated Transactions.
     “Dollars” or “$” means U.S. dollars.
     “EBS” is defined in the preamble hereto.
     “Effective Time” means 11:59 p.m. Eastern Time on the Closing Date.
     “Employee Plans” means all “employee benefit plans” and “employee pension benefit plans” as defined in any applicable Legal Requirement, including Section 3(3) of ERISA, “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) and all other employee fringe benefit plans, programs and arrangements currently maintained or contributed to by the applicable Person or any of its subsidiaries or ERISA Affiliates for the benefit of any of its employees, including pension, post-retirement, profit sharing, savings and thrift, welfare, vacation, bonus, stock bonus, stock option, incentive, deferred compensation, severance and retention agreements, commitments, arrangements and understandings. An “ERISA Affiliate” of any Person means any other Person (regardless of whether incorporated) that, together with such Person, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
     “Encumbrance” means any lien, charge, claim, community property interest, condition, equitable interest, option, pledge, security interest, mortgage, right-of-way, easement, lease or other occupancy agreement, encroachment, servitude, title defect, right of first option, right of first refusal or similar restriction (including any restriction on use, voting (in the case of any security or Equity Interest)), transfer, receipt of income or exercise of any other attribute of ownership).
     “Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.
     “Environmental Condition” means any environmental contamination or pollution or threatened contamination or pollution of, or any presence of or the Release or threatened or potential Release of Hazardous Materials into or on, the surface water, groundwater, surface soil, subsurface soil, air or land.
     “Environmental Firm” is defined in Section 7.4(a).
     “Environmental, Health and Safety Liability” means any Liability or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:
(a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of chemical substances or products);
(b) fine, penalty, judgment, award, settlement, legal or administrative proceeding, damage, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;
(c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment, or other remediation or response action (“Cleanup”) required by any Environmental Laws or Occupational Safety and Health Law (regardless of whether such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(d) any other compliance, corrective or remedial measures required under any Environmental Law or Occupational Safety and Health Law.
The terms “removal,” “remedial,” and “response action” include the types of activities covered by CERCLA, any applicable state or foreign equivalent thereof and any other applicable Environmental Law.
     “Environmental Laws” means all Legal Requirements relating to public health or safety, pollution, damage to or protection of the environment, Environmental Conditions, Releases or threatened Releases of Hazardous Materials into the environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Materials, whether existing in the past or present or hereafter enacted, rendered, adopted or promulgated. Environmental Laws shall include, where applicable the following laws, and the regulations promulgated thereunder, as the same may be amended from time to time, and all foreign equivalents thereof: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.) (“CERCLA”); the Resource Conversation and Recovery Act (42 U.S.C. §6901 et seq.); the Clean Air Act (42 U.S.C. §7401 et seq.); and the Clean Water Act (33 U.S.C. §1251 et seq.).
     “Environmental Permits” means all Governmental Authorizations and Consents required under or issued by any Governmental Body pursuant to Environmental Laws.
     “Equity Interest” means any share, unit or other similar right or interest, however designated, in the equity of any Person, including capital stock, partnership and membership interests and units, and any option or warrant with respect thereto and any similar right to acquire any such right or interest.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” is defined in the definition of Employee Plans.
     “Escrow Agent” is defined in Section 8.6(c).
     “Exchange Act” is defined in the definition of Related Person.
     “Excluded Assets” is defined in Section 2.2.
     “Excluded Cash” is defined in Section 2.2(h).
     “Excluded Damages” is defined in the definition of Damages.
     “Excluded Representations” is defined in Section 8.8(a)(ii).
     “Exploit” means to research, develop, design, test, modify, make, manufacture, have manufactured, use, market, distribute, import, export, offer for sale, sell, have sold, provide, Commercialize, support, maintain, correct, create derivative works of or otherwise commercially exploit or engage any Person to perform any of the foregoing.
     “FDA” means the United States Food and Drug Administration or any successor thereto.
     “FDCA” means the Federal Food, Drug and Cosmetic Act of 1938, as amended, and all rules, laws and regulations promulgated pursuant thereto or in connection therewith.

     “Facilities” means any plans, offices, land, manufacturing or other facilities owned, operated, leased, managed, used, controlled or occupied by Seller.
     “Family” is defined in the definition of Related Person.
     “Financial Statements” is defined in Section 3.2(a).
     “Flip Successor” shall mean any purchaser or licensee of FluBlok, or the ultimate parent entity of the FluBlok purchaser or acquirer of a FluBlok Subsidiary, in connection with a Flip Transaction.
     “Flip Transaction” means (1) the execution by Buyer or any of its Affiliates of a legally binding definitive agreement with a Person that is not a wholly owned direct or indirect subsidiary of EBS to sell or grant an exclusive license in all of Buyer’s rights in FluBlok for any territory that includes the United States and three or more of the following countries: England, France, Germany, Italy and Spain (the “Required EU Territory”) or (2) the execution by EBS of a legally binding definitive agreement to, directly or indirectly, sell, merge, consolidate, combine or transfer a subsidiary of EBS that owns all of Buyer’s rights in and to FluBlok (a “FluBlok Subsidiary”) with or into a Person that is not a wholly-owned, direct or indirect, subsidiary of EBS. For purposes of the foregoing subsection (1) and (2), “all of Buyer’s rights” in FluBlok shall mean and refer to a transaction (other than marketing and/or distribution agreements typical of the industry) resulting in Buyer not retaining any substantive or material rights in and to FluBlok Products. For the avoidance of doubt, (a) a Flip Transaction may occur pursuant to one (1) or more definitive agreements; or (b) once a Flip Transaction has occurred, it shall include any and all definitive agreements entered into at any time during the eighteen (18) month period following the Closing Date.
     “FluBlok” means Seller’s trivalent, recombinant hemagglutinin influenza vaccine candidate produced using baculovirus expression vector system and formulated without preservatives or adjuvants, which is currently known as “FluBlok”. For the avoidance of doubt, FluBlok includes any change in the strains of influenza that are targeted by the vaccine including changes mandated by the World Health Organization or the U.S. Center for Disease Control or to combat a pandemic or avian flu.
     “FluBlok Products” means collectively FluBlok and Improved FluBlok.
     “FluBlok Subsidiary” is defined in the definition of Flip Transaction.
     “Former Facilities” means any plans, offices, land, manufacturing or other facilities formerly owned, operated, leased, managed, used, controlled or occupied by Seller or by any former Affiliate or predecessor-in-interest of Seller.
     “FTC” is defined in Section 7.3(b).
     “GAAP” means generally accepted accounting principles for financial reporting in the United States.
     “GLP” is defined in Section 3.10(d).
     “Governing Documents” means with respect to any Person: (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the articles or certificate of limited partnership and the limited partnership agreement; (d) if a limited liability company, the articles or certificate of organization and the operating agreement; (e) any other charter or similar document adopted or filed in connection with the creation, formation or organization of such Person; (f) all equity holders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of such Person, or relating to the rights, duties and obligations of the equity holders of such Person; and (g) any amendment or supplement to or restatement of any of the foregoing.
     “Governmental Authorization” means any Consent or Permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, including the permission to conduct human clinical trials under an investigational new drug application (IND).
     “Governmental Body” means any
(a) nation, state, county, city, town, borough, village, district or other jurisdiction;
(b) federal, state, local, municipal, foreign or other government;
(c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, bureau, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);
(d) multi-national organization or body;
(e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, investigative or taxing authority or power; or
(f) official of any of the foregoing, or any designee of any such official.
     “Hazardous Materials” means all toxic or hazardous substances, materials and wastes and all pollutants and contaminants, and infectious or radioactive substances and materials, and any substances, materials and wastes defined or regulated under any Environmental Laws, including Hazardous Wastes, petroleum polychlorinated biphenyls and urea formaldehyde.
     “Hazardous Waste” means all solid wastes defined or regulated under Environmental Laws.
     “HHS” means the United States Department of Health and Human Services, the Department of Homeland Security or any subagency of either of them.
     “HHS Award” means an award of a Contract or Contracts by HHS in response to (a) Seller’s RFP Solicitation, or (b) in the event that HHS withdraws the RFP and issues a subsequent request for proposal for the advanced development of recombinant influenza virus vaccines within one (1) year of the Closing Date, a subsequent request for proposal solicitation submitted by Buyer or any of its Affiliates.

     “HHS Award Amount” means the aggregate Dollar amount of the HHS Awards.
     “HHS Milestone Payment” is defined in Section 2.3(d)(i).
     “HHS Threshold” means Sixty-Six Million Six Hundred Sixty-Six Thousand Six Hundred Sixty Seven Dollars ($66,666,667).
     “HSR Act” is defined in Section 3.1(c).
     “ICH” is defined in Section 3.10(c).
     “Improved FluBlok” means FluBlok reformulated by the addition of preservatives, adjuvants, excipients, or other ingredients (but excluding antigens other than recombinant hemagglutinins).
     “Indemnified Person” is defined in Section 8.4(a).
     “Indemnifying Person” is defined in Section 8.4(a).
     “Initial Purchase Price Credit Amount” is defined in Section 2.5(a).
     “Intellectual Property” means (a) all inventions (regardless of whether patentable or unpatentable and whether reduced to practice), inventor’s certificates, divisions, all improvements thereto, and all Patents, (b) all Trademarks, trade dress, logos, trade names, corporate names, domain names and URLs together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all Know-How and confidential business information (including ideas, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, diagrams, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) (whether purchased or internally developed), (g) all other proprietary rights, (h) all information systems and management procedures, and (i) all copies and tangible embodiments of any of the above (in whatever form or medium).
     “Intellectual Property Assets” is defined in Section 3.9(c).
     “Intellectual Property Assignments” is defined in Section 2.9(a)(ii).
     “Intentional Breach” means (a) a willful misstatement or omission of a material fact in any representations or warranties in this Agreement; or (b) a deliberate act undertaken with the Knowledge that such act would constitute a Breach of a covenant or agreement in this Agreement.
     “IRS” means the United States Internal Revenue Service, and, to the extent relevant, any applicable foreign equivalent thereof.

     “Know-How” means inventions, discoveries, trade secrets, information, experience, data, formulae, procedures, technology and results (regardless of whether patentable), including discoveries, formulae, materials (including biological materials), practices, methods, knowledge, know-how, show-how, processes, experience and test data (including physical, chemical, biological, toxicological, pharmacological and clinical data), dosage regimens, control assays, product specifications, analytical and quality control data, marketing, pricing, distribution cost and sales data or descriptions.
     “Knowledge” means (i) with respect to a Person who is an individual, the actual or constructive knowledge, following reasonable inquiry of Seller’s Records (to the extent necessary), of such Person, (ii) with respect to a Person that is a legal entity, the actual knowledge of the current board of directors (or equivalent body) or any member thereof or any officer of such Person and (iii) with respect to Seller, the actual or constructive knowledge, following due inquiry of the Seller’s books and Records, of each Person set forth in Schedule 1.1(a). For the avoidance of doubt, “reasonable inquiry” shall not require retention of outside legal counsel or communications with Third Parties.
     “Leased Real Property” means all Real Property in which Seller holds a leasehold interest.
     “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, rule, regulation, regulatory guidance, code, statute, treaty, Order or other written standard, requirement or procedure validly enacted, adopted, issued, promulgated, applied, followed by or entered by any Governmental Body, as in effect as of the applicable time.
     “Liability” means, with respect to any Person, any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, however arising, and regardless of whether the same is required to be accrued on the financial statements of such Person or disclosed in the notes thereto.
     “License Agreement” means the License Agreement by and between UMN Pharma and Seller effective as of August 22, 2006.
     “Loan Documents” is defined in the definition of Loan Facility.
     “Loan Facility” means the financing arrangements pursuant to that certain Loan and Security Agreement, made as of March 19, 2008, between Seller, as borrower, and 310, LLC, as lender, and all other instruments and documents executed in connection with said agreement, including the Promissory Note made by 310, LLC to Seller on March 19, 2008 (the “Promissory Note,” and, together with all other instruments and documents executed and delivered in connection with the Loan Facility, the “Loan Documents”).
     “Make Whole Payment” means a portion of Seller’s cash included in the Excluded Assets equal to Fifty Thousand Dollars ($50,000).
     “Market Disruption Event” means the occurrence or existence for more than a two (2) hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any

suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NYSE or otherwise) in the Common Stock and, to the extent applicable, in any options, contracts or futures relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. New York City time on such day.
     “Material Adverse Effect” means any change, event, circumstance or occurrence that is materially adverse to the assets, liabilities, operations, condition (financial or otherwise) of Seller, or any impairment of Seller’s ability to consummate the Contemplated Transactions in accordance with the terms hereof and of the Transaction Documents or to perform its obligations hereunder or thereunder, other than any such change, event, circumstance or occurrence caused directly by any violation of the terms of this Agreement by Buyer; provided, however, the following changes, events, circumstances or occurrences shall not be deemed to be a “Material Adverse Effect” for purposes of this Agreement: (a) the FDA’s failure to provide any response to, or the provision by the FDA of a negative response regarding, the application for BLA Approval (unless the FDA notifies Seller that the BLA application submission was false or misleading, in which case such FDA response would be deemed to be a “Material Adverse Effect” for purposes of this Agreement), (b) HHS’s failure to provide any response to, or the provision by HHS of a negative response regarding, the RFP, (c) anything affecting the flu or biotech industry that, taken as a whole, does not adversely affect Seller in a materially disproportionate manner; (d) the impact of the Contemplated Transactions on customers, vendors, the FDA, the BLA, or RFP Solicitation; (e) any action taken by Seller with the consent of Buyer under Sections 7.2 (c) and (d); or (f) the impact on Seller of 310, LLC’s failure to fund the Loan Facility (except to the extent 310 LLC’s failure to fund is a result of Seller’s non-compliance with the procedures set forth in Schedule 7.2(c).
     “Material Interest” is defined in the definition of Related Person.
     “MEDCO” means Meriden Economic Development Corporation, a Connecticut nonstock corporation.
     “MEDCO Lease” means that certain Lease dated December 31, 1990 by and between MEDCO (as successor in interest to First Sterling Corporation) and Seller.
     “MEDCO Lease Assignment Documents” is defined in Section 2.9(a)(iii).
     “Milestone Payments” is defined in Section 2.3(d).
     “Net Sales” means the gross amounts received by the Covered Parties attributable to sales of FluBlok Products to unrelated Third Parties pursuant to procurement contracts for commercial sales (including sales to the U.S. Government or any other Governmental Body) in each case less the following deductions:
(a) trade, cash and quantity discounts actually allowed and taken directly with respect to such sales or dispositions, and inventory management fees paid to wholesalers;
(b) allocation of invoiced freight and shipping insurance expenses;
(c) allowances or credits to customers on account of retrospective price reductions;

(d) rebates and discounts paid or credited to any Governmental Body or to any Third Party payor, administrator or contractee;
(e) tariffs, duties, excises and sales Taxes imposed upon and paid with respect to such sales or dispositions (but excluding income, withholding or similar Taxes); and
(f) amounts repaid because of adjustments, billing errors, or trial prescriptions.
all of which amounts shall be determined from the books and records of the Covered Parties, maintained in accordance with GAAP, consistently applied; provided such deductions shall in no event exceed, in the aggregate, seven percent (7%) of the gross amounts received by Buyer and its Affiliates from sale of FluBlok Products (the “Deduction Cap”); provided, further, such Deduction Cap shall not apply to clauses (e) and (f) as set forth in this definition of “Net Sales”. Notwithstanding the foregoing, “net sales” of UMN Pharma, a licensee of Seller, shall mean “Covered Sales” as such term is defined in the License Agreement.
If FluBlok Products are sold as part of a Combination Product (as defined below), the Net Sales from the Combination Product shall be determined by multiplying the Net Sales (as determined above) of the Combination Product, during the applicable reporting period, by the fraction, A/A+B, where A is the average sale price of the FluBlok Product when sold separately in finished form and B is the average sale price of the other active ingredient(s) included in the Combination Product when sold separately in finished form, in each case during the applicable reporting period or, if sales of both the FluBlok Product and the other active ingredient(s) did not occur in such period, then in the most recent reporting period in which sales of both occurred. If such average sale price cannot be determined for both the FluBlok Product and all other active ingredient(s) included in such Combination Product, Net Sales for purposes hereof shall be calculated by multiplying the Net Sales of the Combination Product by the fraction of C/C+D, where C is the fair market value of the FluBlok Product and D is the fair market value of all other active ingredient(s) included in the Combination Product. In such event, Buyer shall in good faith make a determination of the respective fair market values of the FluBlok Product and all other active ingredient(s) included in the Combination Product, and shall notify Seller of such determination and provide Seller with data to support such determination. Seller shall have the right to review such determination of fair market values and, if Seller disagrees with such determination, to notify Buyer of such disagreement within thirty (30) days after Buyer notifies Seller of such determination. If Seller so notifies Buyer, and if thereafter the Parties are unable to agree in good faith as to such respective fair market values, then such matter shall be referred to a mutually agreed independent Third Party with experience regarding the pricing of pharmaceutical products for resolution, and the determination of such Third Party shall be conclusive and binding on the Parties. If Seller does not so notify Buyer, such determination shall be conclusive and binding on the Parties.
For purposes of this definition, a “Combination Product” means any pharmaceutical product that includes both a FluBlok Product and one or more other active ingredient(s) (specifically excluding adjuvants, preservatives, and excipients); “commercial sale” means the sale for end use or consumption to a Third Party by Buyer, an Affiliate of Buyer or its licensee or sublicensee, after the granting of BLA Approval or other applicable regulatory approval, and excludes any sale or other distribution for use in a clinical trial or other research or development activity, for compassionate or named-patient use or for test marketing; and “regulatory approval” means the approval (including any applicable governmental price and reimbursement approvals), licenses, registrations or Consents of Governmental Bodies necessary for the Commercialization of the applicable product in a country or territory.
     “Net Sales Payments” is defined in Section 2.3(e).
     “Non-Governmental Permit” is defined in Section 3.13(b).
     “Non-Royalty Consideration” is defined in Section 2.3(i)(i)(1).
     “Notes” means the Convertible Note together with any Additional Convertible Note issued by EBS to Seller in accordance with Section 2.3.
     “Notice of Suspension” is defined in Section 8.6(b).
     “NYSE” means the New York Stock Exchange.
     “Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.
     “Off-Site Facilities” means any facilities used for the treatment, storage or disposal of any Hazardous Waste associated with or are resulting from the Business.
     “Omitted Payables” is defined in Section 7.22.
     “Order” means any order, writ, injunction, judgment, award, decree, ruling or assessment of any Governmental Body or arbitrator.
     “Ordinary Course of Business” means any action taken by a Person that:
(a) is consistent in nature, scope and magnitude with such Person’s past practices and is taken in the ordinary course of the normal day-to day operations of such Person;
(b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and
(c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.
     “Partial Flip Transaction” means the execution by Buyer or any of its Affiliates of a legally binding definitive agreement with a Person that is not a wholly owned direct or indirect subsidiary of EBS to, directly or indirectly, sell or grant an exclusive license in all of Buyer’s rights in FluBlok for any territory that includes the United States or the Required EU Territory.

For purposes of the foregoing, “all of Buyer’s rights” in FluBlok shall mean and refer to a transaction (other than marketing and/or distribution agreements typical of the industry) resulting in Buyer not retaining any substantive or material rights in and to FluBlok Products. For the avoidance of doubt, (a) a Partial Flip Transaction for the Required EU Territory may occur pursuant to one or more definitive agreements to license; (b) the Partial Flip Transaction for the Required EU Territory shall not be deemed to occur until the three (3) country threshold is satisfied and (c) once a Partial Flip Transaction has occurred, it shall include any and all definitive agreements entered into at any time during the eighteen (18) month period after the Closing Date.
     “Party” means each party to this Agreement.
     “Patents” means all patents and patent applications (whether or not presently pending) including any divisionals, continuations, continuations-in-part or applications arising directly or indirectly from such patents and patent applications, and patents issuing on such patent applications, in each case owned or controlled by or licensed to Seller including those patents and patent applications listed in Section 3.9(a) of the Disclosure Schedule, together with all priority applications to which such patents and patent applications claim benefit of priority rights (directly or indirectly), foreign counterpart patent applications and foreign patents issued or issuing thereon, all supplemental patent protection therefor, and all reissues, reexaminations, substitutions and extensions thereof.
     “Payment Reports” is defined in Section 7.17(a).
     “Permit” means any permit, license, authorization, registration, approval or similar right issued or granted by any Governmental Body or other Person.
     “Permitted Encumbrances” means (i) liens for Taxes that are not yet due and payable or that are being contested in good faith and are properly reserved for on the Balance Sheet; (ii) rights reserved to any Governmental Body to regulate the affected property, (iii) with respect to real property: (A) Encumbrances shown on a current title report that do not and will not prevent the issuance of the Title Policies at standard rates, (B) zoning, building, subdivision and other similar restrictions that are matters of public record and in compliance with which the affected property is currently being operated, (C) leases, subleases and other occupancy agreements to the extent disclosed in the Disclosure Schedule; (iv) prior to the Closing: (A) the Zachs Mortgage and (B) Encumbrances created pursuant to the Loan Facility; and (v) those additional Encumbrances, if any, set forth in Schedule 1.1(b).
     “Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, including any Governmental Body.
     “Pharmaceutical Product” is defined in Section 3.10(g).
     “PHSA” means the Public Health Service Act of 1944, as amended, and all rules, laws and regulations promulgated pursuant thereto or in connection therewith.
     “Plan of Liquidation” is defined in Section 7.14.

     “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, formal or informal, public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
     “Promissory Note” is defined in the definition of Loan Facility.
     “Purchased Assets” means all assets of Seller, other than the Excluded Assets, including all of the following:
          (a) all right, title and interest in and to Seller’s products, including:
(i):	FluBlok;

(ii)	Seller’s Recombinant Neuraminidase (rNA) product;

(iii)	Seller’s SARS Recombinant Spike-protein subunit vaccine;

(iv)	Seller’s expresSF+® insect cell line;

(v)	Seller’s research antigens (including SARS, HIV and influenza); and

(vi)	all other products and materials under any stage of research, development, production, sale or other distribution or Exploitation by Seller;
(b) all right, title and interest in and to all Technology and Clinical Data owned, licensed or otherwise held by Seller;
(c) all of Seller’s rights under any Seller Contract set forth in Schedule 1.1(c) hereto;
(d) all Governmental Authorizations and Non-Governmental Permits, including those set forth in Section 3.6(b)(1) and Section 3.13(b) of the Disclosure Schedule;
(e) all investigational new drug applications, biologics license applications, other product license applications and product licenses, including those set forth in Section 3.10(g) of the Disclosure Schedule;
(f) all items of inventory, wherever located, including all finished goods, spare parts, raw materials, reagents, cell lines, master and working cell banks, seed stock, media, excipients, other manufacturing materials, work-in-progress, stability samples, bulk inventory and material, finished inventory, vials and syringes in inventory, packing materials and all related materials and supplies (“Purchased Inventories and Related Materials and Supplies”);
(g) all rights of Seller in any Tangible Personal Property, including those items set forth in Section 3.16 of the Disclosure Schedule;

(h) all of Seller’s right, title and interest in and to all real property (including all improvements and fixtures thereon and all appurtenances thereto), whether owned, leased or otherwise held or used (“Real Property”);
(i) all Accounts Receivable of Seller, regardless of whether reflected in the Balance Sheet or other Financial Statements provided to Buyer;
(j) all insurance policies (including clinical trial insurance policies) and rights thereunder of Seller to the extent related to the period prior to Closing and that are listed in Schedule 1.1(d) (“Purchased Insurance Policies”);
(k) all of Seller’s cash in an amount in excess of the Excluded Cash; and
(l) such additional assets, if any, as are listed in Schedule 1.1(e) hereto.
     “Purchased Insurance Policies” is defined in the definition of Purchased Assets.
     “Purchased Inventories and Related Materials and Supplies” is defined in the definition of Purchased Assets.
     “Purchase Price Credit” is defined in Section 2.5.
     “Real Property” is defined in the definition of Purchased Assets.
     “Receiving Party” is defined in Section 10.1.
     “Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
     “Registration Rights Agreement” is defined in Section 2.3(c).
     “Related Person” means, with respect to any individual:
(a) each other member of such individual’s Family;
(b) any Person that is directly or indirectly controlled by any one or more members of such Individual’s Family;
(c) any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and
(d) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and
with respect to any Person other than an individual:
(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such Person;
(b) any Person that holds a Material Interest in such Person;

(c) each Person that serves as a director, officer, partner, executor or trustee of such Person (or in a similar capacity);
(d) any Person in which such Person holds a Material Interest; and
(e) any Person with respect to which such Person serves as a general partner or a trustee (or in a similar capacity).
For purposes hereof, (a) “control” (including “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (b) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (c) “Material Interest” means direct or Indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of voting securities of other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other Equity Interest representing at least ten percent (10%) of the outstanding equity securities or Equity Interests in a Person.
     “Release” means any intentional or unintentional release, discharge, spill, leaking, pumping, pouring, emission, emptying, injection, disposal or dumping.
     “Remaining Purchase Price Credit Amount” is defined in Section 2.5(b).
     “Remaining Setoff Amount” is defined in Section 8.6(a)(ii).
     “Remedial Action” means any and all: (A) investigations of Environmental Conditions, including assessments, remedial investigations, sampling, monitoring or the installation of monitoring wells; and (B) actions taken to address Environmental Conditions, including the use, implementation, application, installation, operation or maintenance of removal action, in-situ or ex-situ remediation technologies to the surface or subsurface soils, excavation and off site disposal of such soils, soil vapor extraction systems, recovery wells, sumps or trenches, systems for long-term treatment of surface water or groundwater.
     “Remediation Standards” means either numeric or narrative standards to which Hazardous Materials in the environmental must be remediated as established pursuant to Environmental Laws.
     “Representative” means, with respect to any Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other agent or representative of such Person.
     “Required EU Territory” is defined in the definition of Flip Transaction.
     “Requisite Stockholder Approval” is defined in Section 7.9(a).
     “Retained Liabilities” means all Liabilities of Seller or otherwise relating to the Business, other than the Assumed Liabilities.

     “RFP” means RFP-DHHS-BARDA-07-06 entitled “Advanced Development of Recombinant Influenza Virus Vaccines”.
     “Sale” means: (i) a consolidation or merger of EBS with or into any other Person (except one in which the holders of Equity Interests of EBS immediately prior to such merger of consolidation continue to hold a majority of the outstanding equity securities or other Equity Interests of the surviving Person); (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of EBS to any “person” or “group” (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act); or (iii) the consummation of a transaction (including any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the owner, directly or indirectly, beneficially or of record, of shares representing more that fifty percent (50%) of the voting power represented by EBS’s issued and outstanding capital stock on a fully-diluted basis.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day.
     “SEC Reports” is defined in Section 4.1(f).
     “Securities Act” is defined in the definition of Related Person.
     “Seller” is defined in the preamble hereto.
     “Seller Board Recommendation” is defined in Section 7.9(a).
     “Seller Contract” means each Contract to which Seller is a party or by which it or any of the Purchased Assets is bound.
     “Seller Employee” is defined in Section 3.14(a).
     “Seller Employee Plan” means each Employee Plan maintained or contributed to by Seller or otherwise maintained for the benefit of any of the Seller Employees.
     “Seller Indemnified Persons” is defined in Section 8.3.
     “Seller Patents” is defined in Section 3.9(a).
     “Seller Required Consent” means any Consent, notice or filing required or appropriate to be obtained by Seller from, or to be given by Seller to, or to be made by Seller with, any Person in connection with the execution, delivery and performance by Seller of this Agreement and the Transaction Documents, including any such Consent, notice or filing to be obtained from or submitted to the FDA, any other Governmental Body or any landlord of Seller.
     “Seller’s Closing Documents” is defined in Section 3.1(b).
     “Seller’s RFP Solicitation” means Seller’s RFP solicitation submitted by Seller to HHS on December 4, 2007 as the same be supplemented or amended from time to time.
     “Series G Promissory Notes” means those certain Series G promissory notes in the aggregate principal amount of $2,030,000 and issued by Seller including the Note issued to Diamyd Therapeutics AB dated November 7, 2007 in the principal amount of One Million Dollars ($1,000,000). In the event that the Zachs Note is hereafter converted into a Series G

Promissory Note, then the aggregate principal amount of the Series G Promissory Notes shall be increased to $2,730,000.
     “Services” means, collectively, all of Seller’s service processes and offerings, including Seller’s protein production service known as GeneXpress®.
     “Setoff Amount” is defined in Section 8.6(a).
     “Setoff Note” is defined in Section 2.3(b)(i).
     “Stockholder Meeting” is defined in Section 7.9(a).
     “Superior Proposal” is defined in Section 7.10(a).
     “Suspended Payment” is defined in Section 8.6(b).
     “Tangible Personal Property” means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property of every kind owned, leased, licensed or otherwise held (wherever located and whether or not carried on the books), together with all express and implied warranties by the manufacturers, sellers or lessors thereof or of any item or component part thereof, and all maintenance records, documents and other Records relating thereto.
     “Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, added-on minimum, and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever, and any interest, penalties, additions or additional amounts thereon, imposed, assessed, collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.
     “Tax Cap” means:
(a) an amount equal to Two Million Dollars ($2,000,000), if Seller shall have (i) held a Stockholder Meeting in accordance with Section 7.9(a) and (ii)(A) caused Daniel D. Adams, in accordance with Section 7.9(b), to grant, in his capacity as a stockholder, a proxy to Mr. William H. Narwold authorizing Mr. Narwold to vote Mr. Adams’ shares of capital stock (the “Adams Shares”) in connection with any proposed resolution of Seller’s stockholders to approve this Agreement, the other Transaction Documents and the Contemplated Transactions, and (B) Mr. Narwold votes all shares of capital stock subject to a proxy (including the Adams Shares), as contemplated by and in accordance with Section 7.9(b), to approve this Agreement, the other Transaction Documents and the Contemplated Transactions;
(b) an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000) if Seller shall (i) have held a Stockholder Meeting in accordance with Section 7.9(a), and (ii) Mr. Narwold votes all shares of capital stock subject to a proxy (other than the Adams Shares), as contemplated by and in accordance with Section 7.9(b), to approve this Agreement, the other Transaction Documents and the Contemplated Transactions; and
(c) an amount equal to Zero Dollars ($0.00), if Seller does not hold a Stockholder Meeting in accordance with Section 7.9(a).
     “Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.
     “Technology” means all of the following that are owned or controlled by or licensed to Seller:
(a) all research, development, manufacturing, testing, quality control and quality assurance materials, books, Records, plans and reports, including all standard operating procedures, batch production Records, manufacturing Records, stability data and Records, testing Records, release documents, validation protocols, validation Records, engineering reports and blueprints;
(b) all Know-How, and any other processes, formulas, methods, assays, data, notebooks and manufacturing and production techniques, related to the Business; and
(c) all intangible personal property, including all Intellectual Property, Clinical Data and goodwill owned, licensed or otherwise held by Seller.
     “Termination Date” is defined in Section 9.1(e).
     “Termination Fee” is defined in Section 9.2(a).
     “Termination and Release Agreement” is defined in Section 2.3(a)(i).
     “3rd Party” is defined in Section 2.4(b)(xiv).
     “Third Party” means a Person that is not a party to this Agreement.
     “3rd Party Arrangement” is defined in Section 2.4(b)(xiv).
     “Third Party Claim” means any claim against an Indemnified Person by a Third Party, regardless of whether involving a Proceeding.
     “Third Party License” is defined in Section 2.3(f)(ii).
     “Trademarks” means all trademarks, service marks and trademark or service mark applications (whether or not pending), and any divisionals, continuations, continuations-in-part or applications arising from such trademarks and service marks and marks issuing on the aforesaid applications, in each case owned or controlled by or licensed to Seller including those trademarks and trademark applications listed in Section 3.9(c) of the Disclosure Schedule, together with all foreign counterpart trademark applications and trademarks issuing thereon and supplemental trademark protection therefor.
     “Trade Payables” means amounts owed or expected to be owed by Seller to a Third Party as of the Closing Date (if the Closing occurs on or before June 30, 2008), the projected amounts of which that are set forth on Schedule 2.4(a)(iii) and that arose in the Ordinary Course of Business and directly relate to the Business, including amounts related to or arising from the FluBlok clinical trials, the Upgrade, Seller’s response to the RFP, Seller’s submission of the BLA to the FDA and items constituting accounts payable or accrued expenses under GAAP. For the avoidance of doubt, Trade Payables (a) will not include any amount for Seller’s income taxes, the 3rd Party Arrangement, the Zachs Note, the Series G Promissory Notes or the Loan Facility, and (b) can be reallocated among different categories of expenses so long as the Trade Payables Cap is not exceeded.
     “Trade Payables Cap” means Thirteen Million Dollars ($13,000,000) or such increased amount as may be reasonably appropriate to reflect Ordinary Course of Business expenses of Seller that directly relate to the Business if the Closing date occurs after June 30, 2008.
     “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the NYSE is open for trading. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. New York City time.
     “Transaction Documents” means, collectively, this Agreement, the Bill of Sale, the Intellectual Property Assignments, the MEDCO Lease Assignment Documents, such additional assignment instruments as may be necessary or appropriate to assign and convey any of the Purchased Assets to Buyer in accordance with the terms hereof (“Additional Assignment Instruments”), the Convertible Note, any Additional Convertible Note (to the extent issued to Seller), the Registration Rights Agreement, the Termination and Release Agreement and any other document, instrument or certificate to be delivered pursuant to this Agreement or in connection with the Contemplated Transactions.
     “Transferred Employees” means all Seller Employees who accept offers of employment with EBS and are employed by EBS pursuant to Section 7.5.
     “Transfer Tax” is defined in Section 7.7(a).
     “UMN Pharma” means UMN Pharma, Inc., a Japanese corporation.
     “Unsolicited Purchaser” is defined in Section 7.10(a).
     “Updated Disclosure Schedule” is defined in Section 7.6.
     “Upgrade” means the upgrades to Seller’s facilities that are currently in progress and that are required to achieve cGMP status for the FluBlok pilot manufacturing facility, as further described in Schedule 1.1(g).
     “WARN Act” means the Worker Readjustment and Notification Act, 29 U.S.C. §2101.
     “Zachs” is defined in the definition of Zachs Mortgage.

     “Zachs Mortgage” means that certain Leasehold Mortgage Deed and Security Agreement, dated December 19, 2007, by and between Henry M. Zachs, an individual resident of Connecticut (“Zachs”) and Seller.
     “Zachs Note” means that certain Promissory Note, dated December 19, 2007, made by Seller to Zachs, as supplemented and amended by that certain letter agreement, dated March 18, 2008, between Seller and Zachs.

Exhibit A
(to Asset Purchase Agreement)
FORM OF
TERMINATION AND RELEASE AGREEMENT
     TERMINATION AND RELEASE AGREEMENT (this “Agreement”), is made as of                     , 2008, by and between Protein Sciences Corporation, a Delaware Corporation (“Borrower”), and 310, LLC, a Delaware limited liability company (“Lender,” and together with Borrower, each a “Party” and collectively, the “Parties”).
R E C I T A L S
     WHEREAS, Borrower, Lender and Emergent BioSolutions Inc., a Delaware corporation, have entered into that certain Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.
     WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement (the “Loan and Security Agreement”) dated March 19, 2008 (the “Loan Date”).
     WHEREAS, as part of the Consideration to be paid by Lender to Borrower under the Asset Purchase Agreement, Lender desires to terminate the Loan and Security Agreement and to release Borrower and its current and future controlling shareholders, subsidiaries, Affiliates, related companies, divisions, directors, trustees, officers, employees, agents, attorneys, successors and assigns (Borrower and the foregoing other Persons are hereinafter defined separately and collectively as the “Borrower Releasees”) from all Liabilities, claims, losses, demands, actions and causes of action whatsoever Lender had, now has, or may hereafter have against Borrower on account of any matter whatsoever from the beginning of time to the date of this Agreement relating to, arising under or in any way respecting or pertaining to the Loan and Security Agreement without prejudice to any claims that Lender may have against Borrower under the Asset Purchase Agreement or any of the other Transaction Documents (the “Lender Released Claims”).
     WHEREAS, Borrower desires to terminate the Loan and Security Agreement and to release Lender and its current and future controlling shareholders, subsidiaries, Affiliates, related companies, divisions, directors, trustees, officers, employees, agents, attorneys, successors and assigns (Lender and the foregoing other Persons are hereinafter defined separately and collectively as the “Lender Releasees,” and together with the Borrower Releasees, the “Releasees””) from all Liabilities, claims, losses, demands, actions and causes of action whatsoever Borrower had, now has, or may hereafter have against Lender on account of any matter whatsoever from the beginning of time to the date of this Agreement relating to, arising under or in any way respecting or pertaining to the Loan and Security Agreement without prejudice to any claims that Borrower may have against Lender under the Asset Purchase Agreement or any of the other Transaction Documents (the “Borrower Released Claims”).
     WHEREAS, the execution and delivery of this Agreement by Borrower and Lender is a condition to the obligations of Buyer and Seller, respectively, to consummate the Contemplated Transactions.

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. Termination of Agreement. Effective as of the date first above written, the Loan and Security Agreement is hereby terminated in its entirety by mutual agreement of Borrower and Lender, respectively, without further action by either Party.
     2. General Release.
a.	Borrower acknowledges and agrees that as of the date hereof Lender has no obligations or Liabilities of any kind or nature whatsoever to Borrower under any of the terms of the Loan and Security Agreement. Borrower hereby releases and forever discharges the Lender Releasees of and from any and all Borrower Released Claims.

b.	Lender acknowledges and agrees that as of the date hereof Borrower has no obligations or Liabilities of any kind or nature whatsoever to Lender under any of the terms of the Loan and Security Agreement. Lender hereby releases and forever discharges the Borrower Releasees of and from any and all Lender Released Claims.
     3. Covenant Not to Sue. Neither Borrower nor Lender will file, initiate, commence, institute, maintain, prosecute, aid, assist or voluntarily participate in any way in any action at law, suit in equity or other proceeding, whether administrative, judicial or otherwise, or voluntarily appear, testify or produce documents in any such action, suit or proceeding against the Lender Releasees (in the case of Borrower) or the Borrower Releasees (in the case of Lender) concerning any act or omission of any such Person occurring prior to the date of this Agreement, which act or omission is the subject of the general release provided in Section 2 hereof; provided, however, that the foregoing covenant not to sue shall not extend to any claim(s) the Parties may have against each other under the Asset Purchase Agreement. The foregoing notwithstanding, each of Borrower and Lender may be compelled by legal process in connection with a proceeding not initiated by Borrower or Lender, as the case may be, to produce documents, participate in depositions or provide testimony.
     4. No Admission of Liability. The Parties acknowledge that this Agreement is being executed in order to terminate the Loan and Security Agreement and forever extinguish, discharge and release all rights, obligations, and Liabilities of either Party under the Loan and Security Agreement of whatsoever nature which may exist among the Parties, and that neither this Agreement nor the releases contained herein constitute an acknowledgment or admission of Liability in any way on the part of any Party or its successors, assigns, agents, officers, directors or employees, all of whom expressly deny any Liability for any and all claims of whatsoever nature.
     5. No Prior Agreements. The undersigned represent that no promises, inducements or agreements not herein expressed have been made to the undersigned, that neither Party has any right to rely on any other prior or contemporaneous representation by anyone concerning this Agreement, and that this Agreement contains the complete and entire Agreement between the

Parties with respect to the matters described herein, which may not be terminated, amended, modified or changed except in a writing signed by the Parties.
     6. Full Understanding. EACH OF BORROWER AND LENDER, AS THE CASE MAY BE, REPRESENTS THAT IT IS SIGNING THIS AGREEMENT VOLUNTARILY AND WITH A FULL UNDERSTANDING OF AND AGREEMENT WITH ITS TERMS. EACH OF BORROWER AND LENDER, AS THE CASE MAY BE, UNDERSTANDS THAT IT IS WAIVING AND FORFEITING LEGAL RIGHTS AND OTHER BENEFITS BY SIGNING THIS AGREEMENT, AND IT CONSULTED WITH AN ATTORNEY AND/OR OTHER PERSONS TO THE FULL EXTENT IT WANTED TO DO SO BEFORE SIGNING THIS AGREEMENT.
     7. Miscellaneous.
          (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and the Releases.
          (b) Notices. All notices, waivers and other communications required or permitted by this Agreement will be in writing and will be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment and, in the case of e-mail, a copy sent by one of the other approved methods; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (if any) (or to such other address, facsimile number, e-mail address or person as a Party may designate by notice to the other Party in accordance with this Section 7(b)):
To Lender:
310, LLC
2273 Research Boulevard, Suite 400
Rockville, MD 20850
Facsimile: 301-795-1899
Telephone: 301-795-1800
Attention: President
with a mandatory copy to the attention of the General Counsel, at the same address, and
with a mandatory copy to:
Thelen Reid Brown Raysman & Steiner LLP
701 Eighth Street, N.W.
Washington, DC 20001
Facsimile: 202-508-4321
Telephone: 202-508-4000
Attention: Carl Valenstein, Esq.

To Borrower:
Protein Sciences Corporation
1000 Research Parkway
Meriden, CT 06450
Facsimile: 203-686-0268
Telephone: 203-686-0800
Attention: Daniel D. Adams, President and Chief Executive Officer
and a mandatory copy to:
Brenner, Saltzman & Wallman LLP
271 Whitney Avenue
New Haven, CT 06511
Facsimile: 203-772-3907
Telephone: 203-772-2600
Attention: Wayne Martino, Esq.
          (c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
          (d) Waiver. Neither any failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Legal Requirement, (i) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (ii) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
          (e) Construction. This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

          (f) Titles. The titles of the sections and paragraphs of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.
          (g) Applicable Law. This Agreement will be governed by and construed under the law of the State of New York without regard to conflicts of law principles that would require the application of any other law.
          (h) Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument. It shall not be necessary that the signatures of, or on behalf of, each Party, or that the signatures of all persons required to bind any Party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each Party, or that the signatures of the persons required to bind any Party, appear on one or more of the counterparts. This Agreement may be executed through electronic delivery of duly executed signature pages.
[signature page follows]

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first written above.

BORROWER: PROTEIN SCIENCES CORPORATION, a Delaware corporation
By:
Name:
Title:

LENDER: 310, LLC, a Delaware limited liability company
By:
Name:
Title:

Exhibit B-1
(to Asset Purchase Agreement)
FORM OF
4.75% CONVERTIBLE PROMISSORY NOTE
NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE PROMISSORY NOTE HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO EMERGENT BIOSOLUTIONS INC.
EMERGENT BIOSOLUTIONS INC.
Principal Amount: US $16,250,000	May ____, 2008
          EMERGENT BIOSOLUTIONS INC., a Delaware corporation (the “Company”) and 310, LLC, a Delaware limited liability company (“310” and with the Company, the “Maker”), for value received, hereby jointly and severally and unconditionally promise to pay to the order of the Holder the Principal Amount, together with interest thereon at the Interest Rate on the terms set forth in this Convertible Promissory Note (this “Note”).
     1. Definitions. As used in this Note, the following terms shall have the respective meanings set forth in this Section 1.
a.	“Acceleration Date” shall have the meaning set forth in Section 7(a) hereof.

b.	“Acceleration Notice” shall have the meaning set forth in Section 7(a) hereof.

c.	“Additional Convertible Notes” means any convertible promissory note issued to Holder under the Asset Purchase Agreement of even date herewith including, without limitation, the 4.75% Convertible Promissory Note of even date herewith from the Maker to the Holder in the original principal amount of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000).

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d.	“Asset Purchase Agreement” shall mean the Asset Purchase Agreement, dated May ___, 2008, by and among the Company, 310 and PSC.

e.	“Capital Stock” means:
i.	in the case of a corporation, corporate stock;

ii.	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

iii.	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or limited liability company membership interests; and

iv.	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person;
but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
f.	“Change of Control” means:
i.	a consolidation or merger of the Company with or into any other Person (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding equity and voting securities of the surviving Person);

ii.	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act); or

iii.	the consummation of a transaction (including, without limitation, any merger, consolidation, exchange offer, tender offer, reclassification or recapitalization), the result of which is that any “person” or “group” (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the owner, directly or indirectly, beneficially or of record, of shares representing more that fifty percent (50%) of the voting power represented by the Company’s issued and outstanding Capital Stock on a fully-diluted basis; and

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iv.	the adoption of a plan relating to the liquidation or dissolution of the Company.
g.	“Change of Control Date” means the date on which the Company consummates a Change of Control.

h.	“Close of Business” means 5:00 p.m. New York City time.

i.	“Closing Sale Price” means the reported last sale price per share of the Common Stock (or if no last sale price is reported, the average of the bid and ask prices per share or, in more than one in either case, the average of the average bid and the average ask prices per share) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

j.	“Common Stock” shall have the meaning set forth in Section 4(c) hereof.

k.	“Company” means Emergent BioSolutions, Inc. or its successor.

l.	“Company Conversion Date” shall have the meaning set forth in Section 5(b).

m.	“Company Conversion Notice” shall have the meaning set forth in Section 5(b) hereof.

n.	“Company Redemption Date” shall have the meaning set forth in Section 4(b) hereof.

o.	“Company Redemption Notice” shall have the meaning set forth in Section 4(b) hereof.

p.	“Conversion Date” means the Optional Conversion Date or Company Conversion Date, as the case may be.

q.	“Conversion Price” shall mean Twelve Dollars and Fifty Cents ($12.50) as such may be adjusted pursuant to the terms hereof.

r.	“Conversion Trigger Event” means the Closing Sale Price of the Common Stock for at least twenty (20) Trading Days in the period of thirty (30)

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consecutive Trading Days ending on the last Trading Day equals or exceeds One Hundred Forty Percent (140%) of the then applicable Conversion Price.

s.	“Event of Default” shall have the meaning set forth in Section 6(a) hereof.

t.	“Flip Transaction” shall have the meaning set forth in the Asset Purchase Agreement.

u.	“Flip Transaction Date” means the date on which a Flip Transaction or Partial Flip Transaction, as the case may be, is consummated.

v.	“Holder” means PSC or its permitted assigns.

w.	“Holder Election Notice” shall have the meaning set forth in Section 4(c) hereof.

x.	“Indebtedness” means any indebtedness of the Company, now or hereafter existing, under or in respect of the documents and instruments executed in connection therewith, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under bankruptcy law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including without limitation, any fees, premiums, expenses, reimbursement obligations with respect to letters of credit, notes and indemnities), whether outstanding on the date of this Note or thereafter created, incurred or assumed.

y.	“Interest Rate” shall have the meaning set forth in Section 2 hereof.

z.	“Maker” shall have the meaning set forth in the Preamble.

aa.	“Market Disruption Event” means the occurrence or existence for more than a two (2) hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the primary exchange or quotation system on which the Common Stock trading or is quoted or otherwise) in the Common Stock and, to the extent applicable, in any options, contracts or futures relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. New York City time on such day.

bb.	“Maturity Date” shall have the meaning set forth in Section 3(a) hereof.

cc.	“Note” shall have the meaning set forth in the Preamble.

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dd.	“Optional Conversion Date” shall have the meaning set forth in Section 5(a) hereof.

ee.	“Optional Conversion Notice” shall have the meaning set forth in Section 5(a) hereof.

ff.	“Partial Flip Transaction” shall have the meaning set forth in the Asset Purchase Agreement.

gg.	“Principal Amount” means, for any date, the initial face amount of this Note, as stated in the Preamble less any portion thereof that has been earlier redeemed or converted, in each case pursuant to the terms of this Note.

hh.	“PSC” means Protein Sciences Corporation, a Delaware corporation.

ii.	“Registration Rights Agreement” means that certain Registration Rights Agreement of even date herewith between the Company and Holder.

jj.	“Required EU Territory” shall have the meaning set forth in the Asset Purchase Agreement.

kk.	“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

ll.	“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the primary exchange or quotation system on which the Common Stock trades or is quoted opens for trading during its regular trading session. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. New York City time.

mm.	“310” means 310, LLC or its successor.
     2. Interest. The Company agrees that the Holder shall accrue and earn interest on the Principal Amount from the date hereof at an annual rate of Four Point Seven Five Percent (4.75%) (the “Interest Rate”). Following an Event of Default and until the Principal Amount is paid in full, the Interest Rate that shall accrue and earn on the Principal Amount of this Note shall automatically be increased to Eight Percent (8%) per annum. Interest shall be calculated for actual days elapsed on the basis of a 360-day year.
     3. Payments.
a.	Subject to the prior acceleration, redemption or conversion of this Note in accordance with the terms hereof, the Principal Amount due hereunder shall be payable in one (1) installment on the fifth (5th) anniversary date hereof (the “Maturity Date”).

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b.	Subject to the prior acceleration, redemption or conversion of this Note in accordance with the terms hereof, interest shall be due and payable in cash and quarterly, in arrears, on the last Business Day of March, June, September and December, respectively. Notwithstanding the foregoing, the final interest payment shall be due and payable on the earlier of the (i) date upon which either a conversion or redemption is effected hereunder and as a result of such conversion or redemption the Principal Amount of the Note equals Zero Dollars ($0.00) or (ii) Maturity Date.

c.	Payments of both the Principal Amount and interest are to be made in lawful currency of the United States of America at the address of the Holder set forth in Section 10 below or at such other place as the Holder shall designate to the Company in writing.
     4. Redemption and Repayment.
a.	Before Third Anniversary. The Company may not redeem or prepay, in whole or in part, this Note prior to the third (3rd) anniversary of the date hereof.

b.	Company Redemption. From and after the third (3rd) anniversary of the date hereof, and at any time prior to the Maturity Date, the Company may redeem the Principal Amount of the Note, in whole or in part, for cash and in accordance with this Section 4 upon at least twenty (20) Business Days advance written notice to the Holder (unless a shorter notice period shall be satisfactory to the Holder) (the “Company Redemption Notice”). The Company Redemption Notice shall state the date of redemption, (the “Company Redemption Date”) and the portion of the Principal Amount to be redeemed. Notwithstanding the foregoing, the Company may withdraw a Company Redemption Notice upon written notice of withdrawal to the Holder at any time prior to the Close of Business immediately preceding the Company Redemption Date.

c.	Holder Election. No later than two (2) Business Day prior to Company Redemption Date, the Holder may give written notice to the Company (“Holder Election Notice”) of its election to receive the redemption proceeds in either cash or Common Stock of the Company (“Common Stock”). If the Holder elects to receive the redemption proceeds in: (i) cash, the redemption price shall equal One Hundred Percent (100%) of the amount of the Principal Amount to be redeemed plus any accrued and unpaid interest, if any, to, but excluding, the Company Redemption Date or (ii) in Common Stock, the redemption price shall equal the quotient obtained by dividing the amount of the Principal Amount to be redeemed as of such Company Redemption Date plus accrued and unpaid interest thereon by the Conversion Price. In the event the Holder fails to timely deliver a Holder Election Notice, the Company, at its option, shall redeem

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the Note solely for cash in accordance with sub-clause (i) of this Section 4(c).

d.	Replacement Note. Upon any redemption, this Note shall be surrendered by the Holder to the Company, and the Company shall cancel this Note and promptly issue to the Holder a replacement note on identical terms to evidence the remaining outstanding Principal Amount thereof as of the Company Redemption Date, if any; provided, to the extent the Principal Amount of this Note equals Zero Dollars ($0.00) after giving effect to a redemption hereunder, the Holder shall surrender this Note to the Company, the Company shall mark this Note “cancelled,” and the neither the Holder nor the Company shall have any further rights, obligations or Liabilities under this Note.

e.	Interest. On and after the Company Redemption Date, interest will cease to accrue on that portion of the Principal Amount redeemed by the Company on the Company Redemption Date.
     5. Conversion.
a.	Conversion by Holder. At any time prior to the Maturity Date, the Holder may convert the Principal Amount plus accrued and unpaid interest, in whole or in part, into shares of Common Stock upon ten (10) Business Days advance written notice to the Company (unless a shorter notice period shall be satisfactory to the Company) (the “Optional Conversion Notice”); provided, the Company shall not be required to effect any conversion hereunder unless the amount of the Principal Amount to be converted equals the lesser of (i) One Million Dollars ($1,000,000) or any greater amount in increments of One Hundred Thousand Dollars ($100,000), or (ii) the Principal Amount. The Optional Conversion Notice shall state the date of conversion (the “Optional Conversion Date”), the portion of the Principal Amount to be converted into Common Shares and the Conversion Price; provided, the Holder may withdraw an Optional Conversion Notice upon written notice of withdrawal to the Company at any time prior to the Close of Business immediately preceding the Optional Conversion Date and, to the extent such shares of Common Stock to be issued to Holder on the Optional Conversion Date would be deemed to be “Registrable Securities” as such term is defined in the Registration Rights Agreement, may condition its exercise of such conversion on the declaration of effectiveness of any registration statement delivered by the Company pursuant to the Registration Rights Agreement.

b.	Conversion By Company. The Company may convert the Principal Amount and all accrued and unpaid interest hereon, in whole or in part, upon the occurrence of a Conversion Trigger Event provided advance written notice of such conversion is provided to the Holder (“Company

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Conversion Notice”) not more than ten (10) Business Days after the occurrence of the Conversion Trigger Event. The Company Conversion Notice shall state the date of conversion which shall be a date that is not less than twenty (20) Business Days after the Company Conversion Notice (the “Company Conversion Date”). Not later than ten (10) Business Days prior to the Company Conversion Date, the Holder may give written notice to the Company of its election to have the Principal Amount and accrued and unpaid interest thereon to be redeemed for cash in lieu of conversion; provided, that the Company may withdraw a Company Conversion Notice upon written notice of withdrawal to the Holder at any time prior to the Close of Business immediately preceding the Company Conversion Date.

c.	Conversion Mechanics. The following provisions shall apply to any conversion in accordance with the terms of this Note:
i.	Upon a conversion of the Note in accordance with this Section 5, this Note shall be surrendered by the Holder to the Company, and the Company shall cancel this Note and promptly issue to the Holder a replacement note on identical terms to evidence the remaining outstanding Principal Amount thereof as of the date of the conversion, if any. Such conversion shall be deemed to have been made immediately prior to the Close of Business on the Conversion Date, and the Holder, upon such conversion, shall be treated for all purposes as the record holder of such Common Stock as of such date.

ii.	Subject to Section 5(c)(iv), the number of shares of the Common Stock issuable upon any conversion shall be equal to the quotient obtained by dividing the amount of the Principal Amount plus accrued and unpaid interest to be converted as of such Conversion Date by the then applicable Conversion Price.

iii.	As promptly as practicable after the conversion of this Note in accordance with the terms hereof, the Company at its expense will issue and deliver to the Holder a certificate (either with or without a restrictive securities legend depending upon whether an exemption applies under Rule 144 promulgated under the Securities Act of 1933)) evidencing the appropriate number of shares of Common Stock issuable upon such conversion.

iv.	The Conversion Price and number of shares of Common Stock issuable upon conversion shall be equitably adjusted to reflect the occurrence of each and all of the following events:
(A) A stock split or stock dividend involving the Common Stock.

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(B) A distribution by the Company to all holders of Common Stock of rights, options or warrants to purchase shares of Common Stock for a period expiring within sixty (60) days after the record date for such distribution at less than the average of the closing prices of the Common Stock for the five (5) consecutive trading days immediately preceding the public announcement of such distribution.

(C) Any distribution by the Company to all holders of its Common Stock the Company’s capital stock, assets (including shares of any of the Company’s subsidiaries or business units) or debt securities or certain rights to purchase the Company securities (excluding (1) any stock dividends or distributions, (2) any rights, options or warrants described in clause B of this Section 5(c)(iv) above and (3) any cash dividends or other distributions described in clause D of this Section 5(c)(iv) below). In such event, the adjustment to the Conversion Price shall be equal to the fair market value, as determined by the Company’s board of directors, of the portion of those assets, debt securities, shares of capital stock or rights so distributed applicable to one share of Common Stock.

(D) Any dividend or other distribution paid entirely in cash to all or substantially all holders of the Common Stock, other than (1)(a) distribution described in clause C of this Section 5(c)(iv) or (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company. In such event, the Conversion Price shall be reduced by the amount of such dividend or distribution applicable to one share of Common Stock.

(E) Any distribution of capital stock of, or similar equity interests in, a subsidiary or other business unit owned by the Company. In such event, the adjustment to the Conversion Price shall be equal to the fair market value, as determined by the Company’s board of directors, of the securities so distributed.

v.	No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price.

vi.	The issue of stock certificates, if any, upon conversion shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder, and the Company shall not be required to issue

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or deliver any such stock certificate unless and until the person requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Nothing herein shall preclude any tax withholding required by law or regulation.

vii.	If the Holder does not effect a conversion in accordance with the terms of this Note prior to the Maturity Date, this Note shall not be convertible into shares of Common Stock.

viii.	On and after any date of conversion hereunder, interest will cease to accrue on that portion of the Principal Amount converted into Common Stock.

ix.	In the event of any reclassification, recapitalization or similar event involving the Common Stock (but excluding any Change of Control) in which holders of the Common Stock would be entitled to receive stock, other securities, other property, assets or cash for their Common Stock, upon conversion of the Note, the Holder will be entitled to receive the same type of consideration which the Holder would have been entitled to receive if it had converted the Note into the Common Stock immediately prior to any of these events.
     6. Events of Default and Remedies.
a.	Event of Default. An “Event of Default” shall exist under this Note upon the happening of any of the following events or conditions, without demand or notice from the Holder:
i.	failure to make any payments required hereunder (including any payment that is due upon any acceleration of repayment of all or part of the outstanding principal balance of this Note within five (5) Business Days of (A) such payment becoming due, or (B) following notice given in accordance with the terms of this Note;

ii.	breach or failure to observe or perform any of the agreements or covenants in this Note, which breach or failure is not cured within thirty (30) days after the receipt of written notice thereof by the Holder;

iii.	any petition in bankruptcy being filed by or against the Company or any proceedings in bankruptcy, insolvency or under any other laws relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Company, either through reorganization, composition, extension or otherwise, and which, in the case of any involuntary proceedings shall be

10

acquiesced to by the Company or shall continue for a period of ninety (90) days undismissed, undischarged or unbonded;

iv.	the making by the Company of an assignment for the benefit of creditors;

v.	the appointment of a receiver of any property of the Company which shall not be vacated or removed within ninety (90) days after appointment; or

vi.	upon the occurrence of any event of default (subject to any applicable grace period) of any of the Company’s Indebtedness that individually or in the aggregate exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000) or any Additional Convertible Note(s).
b.	Remedies. Upon the occurrence of an Event of Default under Section 6(a) hereof, at the option and upon the declaration of the Holder, the entire unpaid Principal Amount and accrued and unpaid interest on this Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Holder may immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.
     7. Acceleration.
a.	Change of Control. The Company shall promptly notify the Holder in writing of the public announcement of any transaction that is reasonably likely to result in (i) a Change of Control; (ii) a Flip Transaction; or (iii) a Partial Flip Transaction. After receiving such notice, the Holder may elect to redeem the Principal Amount of the Note, in whole or in part, upon written notice to the Company (unless a shorter notice period shall be satisfactory to the Company) (the “Acceleration Notice”) provided to the Company not more than ten (10) Business Days after the Change of Control or Flip Transaction or in the case of a Partial Flip Transaction, not more than thirty (30) Business Days after the date of consummation of the Partial Flip Transaction. The Acceleration Notice shall state the date of the redemption, (the “Acceleration Date”), (which such date shall be no later than ten (10) Business Days after the Change of Control Date or Flip Transaction Date, as the case may be) and the portion of the Principal Amount to be redeemed. Notwithstanding the foregoing, (i) the Holder may withdraw an Acceleration Notice upon written notice of withdrawal to the Company at any time prior to the Close of Business immediately preceding the Acceleration Date or, in the case of a Partial Flip Transaction, prior to the one year anniversary of the consummation of the

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Flip Transaction Date; (ii), in the event of a Partial Flip Transaction, the Holder may elect to redeem no more than fifty percent (50%) of the Principal Amount and (iii) if the Flip Transaction or Partial Flip Transaction occurs more than eighteen (18) months after the original issuance date of this Note and prior to four (4) years after the original issuance date of this Note, the Acceleration Date for the Principal Amount so redeemed shall be one (1) year after the Flip Transaction Date.

b.	Holder Election. If the Holder elects to redeem the Note in accordance with Section 8(a), the Company shall pay to the Holder in cash the Principal Amount so redeemed and any and all accrued and unpaid interest thereon as of the Acceleration Date.
     8. Legal Limits. All agreements between the Company and the Holder are hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Holder hereunder or to compensate the Holder exceed the maximum permissible under applicable Legal Requirements. If enforcement of any provision hereof at the time performance of such provision shall be due, shall exceed the limit of validity prescribed by law, the relevant obligations to be fulfilled shall be deemed reduced to the limit of such validity.
     9. Governing Law and Severability. This Note is made pursuant to, and shall be construed in accordance with and governed by, the laws of the State of New York. If any paragraph, clause or provision of this Note is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Note.
     10. Notices. Any notices given by any party under this Note shall be in writing and personally delivered, deposited in the United States mail, postage prepaid, sent by recognized overnight courier, or sent by facsimile (with mailed confirmation copy to follow), and addressed as follows:

To the Holder:	Protein Sciences Corporation
1000 Research Parkway
Meriden, CT 06450
Facsimile: (203)-686-0268
Attention: Daniel D. Adams

With a copy (which shall not constitute notice) to:

Brenner, Saltzman & Wallman LLP
271 Whitney Avenue
New Haven, Connecticut 06511
Facsimile: (203) 772-3907
Attention: Wayne Martino, Esq.

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To the Company:	Emergent BioSolutions Inc.
2273 Research Blvd., Suite 400
Rockville, MD 20850
Facsimile: (301) 795-1899
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Thelen Reid Brown Raysman & Steiner LLP
701 Eighth Street, NW
Washington, DC 20001-3721
Facsimile: (202) 654-1836
Attention: Carl A. Valenstein, Esq.
Each party may change the address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party.
     11. Person Deemed Owner. The registered Holder of this Note shall be treated as the owner of this Note for all purposes.
     12. Assignment. This Note may be transferred or assigned by the Holder at any time and in whole or in part provided, however, that any assignment or transfer of less than the entire Principal Amount of this Note shall be for a minimum Principal Amount of Five Million Dollars ($5,000,000) and in additional increments of One Million Dollars ($1,000,000).
     13. Relationship. The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.
     14. Dispute Resolution. Any Disputes arising out of or relating to this Note will be settled in accordance with the following provisions:
a.	Good Faith Negotiations. In the event of any Dispute arising out of or relating to or in connection with any provision of this Note, or the rights or obligations hereunder, the Parties shall use good faith efforts to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within ten (10) Business Days after such notice, appropriate Representatives of the Parties shall meet for attempted resolutions by good faith negotiations. If such Representatives are unable to resolve such disputed matters, they shall be referred to the senior management of the respective Parties for discussion and resolution.

b.	Jurisdiction and Venue. If the senior management designated by the respective Parties is unable to resolve the Dispute within thirty (30) days (or such longer period of time as the Parties may agree to in writing) of

13

initiating such negotiations, then the Parties agree that the United States District Court for the Southern District of New York shall have jurisdiction and exclusive venue for any litigation with respect to any Dispute; except that where no federal jurisdiction exists, the New York State Court of Appeals shall have jurisdiction and exclusive venue for any litigation with respect to any Dispute.
     15. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON A DISPUTE ARISING OUT OF OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF THE PARTIES, AND WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS.
     16. Headings. The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.
     17. Joint and Several. The obligations of the Company and 310 are joint and several and the release, discharge or termination of the liability of one of them shall not affect or limit the liability of the other one.

THE COMPANY:

EMERGENT BIOSOLUTIONS INC.,
a Delaware corporation

By:

Name:
Title:

310, LLC

By:

Name:
Title:

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Exhibit B-2
(to Asset Purchase Agreement)
FORM OF
4.75% CONVERTIBLE PROMISSORY NOTE
NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE PROMISSORY NOTE HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO EMERGENT BIOSOLUTIONS INC.
EMERGENT BIOSOLUTIONS INC.

Principal Amount: US $3,750,000	May_, 2008
          EMERGENT BIOSOLUTIONS INC., a Delaware corporation (the “Company”) and 310, LLC, a Delaware limited liability company (“310” and with the Company, the “Maker”), for value received, hereby jointly and severally and unconditionally promise to pay to the order of the Holder the Principal Amount, together with interest thereon at the Interest Rate on the terms set forth in this Convertible Promissory Note (this “Note”).
     1. Definitions. As used in this Note, the following terms shall have the respective meanings set forth in this Section 1.
a.	“Acceleration Date” shall have the meaning set forth in Section 7(a) hereof.

b.	“Acceleration Notice” shall have the meaning set forth in Section 7(a) hereof.

c.	“Additional Convertible Notes” means any convertible promissory note issued to Holder under the Asset Purchase Agreement of even date herewith including, without limitation, the 4.75% Convertible Promissory Note of even date herewith from the Maker to the Holder in the original principal amount of Sixteen Million Two Hundred Fifty Thousand Dollars ($16,250,000).

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d.	“Asset Purchase Agreement” shall mean the Asset Purchase Agreement, dated May___, 2008, by and among the Company, 310 and PSC.

e.	“Capital Stock” means:
i.	in the case of a corporation, corporate stock;

ii.	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

iii.	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or limited liability company membership interests; and

iv.	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person;
but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

f.	“Change of Control” means:
i.	a consolidation or merger of the Company with or into any other Person (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding equity and voting securities of the surviving Person);

ii.	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act); or

iii.	the consummation of a transaction (including, without limitation, any merger, consolidation, exchange offer, tender offer, reclassification or recapitalization), the result of which is that any “person” or “group” (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the owner, directly or indirectly, beneficially or of record, of shares representing more that fifty percent (50%) of the voting power represented by the Company’s issued and outstanding Capital Stock on a fully-diluted basis; and

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iv.	the adoption of a plan relating to the liquidation or dissolution of the Company.
g.	“Change of Control Date” means the date on which the Company consummates a Change of Control.

h.	“Close of Business” means 5:00 p.m. New York City time.

i.	“Closing Sale Price” means the reported last sale price per share of the Common Stock (or if no last sale price is reported, the average of the bid and ask prices per share or, in more than one in either case, the average of the average bid and the average ask prices per share) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

j.	“Common Stock” shall have the meaning set forth in Section 4(c) hereof.

k.	“Company” means Emergent BioSolutions, Inc. or its successor.

l.	“Company Conversion Date” shall have the meaning set forth in Section 5(b).

m.	“Company Conversion Notice” shall have the meaning set forth in Section 5(b) hereof.

n.	“Company Redemption Date” shall have the meaning set forth in Section 4(b) hereof.

o.	“Company Redemption Notice” shall have the meaning set forth in Section 4(b) hereof.

p.	“Conversion Date” means the Optional Conversion Date or Company Conversion Date, as the case may be.

q.	“Conversion Price” shall mean Twelve Dollars and Fifty Cents ($12.50) as such may be adjusted pursuant to the terms hereof.

r.	“Conversion Trigger Event” means the Closing Sale Price of the Common Stock for at least twenty (20) Trading Days in the period of thirty (30)

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consecutive Trading Days ending on the last Trading Day equals or exceeds One Hundred Forty Percent (140%) of the then applicable Conversion Price.

s.	“Event of Default” shall have the meaning set forth in Section 6(a) hereof.

t.	“Flip Transaction” shall have the meaning set forth in the Asset Purchase Agreement.

u.	“Flip Transaction Date” means the date on which a Flip Transaction or Partial Flip Transaction, as the case may be, is consummated.

v.	“Holder” means PSC or its permitted assigns.

w.	“Holder Election Notice” shall have the meaning set forth in Section 4(c) hereof.

x.	“Indebtedness” means any indebtedness of the Company, now or hereafter existing, under or in respect of the documents and instruments executed in connection therewith, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under bankruptcy law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including without limitation, any fees, premiums, expenses, reimbursement obligations with respect to letters of credit, notes and indemnities), whether outstanding on the date of this Note or thereafter created, incurred or assumed.

y.	“Interest Rate” shall have the meaning set forth in Section 2 hereof.

z.	“Maker” shall have the meaning set forth in the Preamble.

aa.	“Market Disruption Event” means the occurrence or existence for more than a two (2) hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the primary exchange or quotation system on which the Common Stock trading or is quoted or otherwise) in the Common Stock and, to the extent applicable, in any options, contracts or futures relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. New York City time on such day.

bb.	“Maturity Date” shall have the meaning set forth in Section 3(a) hereof.

cc.	“Note” shall have the meaning set forth in the Preamble.

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dd.	“Optional Conversion Date” shall have the meaning set forth in Section 5(a) hereof.

ee.	“Optional Conversion Notice” shall have the meaning set forth in Section 5(a) hereof.

ff.	“Partial Flip Transaction” shall have the meaning set forth in the Asset Purchase Agreement.

gg.	“Principal Amount” means, for any date, the initial face amount of this Note, as stated in the Preamble less any portion thereof that has been earlier redeemed or converted, in each case pursuant to the terms of this Note.

hh.	“PSC” means Protein Sciences Corporation, a Delaware corporation.

ii.	“Registration Rights Agreement” means that certain Registration Rights Agreement of even date herewith between the Company and Holder.

jj.	“Required EU Territory” shall have the meaning set forth in the Asset Purchase Agreement.

kk.	“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

ll.	“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the primary exchange or quotation system on which the Common Stock trades or is quoted opens for trading during its regular trading session. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. New York City time.

mm.	“310” means 310, LLC or its successor.
     2. Interest. The Company agrees that the Holder shall accrue and earn interest on the Principal Amount from the date hereof at an annual rate of Four Point Seven Five Percent (4.75%) (the “Interest Rate”). Following an Event of Default and until the Principal Amount is paid in full, the Interest Rate that shall accrue and earn on the Principal Amount of this Note shall automatically be increased to Eight Percent (8%) per annum. Interest shall be calculated for actual days elapsed on the basis of a 360-day year.
     3. Payments.
a.	Subject to the prior acceleration, redemption or conversion of this Note in accordance with the terms hereof, the Principal Amount due hereunder shall be payable in one (1) installment on the fifth (5th) anniversary date hereof (the “Maturity Date”).

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b.	Subject to the prior acceleration, redemption or conversion of this Note in accordance with the terms hereof, interest shall be due and payable in cash and quarterly, in arrears, on the last Business Day of March, June, September and December, respectively. Notwithstanding the foregoing, the final interest payment shall be due and payable on the earlier of the (i) date upon which either a conversion or redemption is effected hereunder and as a result of such conversion or redemption the Principal Amount of the Note equals Zero Dollars ($0.00) or (ii) Maturity Date.

c.	Payments of both the Principal Amount and interest are to be made in lawful currency of the United States of America at the address of the Holder set forth in Section 11 below or at such other place as the Holder shall designate to the Company in writing.
     4. Redemption and Repayment.
a.	Before Third Anniversary. The Company may not redeem or prepay, in whole or in part, this Note prior to the third (3rd) anniversary of the date hereof.

b.	Company Redemption. From and after the third (3rd) anniversary of the date hereof, and at any time prior to the Maturity Date, the Company may redeem the Principal Amount of the Note, in whole or in part, for cash and in accordance with this Section 4 upon at least twenty (20) Business Days advance written notice to the Holder (unless a shorter notice period shall be satisfactory to the Holder) (the “Company Redemption Notice”). The Company Redemption Notice shall state the date of redemption, (the “Company Redemption Date”) and the portion of the Principal Amount to be redeemed. Notwithstanding the foregoing, the Company may withdraw a Company Redemption Notice upon written notice of withdrawal to the Holder at any time prior to the Close of Business immediately preceding the Company Redemption Date.

c.	Holder Election. No later than two (2) Business Day prior to Company Redemption Date, the Holder may give written notice to the Company (“Holder Election Notice”) of its election to receive the redemption proceeds in either cash or Common Stock of the Company (“Common Stock”). If the Holder elects to receive the redemption proceeds in: (i) cash, the redemption price shall equal One Hundred Percent (100%) of the amount of the Principal Amount to be redeemed plus any accrued and unpaid interest, if any, to, but excluding, the Company Redemption Date or (ii) in Common Stock, the redemption price shall equal the quotient obtained by dividing the amount of the Principal Amount to be redeemed as of such Company Redemption Date plus accrued and unpaid interest thereon by the Conversion Price. In the event the Holder fails to timely deliver a Holder Election Notice, the Company, at its option, shall redeem

6

the Note solely for cash in accordance with sub-clause (i) of this Section 4(c).

d.	Replacement Note. Upon any redemption, this Note shall be surrendered by the Holder to the Company, and the Company shall cancel this Note and promptly issue to the Holder a replacement note on identical terms to evidence the remaining outstanding Principal Amount thereof as of the Company Redemption Date, if any; provided, to the extent the Principal Amount of this Note equals Zero Dollars ($0.00) after giving effect to a redemption hereunder, the Holder shall surrender this Note to the Company, the Company shall mark this Note “cancelled,” and the neither the Holder nor the Company shall have any further rights, obligations or Liabilities under this Note.

e.	Interest. On and after the Company Redemption Date, interest will cease to accrue on that portion of the Principal Amount redeemed by the Company on the Company Redemption Date.
     5. Conversion.
a.	Conversion by Holder. At any time prior to the Maturity Date, the Holder may convert the Principal Amount plus accrued and unpaid interest, in whole or in part, into shares of Common Stock upon ten (10) Business Days advance written notice to the Company (unless a shorter notice period shall be satisfactory to the Company) (the “Optional Conversion Notice”); provided, the Company shall not be required to effect any conversion hereunder unless the amount of the Principal Amount to be converted equals the lesser of (i) One Million Dollars ($1,000,000) or any greater amount in increments of One Hundred Thousand Dollars ($100,000), or (ii) the Principal Amount. The Optional Conversion Notice shall state the date of conversion (the “Optional Conversion Date”), the portion of the Principal Amount to be converted into Common Shares and the Conversion Price; provided, the Holder may withdraw an Optional Conversion Notice upon written notice of withdrawal to the Company at any time prior to the Close of Business immediately preceding the Optional Conversion Date and, to the extent such shares of Common Stock to be issued to Holder on the Optional Conversion Date would be deemed to be “Registrable Securities” as such term is defined in the Registration Rights Agreement, may condition its exercise of such conversion on the declaration of effectiveness of any registration statement delivered by the Company pursuant to the Registration Rights Agreement.

b.	Conversion By Company. The Company may convert the Principal Amount and all accrued and unpaid interest hereon, in whole or in part, upon the occurrence of a Conversion Trigger Event provided advance written notice of such conversion is provided to the Holder (“Company

7

Conversion Notice”) not more than ten (10) Business Days after the occurrence of the Conversion Trigger Event. The Company Conversion Notice shall state the date of conversion which shall be a date that is not less than twenty (20) Business Days after the Company Conversion Notice (the “Company Conversion Date”). Not later than ten (10) Business Days prior to the Company Conversion Date, the Holder may give written notice to the Company of its election to have the Principal Amount and accrued and unpaid interest thereon to be redeemed for cash in lieu of conversion; provided, that the Company may withdraw a Company Conversion Notice upon written notice of withdrawal to the Holder at any time prior to the Close of Business immediately preceding the Company Conversion Date.

c.	Conversion Mechanics. The following provisions shall apply to any conversion in accordance with the terms of this Note:
i.	Upon a conversion of the Note in accordance with this Section 5, this Note shall be surrendered by the Holder to the Company, and the Company shall cancel this Note and promptly issue to the Holder a replacement note on identical terms to evidence the remaining outstanding Principal Amount thereof as of the date of the conversion, if any. Such conversion shall be deemed to have been made immediately prior to the Close of Business on the Conversion Date, and the Holder, upon such conversion, shall be treated for all purposes as the record holder of such Common Stock as of such date.

ii.	Subject to Section 5(c)(iv), the number of shares of the Common Stock issuable upon any conversion shall be equal to the quotient obtained by dividing the amount of the Principal Amount plus accrued and unpaid interest to be converted as of such Conversion Date by the then applicable Conversion Price.

iii.	As promptly as practicable after the conversion of this Note in accordance with the terms hereof, the Company at its expense will issue and deliver to the Holder a certificate (either with or without a restrictive securities legend depending upon whether an exemption applies under Rule 144 promulgated under the Securities Act of 1933)) evidencing the appropriate number of shares of Common Stock issuable upon such conversion.

iv.	The Conversion Price and number of shares of Common Stock issuable upon conversion shall be equitably adjusted to reflect the occurrence of each and all of the following events:
(A) A stock split or stock dividend involving the Common Stock.

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(B) A distribution by the Company to all holders of Common Stock of rights, options or warrants to purchase shares of Common Stock for a period expiring within sixty (60) days after the record date for such distribution at less than the average of the closing prices of the Common Stock for the five (5) consecutive trading days immediately preceding the public announcement of such distribution.
(C) Any distribution by the Company to all holders of its Common Stock the Company’s capital stock, assets (including shares of any of the Company’s subsidiaries or business units) or debt securities or certain rights to purchase the Company securities (excluding (1) any stock dividends or distributions, (2) any rights, options or warrants described in clause B of this Section 5(c)(iv) above and (3) any cash dividends or other distributions described in clause D of this Section 5(c)(iv) below). In such event, the adjustment to the Conversion Price shall be equal to the fair market value, as determined by the Company’s board of directors, of the portion of those assets, debt securities, shares of capital stock or rights so distributed applicable to one share of Common Stock.
(D) Any dividend or other distribution paid entirely in cash to all or substantially all holders of the Common Stock, other than (1)(a) distribution described in clause C of this Section 5(c)(iv) or (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company. In such event, the Conversion Price shall be reduced by the amount of such dividend or distribution applicable to one share of Common Stock.
(E) Any distribution of capital stock of, or similar equity interests in, a subsidiary or other business unit owned by the Company. In such event, the adjustment to the Conversion Price shall be equal to the fair market value, as determined by the Company’s board of directors, of the securities so distributed.
v.	No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price.

vi.	The issue of stock certificates, if any, upon conversion shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder, and the Company shall not be required to issue

9

or deliver any such stock certificate unless and until the person requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Nothing herein shall preclude any tax withholding required by law or regulation.

vii.	If the Holder does not effect a conversion in accordance with the terms of this Note prior to the Maturity Date, this Note shall not be convertible into shares of Common Stock.

viii.	On and after any date of conversion hereunder, interest will cease to accrue on that portion of the Principal Amount converted into Common Stock.

ix.	In the event of any reclassification, recapitalization or similar event involving the Common Stock (but excluding any Change of Control) in which holders of the Common Stock would be entitled to receive stock, other securities, other property, assets or cash for their Common Stock, upon conversion of the Note, the Holder will be entitled to receive the same type of consideration which the Holder would have been entitled to receive if it had converted the Note into the Common Stock immediately prior to any of these events.
     6. Events of Default and Remedies.
a.	Event of Default. An “Event of Default” shall exist under this Note upon the happening of any of the following events or conditions, without demand or notice from the Holder:
i.	failure to make any payments required hereunder (including any payment that is due upon any acceleration of repayment of all or part of the outstanding principal balance of this Note within five (5) Business Days of (A) such payment becoming due, or (B) following notice given in accordance with the terms of this Note;

ii.	breach or failure to observe or perform any of the agreements or covenants in this Note, which breach or failure is not cured within thirty (30) days after the receipt of written notice thereof by the Holder;

iii.	any petition in bankruptcy being filed by or against the Company or any proceedings in bankruptcy, insolvency or under any other laws relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Company, either through reorganization, composition, extension or otherwise, and which, in the case of any involuntary proceedings shall be

10

acquiesced to by the Company or shall continue for a period of ninety (90) days undismissed, undischarged or unbonded;

iv.	the making by the Company of an assignment for the benefit of creditors;

v.	the appointment of a receiver of any property of the Company which shall not be vacated or removed within ninety (90) days after appointment; or

vi.	upon the occurrence of any event of default (subject to any applicable grace period) of any of the Company’s Indebtedness that individually or in the aggregate exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000) or any Additional Convertible Note(s).
b.	Remedies. Upon the occurrence of an Event of Default under Section 6(a) hereof, at the option and upon the declaration of the Holder, the entire unpaid Principal Amount and accrued and unpaid interest on this Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Holder may immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.
     7. Acceleration.
a.	Change of Control. The Company shall promptly notify the Holder in writing of the public announcement of any transaction that is reasonably likely to result in (i) a Change of Control; (ii) a Flip Transaction; or (iii) a Partial Flip Transaction. After receiving such notice, the Holder may elect to redeem the Principal Amount of the Note, in whole or in part, upon written notice to the Company (unless a shorter notice period shall be satisfactory to the Company) (the “Acceleration Notice”) provided to the Company not more than ten (10) Business Days after the Change of Control or Flip Transaction or in the case of a Partial Flip Transaction, not more than thirty (30) Business Days after the date of consummation of the Partial Flip Transaction. The Acceleration Notice shall state the date of the redemption, (the “Acceleration Date”), (which such date shall be no later than ten (10) Business Days after the Change of Control Date or Flip Transaction Date, as the case may be) and the portion of the Principal Amount to be redeemed. Notwithstanding the foregoing, (i) the Holder may withdraw an Acceleration Notice upon written notice of withdrawal to the Company at any time prior to the Close of Business immediately preceding the Acceleration Date or, in the case of a Partial Flip Transaction, prior to the one year anniversary of the consummation of the

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Flip Transaction Date; (ii), in the event of a Partial Flip Transaction, the Holder may elect to redeem no more than fifty percent (50%) of the Principal Amount and (iii) if the Flip Transaction or Partial Flip Transaction occurs more than eighteen (18) months after the original issuance date of this Note and prior to four (4) years after the original issuance date of this Note, the Acceleration Date for the Principal Amount so redeemed shall be one (1) year after the Flip Transaction Date.

b.	Holder Election. If the Holder elects to redeem the Note in accordance with Section 8(a), the Company shall pay to the Holder in cash the Principal Amount so redeemed and any and all accrued and unpaid interest thereon as of the Acceleration Date.
     8. Legal Limits. All agreements between the Company and the Holder are hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Holder hereunder or to compensate the Holder exceed the maximum permissible under applicable Legal Requirements. If enforcement of any provision hereof at the time performance of such provision shall be due, shall exceed the limit of validity prescribed by law, the relevant obligations to be fulfilled shall be deemed reduced to the limit of such validity.
     9. Setoff. This Note is subject to the Maker’s right of setoff pursuant to Section 8.6 of the Asset Purchase Agreement. In the event that there is no pending setoff claims on the third (3rd) anniversary date of the date of this Note, then the Holder may, at any time thereafter, return this Note to the Company and receive a substitute note on the same terms and conditions of this Note except that this Section 9 shall be eliminated. In the event that this Note is redeemed or converted prior to the third (3rd) anniversary of the date of this Note, then the Holder must (a) deposit with an independent third party escrow agent that is mutually acceptable to the Holder and the Company, an amount of cash or common stock equal to the lesser of $3,750,000 or the proceeds to be received upon such conversion or redemption, provided, however, the aggregate amount deposited from time to time in escrow shall not exceed $3,750,000, or (b) satisfy the Company, in its discretion, that the Holder has adequate financial ability to satisfy any remaining indemnification obligations under the Asset Purchase Agreement. In the event that the Maker’s exercise of its right of set off is disputed or otherwise challenged by the Holder, in writing, and the portion of this Note subject to such set off would otherwise be eligible to be redeemed or converted, then the Holder may exercise such right to redeem or convert such portion of this Note if the proceeds thereof are deposited with an independent third party escrow agent that is mutually acceptable to the Holder and the Company.
     10. Governing Law and Severability. This Note is made pursuant to, and shall be construed in accordance with and governed by, the laws of the State of New York. If any paragraph, clause or provision of this Note is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Note.
     11. Notices. Any notices given by any party under this Note shall be in writing and personally delivered, deposited in the United States mail, postage prepaid, sent by recognized

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overnight courier, or sent by facsimile (with mailed confirmation copy to follow), and addressed as follows:

To the Holder:	Protein Sciences Corporation
1000 Research Parkway
Meriden, CT 06450
Facsimile: (203)-686-0268
Attention: Daniel D. Adams

With a copy (which shall not constitute notice) to:

Brenner, Saltzman & Wallman LLP
271 Whitney Avenue
New Haven, Connecticut 06511
Facsimile: (203) 772-3907
Attention: Wayne Martino, Esq.

To the Company:	Emergent BioSolutions Inc.
2273 Research Blvd., Suite 400
Rockville, MD 20850
Facsimile: (301) 795-1899
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Thelen Reid Brown Raysman & Steiner LLP
701 Eighth Street, NW
Washington, DC 20001-3721
Facsimile: (202) 654-1836
Attention: Carl A. Valenstein, Esq.
Each party may change the address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party.
     12. Person Deemed Owner. The registered Holder of this Note shall be treated as the owner of this Note for all purposes.
     13. Assignment. This Note may be transferred or assigned by the Holder at any time and in whole or in part provided, however, that any assignment or transfer of less than the entire Principal Amount of this Note shall be for a minimum Principal Amount of Five Million Dollars ($5,000,000) and in additional increments of One Million Dollars ($1,000,000).
     14. Relationship. The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.

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     15. Dispute Resolution. Any Disputes arising out of or relating to this Note will be settled in accordance with the following provisions:
a.	Good Faith Negotiations. In the event of any Dispute arising out of or relating to or in connection with any provision of this Note, or the rights or obligations hereunder, the Parties shall use good faith efforts to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within ten (10) Business Days after such notice, appropriate Representatives of the Parties shall meet for attempted resolutions by good faith negotiations. If such Representatives are unable to resolve such disputed matters, they shall be referred to the senior management of the respective Parties for discussion and resolution.

b.	Jurisdiction and Venue. If the senior management designated by the respective Parties is unable to resolve the Dispute within thirty (30) days (or such longer period of time as the Parties may agree to in writing) of initiating such negotiations, then the Parties agree that the United States District Court for the Southern District of New York shall have jurisdiction and exclusive venue for any litigation with respect to any Dispute; except that where no federal jurisdiction exists, the New York State Court of Appeals shall have jurisdiction and exclusive venue for any litigation with respect to any Dispute.
     16. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON A DISPUTE ARISING OUT OF OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF THE PARTIES, AND WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS.
     17. Headings. The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.
     18. Joint and Several. The obligations of the Company and 310 are joint and several and the release, discharge or termination of the liability of one of them shall not affect or limit the liability of the other one.

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THE COMPANY: EMERGENT BIOSOLUTIONS INC., a Delaware corporation
By:
Name:
Title:

310, LLC
By:
Name:
Title:

15

Exhibit C
(to Asset Purchase Agreement)
FORM OF
4.75% CONVERTIBLE PROMISSORY NOTE
NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE PROMISSORY NOTE HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO EMERGENT BIOSOLUTIONS INC.
EMERGENT BIOSOLUTIONS INC.

Principal Amount: US $[ ]	May_, 2008
          EMERGENT BIOSOLUTIONS INC., a Delaware corporation (the “Company”) and 310, LLC, a Delaware limited liability company (“310” and with the Company, the “Maker”), for value received, hereby jointly and severally and unconditionally promise to pay to the order of the Holder the Principal Amount, together with interest thereon at the Interest Rate on the terms set forth in this Convertible Promissory Note (this “Note”).
     1. Definitions. As used in this Note, the following terms shall have the respective meanings set forth in this Section 1.
a.	“Acceleration Date” shall have the meaning set forth in Section 7(a) hereof.

b.	“Acceleration Notice” shall have the meaning set forth in Section 7(a) hereof.

c.	“Additional Convertible Notes” means any convertible promissory note issued to Holder under the Asset Purchase Agreement dated May ___, 2008 including, without limitation, the 4.75% Convertible Promissory Notes dated as of May ___, 2008 from the Maker to the Holder in the original principal amounts of Sixteen Million Two Hundred Fifty

1

Thousand Dollars ($16,250,000) and Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), respectively.

d.	“Asset Purchase Agreement” shall mean the Asset Purchase Agreement, dated May___, 2008, by and among the Company, 310 and PSC.

e.	“Capital Stock” means:
i.	in the case of a corporation, corporate stock;

ii.	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

iii.	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or limited liability company membership interests; and

iv.	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person;
but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

f.	“Change of Control” means:
i.	a consolidation or merger of the Company with or into any other Person (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding equity and voting securities of the surviving Person);

ii.	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act); or

iii.	the consummation of a transaction (including, without limitation, any merger, consolidation, exchange offer, tender offer, reclassification or recapitalization), the result of which is that any “person” or “group” (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the owner, directly or indirectly, beneficially or of record, of shares representing more that fifty percent (50%) of the voting power represented by the

2

Company’s issued and outstanding Capital Stock on a fully-diluted basis; and

iv.	the adoption of a plan relating to the liquidation or dissolution of the Company.
g.	“Change of Control Date” means the date on which the Company consummates a Change of Control.

h.	“Close of Business” means 5:00 p.m. New York City time.

i.	“Closing Sale Price” means the reported last sale price per share of the Common Stock (or if no last sale price is reported, the average of the bid and ask prices per share or, in more than one in either case, the average of the average bid and the average ask prices per share) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

j.	“Common Stock” shall have the meaning set forth in Section 4(c) hereof.

k.	“Company” means Emergent BioSolutions, Inc. or its successor.

l.	“Company Conversion Date” shall have the meaning set forth in Section 5(b).

m.	“Company Conversion Notice” shall have the meaning set forth in Section 5(b) hereof.

n.	“Company Redemption Date” shall have the meaning set forth in Section 4(b) hereof.

o.	“Company Redemption Notice” shall have the meaning set forth in Section 4(b) hereof.

p.	“Conversion Date” means the Optional Conversion Date or Company Conversion Date, as the case may be.

q.	“Conversion Price” shall mean Twelve Dollars and Fifty Cents ($12.50) as such may be adjusted pursuant to the terms hereof.

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r.	“Conversion Trigger Event” means the Closing Sale Price of the Common Stock for at least twenty (20) Trading Days in the period of thirty (30) consecutive Trading Days ending on the last Trading Day equals or exceeds One Hundred Forty Percent (140%) of the then applicable Conversion Price.

s.	“Event of Default” shall have the meaning set forth in Section 6(a) hereof.

t.	“Flip Transaction” shall have the meaning set forth in the Asset Purchase Agreement.

u.	“Flip Transaction Date” means the date on which a Flip Transaction or Partial Flip Transaction, as the case may be, is consummated.

v.	“Holder” means PSC or its permitted assigns.

w.	“Holder Election Notice” shall have the meaning set forth in Section 4(c) hereof.

x.	“Indebtedness” means any indebtedness of the Company, now or hereafter existing, under or in respect of the documents and instruments executed in connection therewith, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under bankruptcy law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including without limitation, any fees, premiums, expenses, reimbursement obligations with respect to letters of credit, notes and indemnities), whether outstanding on the date of this Note or thereafter created, incurred or assumed.

y.	“Interest Rate” shall have the meaning set forth in Section 2 hereof.

z.	“Maker” shall have the meaning set forth in the Preamble.
aa.	“Market Disruption Event” means the occurrence or existence for more than a two (2) hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the primary exchange or quotation system on which the Common Stock trading or is quoted or otherwise) in the Common Stock and, to the extent applicable, in any options, contracts or futures relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. New York City time on such day.

bb.	“Maturity Date” shall have the meaning set forth in Section 3(a) hereof.

cc.	“Note” shall have the meaning set forth in the Preamble.

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dd.	“Optional Conversion Date” shall have the meaning set forth in Section 5(a) hereof.

ee.	“Optional Conversion Notice” shall have the meaning set forth in Section 5(a) hereof.

ff.	“Partial Flip Transaction” shall have the meaning set forth in the Asset Purchase Agreement.

gg.	“Principal Amount” means, for any date, the initial face amount of this Note, as stated in the Preamble less any portion thereof that has been earlier redeemed or converted, in each case pursuant to the terms of this Note.

hh.	“PSC” means Protein Sciences Corporation, a Delaware corporation.

ii.	“Registration Rights Agreement” means that certain Registration Rights Agreement dated May ___, 2008 between the Company and Holder.

jj.	“Required EU Territory” shall have the meaning set forth in the Asset Purchase Agreement.

kk.	“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

ll.	“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the primary exchange or quotation system on which the Common Stock trades or is quoted opens for trading during its regular trading session. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. New York City time.

mm.	“310” means 310, LLC or its successor.
     2. Interest. The Company agrees that the Holder shall accrue and earn interest on the Principal Amount from the date hereof at an annual rate of Four Point Seven Five Percent (4.75%) (the “Interest Rate”). Following an Event of Default and until the Principal Amount is paid in full, the Interest Rate that shall accrue and earn on the Principal Amount of this Note shall automatically be increased to Eight Percent (8%) per annum. Interest shall be calculated for actual days elapsed on the basis of a 360-day year.
     3. Payments.
a.	Subject to the prior acceleration, redemption or conversion of this Note in accordance with the terms hereof, the Principal Amount due hereunder shall be payable in one (1) installment on the fifth (5th) anniversary date hereof (the “Maturity Date”).

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b.	Subject to the prior acceleration, redemption or conversion of this Note in accordance with the terms hereof, interest shall be due and payable in cash and quarterly, in arrears, on the last Business Day of March, June, September and December, respectively. Notwithstanding the foregoing, the final interest payment shall be due and payable on the earlier of the (i) date upon which either a conversion or redemption is effected hereunder and as a result of such conversion or redemption the Principal Amount of the Note equals Zero Dollars ($0.00) or (ii) Maturity Date.

c.	Payments of both the Principal Amount and interest are to be made in lawful currency of the United States of America at the address of the Holder set forth in Section 10 below or at such other place as the Holder shall designate to the Company in writing.
     4. Redemption and Repayment.
a.	Before Third Anniversary. The Company may not redeem or prepay, in whole or in part, this Note prior to the third (3rd) anniversary of the date hereof.

b.	Company Redemption. From and after the third (3rd) anniversary of the date hereof, and at any time prior to the Maturity Date, the Company may redeem the Principal Amount of the Note, in whole or in part, for cash and in accordance with this Section 4 upon at least twenty (20) Business Days advance written notice to the Holder (unless a shorter notice period shall be satisfactory to the Holder) (the “Company Redemption Notice”). The Company Redemption Notice shall state the date of redemption, (the “Company Redemption Date”) and the portion of the Principal Amount to be redeemed. Notwithstanding the foregoing, the Company may withdraw a Company Redemption Notice upon written notice of withdrawal to the Holder at any time prior to the Close of Business immediately preceding the Company Redemption Date.

c.	Holder Election. No later than two (2) Business Day prior to Company Redemption Date, the Holder may give written notice to the Company (“Holder Election Notice”) of its election to receive the redemption proceeds in either cash or Common Stock of the Company (“Common Stock”). If the Holder elects to receive the redemption proceeds in: (i) cash, the redemption price shall equal One Hundred Percent (100%) of the amount of the Principal Amount to be redeemed plus any accrued and unpaid interest, if any, to, but excluding, the Company Redemption Date or (ii) in Common Stock, the redemption price shall equal the quotient obtained by dividing the amount of the Principal Amount to be redeemed as of such Company Redemption Date plus accrued and unpaid interest thereon by the Conversion Price. In the event the Holder fails to timely deliver a Holder Election Notice, the Company, at its option, shall redeem

6

the Note solely for cash in accordance with sub-clause (i) of this Section 4(c).

d.	Replacement Note. Upon any redemption, this Note shall be surrendered by the Holder to the Company, and the Company shall cancel this Note and promptly issue to the Holder a replacement note on identical terms to evidence the remaining outstanding Principal Amount thereof as of the Company Redemption Date, if any; provided, to the extent the Principal Amount of this Note equals Zero Dollars ($0.00) after giving effect to a redemption hereunder, the Holder shall surrender this Note to the Company, the Company shall mark this Note “cancelled,” and the neither the Holder nor the Company shall have any further rights, obligations or Liabilities under this Note.

e.	Interest. On and after the Company Redemption Date, interest will cease to accrue on that portion of the Principal Amount redeemed by the Company on the Company Redemption Date.
     5. Conversion.
a.	Conversion by Holder. At any time prior to the Maturity Date, the Holder may convert the Principal Amount plus accrued and unpaid interest, in whole or in part, into shares of Common Stock upon ten (10) Business Days advance written notice to the Company (unless a shorter notice period shall be satisfactory to the Company) (the “Optional Conversion Notice”); provided, the Company shall not be required to effect any conversion hereunder unless the amount of the Principal Amount to be converted equals the lesser of (i) One Million Dollars ($1,000,000) or any greater amount in increments of One Hundred Thousand Dollars ($100,000), or (ii) the Principal Amount. The Optional Conversion Notice shall state the date of conversion (the “Optional Conversion Date”), the portion of the Principal Amount to be converted into Common Shares and the Conversion Price; provided, the Holder may withdraw an Optional Conversion Notice upon written notice of withdrawal to the Company at any time prior to the Close of Business immediately preceding the Optional Conversion Date and, to the extent such shares of Common Stock to be issued to Holder on the Optional Conversion Date would be deemed to be “Registrable Securities” as such term is defined in the Registration Rights Agreement, may condition its exercise of such conversion on the declaration of effectiveness of any registration statement delivered by the Company pursuant to the Registration Rights Agreement.

b.	Conversion By Company. The Company may convert the Principal Amount and all accrued and unpaid interest hereon, in whole or in part, upon the occurrence of a Conversion Trigger Event provided advance written notice of such conversion is provided to the Holder (“Company

7

Conversion Notice”) not more than ten (10) Business Days after the occurrence of the Conversion Trigger Event. The Company Conversion Notice shall state the date of conversion which shall be a date that is not less than twenty (20) Business Days after the Company Conversion Notice (the “Company Conversion Date”). Not later than ten (10) Business Days prior to the Company Conversion Date, the Holder may give written notice to the Company of its election to have the Principal Amount and accrued and unpaid interest thereon to be redeemed for cash in lieu of conversion; provided, that the Company may withdraw a Company Conversion Notice upon written notice of withdrawal to the Holder at any time prior to the Close of Business immediately preceding the Company Conversion Date.

c.	Conversion Mechanics. The following provisions shall apply to any conversion in accordance with the terms of this Note:
i.	Upon a conversion of the Note in accordance with this Section 5, this Note shall be surrendered by the Holder to the Company, and the Company shall cancel this Note and promptly issue to the Holder a replacement note on identical terms to evidence the remaining outstanding Principal Amount thereof as of the date of the conversion, if any. Such conversion shall be deemed to have been made immediately prior to the Close of Business on the Conversion Date, and the Holder, upon such conversion, shall be treated for all purposes as the record holder of such Common Stock as of such date.

ii.	Subject to Section 5(c)(iv), the number of shares of the Common Stock issuable upon any conversion shall be equal to the quotient obtained by dividing the amount of the Principal Amount plus accrued and unpaid interest to be converted as of such Conversion Date by the then applicable Conversion Price.

iii.	As promptly as practicable after the conversion of this Note in accordance with the terms hereof, the Company at its expense will issue and deliver to the Holder a certificate (either with or without a restrictive securities legend depending upon whether an exemption applies under Rule 144 promulgated under the Securities Act of 1933)) evidencing the appropriate number of shares of Common Stock issuable upon such conversion.

iv.	The Conversion Price and number of shares of Common Stock issuable upon conversion shall be equitably adjusted to reflect the occurrence of each and all of the following events:
(A) A stock split or stock dividend involving the Common Stock.

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(B) A distribution by the Company to all holders of Common Stock of rights, options or warrants to purchase shares of Common Stock for a period expiring within sixty (60) days after the record date for such distribution at less than the average of the closing prices of the Common Stock for the five (5) consecutive trading days immediately preceding the public announcement of such distribution.
(C) Any distribution by the Company to all holders of its Common Stock the Company’s capital stock, assets (including shares of any of the Company’s subsidiaries or business units) or debt securities or certain rights to purchase the Company securities (excluding (1) any stock dividends or distributions, (2) any rights, options or warrants described in clause B of this Section 5(c)(iv) above and (3) any cash dividends or other distributions described in clause D of this Section 5(c)(iv) below). In such event, the adjustment to the Conversion Price shall be equal to the fair market value, as determined by the Company’s board of directors, of the portion of those assets, debt securities, shares of capital stock or rights so distributed applicable to one share of Common Stock.
(D) Any dividend or other distribution paid entirely in cash to all or substantially all holders of the Common Stock, other than (1)(a) distribution described in clause C of this Section 5(c)(iv) or (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company. In such event, the Conversion Price shall be reduced by the amount of such dividend or distribution applicable to one share of Common Stock.
(E) Any distribution of capital stock of, or similar equity interests in, a subsidiary or other business unit owned by the Company. In such event, the adjustment to the Conversion Price shall be equal to the fair market value, as determined by the Company’s board of directors, of the securities so distributed.
v.	No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price.

vi.	The issue of stock certificates, if any, upon conversion shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder, and the Company shall not be required to issue

9

or deliver any such stock certificate unless and until the person requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Nothing herein shall preclude any tax withholding required by law or regulation.

vii.	If the Holder does not effect a conversion in accordance with the terms of this Note prior to the Maturity Date, this Note shall not be convertible into shares of Common Stock.

viii.	On and after any date of conversion hereunder, interest will cease to accrue on that portion of the Principal Amount converted into Common Stock.

ix.	In the event of any reclassification, recapitalization or similar event involving the Common Stock (but excluding any Change of Control) in which holders of the Common Stock would be entitled to receive stock, other securities, other property, assets or cash for their Common Stock, upon conversion of the Note, the Holder will be entitled to receive the same type of consideration which the Holder would have been entitled to receive if it had converted the Note into the Common Stock immediately prior to any of these events.
     6. Events of Default and Remedies.
a.	Event of Default. An “Event of Default” shall exist under this Note upon the happening of any of the following events or conditions, without demand or notice from the Holder:
i.	failure to make any payments required hereunder (including any payment that is due upon any acceleration of repayment of all or part of the outstanding principal balance of this Note within five (5) Business Days of (A) such payment becoming due, or (B) following notice given in accordance with the terms of this Note;

ii.	breach or failure to observe or perform any of the agreements or covenants in this Note, which breach or failure is not cured within thirty (30) days after the receipt of written notice thereof by the Holder;

iii.	any petition in bankruptcy being filed by or against the Company or any proceedings in bankruptcy, insolvency or under any other laws relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Company, either through reorganization, composition, extension or otherwise, and which, in the case of any involuntary proceedings shall be

10

acquiesced to by the Company or shall continue for a period of ninety (90) days undismissed, undischarged or unbonded;

iv.	the making by the Company of an assignment for the benefit of creditors;

v.	the appointment of a receiver of any property of the Company which shall not be vacated or removed within ninety (90) days after appointment; or

vi.	upon the occurrence of any event of default (subject to any applicable grace period) of any of the Company’s Indebtedness that individually or in the aggregate exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000) or any Additional Convertible Note(s).
b.	Remedies. Upon the occurrence of an Event of Default under Section 6(a) hereof, at the option and upon the declaration of the Holder, the entire unpaid Principal Amount and accrued and unpaid interest on this Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Holder may immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.
     7. Acceleration.
a.	Change of Control. The Company shall promptly notify the Holder in writing of the public announcement of any transaction that is reasonably likely to result in (i) a Change of Control; (ii) a Flip Transaction; or (iii) a Partial Flip Transaction. After receiving such notice, the Holder may elect to redeem the Principal Amount of the Note, in whole or in part, upon written notice to the Company (unless a shorter notice period shall be satisfactory to the Company) (the “Acceleration Notice”) provided to the Company not more than ten (10) Business Days after the Change of Control or Flip Transaction or in the case of a Partial Flip Transaction, not more than thirty (30) Business Days after the date of consummation of the Partial Flip Transaction. The Acceleration Notice shall state the date of the redemption, (the “Acceleration Date”), (which such date shall be no later than ten (10) Business Days after the Change of Control Date or Flip Transaction Date, as the case may be) and the portion of the Principal Amount to be redeemed. Notwithstanding the foregoing, (i) the Holder may withdraw an Acceleration Notice upon written notice of withdrawal to the Company at any time prior to the Close of Business immediately preceding the Acceleration Date or, in the case of a Partial Flip Transaction, prior to the one year anniversary of the consummation of the

11

Flip Transaction Date; (ii), in the event of a Partial Flip Transaction, the Holder may elect to redeem no more than fifty percent (50%) of the Principal Amount and (iii) if the Flip Transaction or Partial Flip Transaction occurs more than eighteen (18) months after the original issuance date of this Note and prior to four (4) years after the original issuance date of this Note, the Acceleration Date for the Principal Amount so redeemed shall be one (1) year after the Flip Transaction Date.
b.	Holder Election. If the Holder elects to redeem the Note in accordance with Section 8(a), the Company shall pay to the Holder in cash the Principal Amount so redeemed and any and all accrued and unpaid interest thereon as of the Acceleration Date.
     8. Legal Limits. All agreements between the Company and the Holder are hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Holder hereunder or to compensate the Holder exceed the maximum permissible under applicable Legal Requirements. If enforcement of any provision hereof at the time performance of such provision shall be due, shall exceed the limit of validity prescribed by law, the relevant obligations to be fulfilled shall be deemed reduced to the limit of such validity.
     9. Governing Law and Severability. This Note is made pursuant to, and shall be construed in accordance with and governed by, the laws of the State of New York. If any paragraph, clause or provision of this Note is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Note.
     10. Notices. Any notices given by any party under this Note shall be in writing and personally delivered, deposited in the United States mail, postage prepaid, sent by recognized overnight courier, or sent by facsimile (with mailed confirmation copy to follow), and addressed as follows:

To the Holder:	Protein Sciences Corporation
1000 Research Parkway
Meriden, CT 06450
Facsimile: (203)-686-0268
Attention: Daniel D. Adams

With a copy (which shall not constitute notice) to:

Brenner, Saltzman & Wallman LLP
271 Whitney Avenue
New Haven, Connecticut 06511
Facsimile: (203) 772-3907
Attention: Wayne Martino, Esq.

12

To the Company:	Emergent BioSolutions Inc.
2273 Research Blvd., Suite 400
Rockville, MD 20850
Facsimile: (301) 795-1899
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Thelen Reid Brown Raysman & Steiner LLP
701 Eighth Street, NW
Washington, DC 20001-3721
Facsimile: (202) 654-1836
Attention: Carl A. Valenstein, Esq.
Each party may change the address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party.
     11. Person Deemed Owner. The registered Holder of this Note shall be treated as the owner of this Note for all purposes.
     12. Assignment. This Note may be transferred or assigned by the Holder at any time and in whole or in part provided, however, that any assignment or transfer of less than the entire Principal Amount of this Note shall be for a minimum Principal Amount of Five Million Dollars ($5,000,000) and in additional increments of One Million Dollars ($1,000,000).
     13. Relationship. The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.
     14. Dispute Resolution. Any Disputes arising out of or relating to this Note will be settled in accordance with the following provisions:
a.	Good Faith Negotiations. In the event of any Dispute arising out of or relating to or in connection with any provision of this Note, or the rights or obligations hereunder, the Parties shall use good faith efforts to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within ten (10) Business Days after such notice, appropriate Representatives of the Parties shall meet for attempted resolutions by good faith negotiations. If such Representatives are unable to resolve such disputed matters, they shall be referred to the senior management of the respective Parties for discussion and resolution.

b.	Jurisdiction and Venue. If the senior management designated by the respective Parties is unable to resolve the Dispute within thirty (30) days (or such longer period of time as the Parties may agree to in writing) of

13

initiating such negotiations, then the Parties agree that the United States District Court for the Southern District of New York shall have jurisdiction and exclusive venue for any litigation with respect to any Dispute; except that where no federal jurisdiction exists, the New York State Court of Appeals shall have jurisdiction and exclusive venue for any litigation with respect to any Dispute.
     15. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON A DISPUTE ARISING OUT OF OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF THE PARTIES, AND WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS.
     16. Headings. The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.
     17. Joint and Several. The obligations of the Company and 310 are joint and several and the release, discharge or termination of the liability of one of them shall not affect or limit the liability of the other one.

THE COMPANY:

EMERGENT BIOSOLUTIONS INC.,
a Delaware corporation

By:
Name:
Title:

310, LLC

By:
Name:
Title:

14

Exhibit D
(to Asset Purchase Agreement)
FORM OF
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT is made as of                     , 2008, by and between EMERGENT BIOSOLUTIONS INC., a Delaware corporation (together with any successor thereto, the “Company”), and PROTEIN SCIENCES CORPORATION, a Delaware corporation (“PSC”). Each of the Company and PSC are referred to herein as a “Party” and collectively, as the “Parties”. Unless otherwise indicated, capitalized terms contained herein shall have the same meaning as set forth in the Asset Purchase Agreement (as defined below).
     WHEREAS, the Company is the sole member of 310, LLC, a Delaware limited liability company (“310”);
     WHEREAS, the Company, 310 and PSC are simultaneously entering into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which 310 is acquiring substantially all of the assets of PSC in exchange for certain consideration to be paid to PSC which shall include, among other things, promissory notes (“Promissory Notes”) issued by the Company in favor of PSC that are convertible into shares of common stock of the Company (the “Common Stock”) in accordance with the terms and conditions of such Promissory Notes;
     WHEREAS, the Company and PSC desire to provide for certain arrangements with respect to the registration, under the Securities Act, of the shares of Common Stock to be issued by the Company to PSC upon the conversion of the Promissory Note(s); and
     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the transaction contemplated by the Asset Purchase Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
     1. Certain Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the following respective meanings:
          “Agreement” shall mean this Registration Rights Agreement, as amended, restated, supplemented or otherwise modified from time to time.
          “Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).
          “Registrable Securities” shall mean the shares of Common Stock issued to PSC upon the conversion of the Promissory Note(s) in accordance with the terms and conditions thereof; provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any securities (a) registered and sold pursuant to the Securities Act, (b) sold pursuant to Rule 144 or (c) which could then be sold in their entirety pursuant to Rule 144 without limitation or restriction.
          “Rule 144” means Rule 144 promulgated under the Securities Act or any successor regulation.
          “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     2. Registrations.
          (a) Demand Registration.
          (i) At any time after or in connection with the individual or aggregate conversion by PSC of two-thirds (2/3) of the aggregate principle amount(s) of the convertible Promissory Note(s) issued (the “Registration Event”), if the Company shall be requested by PSC in writing to file a registration statement with the Commission under the Securities Act (a “Demand Notice”), then the Company shall use commercially reasonable efforts to effect, as soon as practicable, such a registration statement. The Company shall effect such registration of the Registrable Securities which the Company has been so requested to register on an appropriate form, including Form S-3, if available, under the Securities Act; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:
          (A) The Company shall not be obligated to file more than one (1) registration statement from and after the occurrence of the Registration Event initiated by PSC pursuant to this Section 2(a); and
          (B) The Company shall not be obligated to file any registration statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which securities of the Company are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 (ninety) days.
          (ii) At any time before the registration statement covering Registrable Securities becomes effective, PSC may request the Company to withdraw or not to file the registration statement. In that event, if such request of withdrawal shall have been caused by, or made in response to, a material adverse effect or change in the Company’s financial condition, operations, business or prospects, PSC shall not be deemed to have used their demand registration rights under this Section 2(a).
     3. Further Obligations of the Company.
          (a) Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:
               (i) Prepare and file, and use commercially reasonable efforts to cause to become and remain effective, with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective until such time as all of the Registrable Securities covered by such registration statement may be sold by PSC without volume limitations or restrictions pursuant to Rule 144;
               (ii) Furnish to PSC a draft copy of the registration statement and such copies of each preliminary and final prospectus as PSC may reasonably request to facilitate the public offering of its Registrable Securities;
               (iii) Use its commercially reasonable efforts to register or qualify the securities covered by said registration statement under the securities or “blue sky” laws of such jurisdictions as PSC may reasonably request; provided, the Company shall not be required to qualify to do business or file a general consent to service of process in connection therewith, unless the Company is already subject to service in such jurisdictions and except as may be required by the Securities Act;
               (iv) Cause upon, or immediately after the effectiveness of a registration, all such Registrable Securities to be listed on each securities exchange or quotation system on which the Common Stock of the Company is then listed or quoted;
               (v) Notify PSC of Registrable Securities covered by a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the issuance of any stop order by the Commission in respect of such registration statement, or (B) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
               (vi) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
               (viii) Notify PSC, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

               (ix) After such registration statement becomes effective, notify PSC of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
          (b) From and after the date of this Agreement, the Company shall not, without the prior written consent of PSC, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration statement filed under Section 2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of PSC that are included.
     4. Payment of Expenses by, Cooperation by, and Obligations of, Prospective Sellers.
          (a) Notwithstanding any other provision in this Agreement to the contrary, the Company shall pay 1of all expenses of any registration effected pursuant to Section 2(a) hereof, including, without limitation, all legal and accounting fees, printing costs, listing fees and miscellaneous expenses and including the fees of one (1) legal counsel for PSC.
          (b) PSC shall furnish to the Company in writing such information as the Company may reasonably request from PSC in connection with any registration statement with respect to such Registrable Securities.
          (c) Upon receipt of a notice (telephonic or written) from the Company of the occurrence of an event which makes any statement made in a registration statement or related prospectus covering Registrable Securities untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, PSC shall discontinue any disposition of its Registrable Securities pursuant to such registration statement until PSC’s receipt of copies of the supplemented or amended prospectus or until advised by the Company that dispositions may be resumed.
          (d) PSC will effect sales of Registrable Securities in accordance with the plan of distribution given to the Company.
          (e) At the end of the period during which the Company is obligated to keep any registration statement current and effective as provided in this Agreement, PSC shall discontinue sales of shares pursuant to such registration statement, unless they receive notice from the Company of its intention to continue effectiveness of such registration statement with respect to such shares which remain unsold and PSC shall notify the Company of the number of shares registered which remain unsold promptly upon expiration of the period during which the Company is obligated to maintain the effectiveness of the registration statement.
     5. Indemnification; Contribution.

          (a) Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless PSC from and against any and all losses, claims, damages, reasonable expenses and liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred) to which it may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus) or (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that the Company will not be liable to the extent that (1) such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of PSC in accordance with Section 4(b) of this Agreement for use in such registration statement, or (2) in the case of a sale directly by PSC, such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and PSC failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by or on behalf of PSC in accordance with Section 4(b) of this Agreement for use in such registration statement, PSC will indemnify and hold harmless the Company (including its directors, officers, employees, representatives and agents) from and against any and all losses, claims, damages, reasonable expenses and liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred) to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise; provided, however, that in no event shall the aggregate amounts payable by PSC by way of indemnity or contribution under Sections 5(a) and 5(b) exceed the proceeds from the offering received by PSC (net of any selling expenses paid by PSC), except in the case of fraud or willful misconduct by PSC.
          (b) If the indemnification provided for in Section 5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying Party under this Section 5, in lieu of indemnifying such indemnified Party thereunder, shall contribute to the amount paid or payable by such indemnified Party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and PSC from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and PSC in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and PSC shall be deemed to be in the same respective proportions that the net proceeds from the offering received by the Company and PSC, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company and PSC shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or PSC and the Parties’ relative intent, knowledge and access to information.
          The Company and PSC agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.
          (c) The amount paid by an indemnifying Party or payable to an indemnified Party as a result of the losses, claims, damages and liabilities referred to in this Section 5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified Party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Party or any officer, director, employee, agent or controlling Person of the indemnified Party. No indemnifying Party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified Party, which consent will not be unreasonably withheld. Any indemnified Party that proposes to assert the right to be indemnified under this Section 5 will, promptly after receipt of notice of commencement or threat of any claim or action against such Party in respect of which a claim is to be made against an indemnifying Party under this Section 5 notify the indemnifying Party in writing (such written notice, an “Indemnification Notice”) of the commencement or threat of such action, enclosing a copy of all papers served or notices received (if applicable), but the omission to so notify the indemnifying Party will not relieve the indemnifying Party from any liability that the indemnifying Party may have to any indemnified Party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying Party. The indemnified Party will have the right to retain its own counsel in any such action if (i) the employment of counsel by the indemnified Party has been authorized by the indemnifying Party, (ii) the indemnified Party’s counsel, with the concurrence of indemnifying Party’s counsel, shall have reasonably concluded that there is a substantial likelihood of a conflict of interest between the indemnifying Party and the indemnified Party in the conduct of the defense of such action or (iii) the indemnifying Party shall not in fact have employed counsel to assume the defense of such action within a reasonable period of time following its receipt of the Indemnification Notice, in each of which cases the fees and expenses of the indemnified Party’s separate counsel shall be at the expense of the indemnifying Party; provided, however, that the indemnified Party shall agree to repay any expenses so advanced hereunder if it is ultimately determined by a court of competent jurisdiction that the indemnified Party to whom such expenses are advanced is not entitled to be indemnified; and provided, further, that so long as the indemnified Party has reasonably concluded that no conflict of interest exists, the indemnifying Party may assume the defense of any action hereunder with counsel reasonably satisfactory to the indemnified Party.
          (d) The obligation of the Company and PSC under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under Section 2, and otherwise.
     6. Reports Under Exchange Act. With a view to making available to PSC the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit PSC to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
          (a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times hereafter until all shares of Common Stock held by PSC have been registered with the SEC or sold to the public without registration under Rule 144;
          (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and
          (c) furnish to PSC, so long as PSC owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing PSC of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.
     7. Limitations on Piggyback Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of PSC, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration under this Agreement unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of Registrable Securities that are included by PSC.
     6. Transferability of Registration Rights. The registration rights set forth in this Agreement may not be transferred or assigned by PSC, by operation of law or otherwise, to any Person other than in connection with any permitted assignment of the Promissory Notes, and any other purported transfer or assignment in violation hereof shall be null and void.
     7. Miscellaneous.
          (a) Notices. Any notices given by any Party under this Agreement shall be in writing and personally delivered, deposited in the United States mail, postage prepaid, sent by recognized overnight courier, or sent by facsimile (with mailed confirmation copy to follow), and addressed as follows:

To PSC:	PROTEIN SCIENCES CORPORATION
1000 Research Parkway
Meriden, CT 06450
Facsimile: (203)-686-0268
Attention: Daniel D. Adams

With a copy (which shall not constitute notice) to:

Brenner, Saltzman & Wallman LLP
271 Whitney Avenue
New Haven, Connecticut 06511
Facsimile: (203) 772-3907
Attention: Wayne Martino, Esq.

To the Company:	Emergent BioSolutions Inc.
2273 Research Blvd., Suite 400
Rockville, MD 20850
Facsimile: (301) 795-1899
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Thelen Reid Brown Raysman & Steiner LLP
701 Eight Street, NW
Washington, DC 20001-3721
Facsimile: (202) 654-1836
Attention: Carl A. Valenstein, Esq.
Each Party may change the address to which notices, requests and other communications are to be sent by giving written notice of such change to each other Party.
          (b) Entire Agreement. This Agreement, together with the instruments and other documents hereby contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the Parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.
          (c) Successors and Assigns. The Parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than Parties hereto and their respective successors and permitted assigns.
          (d) Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and PSC. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          (e) Counterparts; Facsimile Execution. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered via facsimile or e-mail, with the intention that they shall have the same effect as an original counterpart hereof. Facsimile or electronic (e.g. “.pdf”) execution and delivery of this Agreement is legal, valid and binding for all purposes.
          (f) Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.
          (g) Severability. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement; provided, however, that the Company and PSC shall negotiate in good faith to attempt to implement an equitable adjustment in the provisions of this Agreement with a view toward effecting the purposes of this Agreement by replacing the provision that is invalid or unenforceable with a valid and enforceable provision the economic effect of which comes as close as possible to that of the provision that has been found to be invalid and unenforceable.
          (h) Dispute Resolution. Any Disputes arising out of or relating to this Agreement will be settled in accordance with the following provisions:
               (i) Good Faith Negotiations. In the event of any Dispute arising out of or relating to or in connection with any provision of the Agreement, or the rights or obligations hereunder, the Parties shall use good faith efforts to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within ten (10) Business Days after such notice, appropriate Representatives of the Parties shall meet for attempted resolutions by good faith negotiations. If such Representatives are unable to resolve such disputed matters, they shall be referred to the senior management of the respective Parties for discussion and resolution.
               (ii) Jurisdiction and Venue. If the senior management designated by the respective Parties is unable to resolve the Dispute within thirty (30) days (or such longer period of time as the Parties may agree to in writing) of initiating such negotiations, then the Parties agree that the United States District Court for the Southern District of New York shall have jurisdiction and exclusive venue for any litigation with respect to any Dispute; except that where no federal jurisdiction exists, the New York State Court of Appeals shall have jurisdiction and exclusive venue for any litigation with respect to any Dispute.

               (iii) Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON A DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF THE PARTIES, AND WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.
[Signature page follows]

          IN WITNESS WHEREOF, the Parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

THE COMPANY:	EMERGENT BIOSOLUTIONS INC.

By:

Name:
Title:

PSC:	PROTEIN SCIENCES CORPORATION

By:

Name:
Title:
[Signature Page to Registration Rights Agreement]

Exhibit E
(to Asset Purchase Agreement)
FORM OF
BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Bill of Sale, Assignment and Assumption Agreement (this “Agreement”), dated as of May [•], 2008, is made by and between Protein Sciences Corporation, a Delaware corporation (“Seller”), and 310, LLC, a Delaware limited liability company (“Buyer,” and together with Seller, each a “Party” and, collectively, the “Parties”).
RECITALS:
     WHEREAS, Seller, Buyer and Emergent BioSolutions Inc., a Delaware corporation, have entered into that certain Asset Purchase Agreement dated as of May [•], 2008 (the “Asset Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.
     WHEREAS, the execution and delivery of the Agreement by the Seller and Buyer is a condition to the obligations of the Buyer and Seller, respectively, to consummate the Contemplated Transactions.
     NOW THEREFORE, in consideration of the promises and mutual agreements set forth in the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree as follows:
     1. Sale of Assets. Seller hereby sells, assigns, transfers, conveys, and delivers unto Buyer and its successors and assigns, forever, the entire right, title and interest of the Seller, free and clear of all liens, claims and Encumbrances (other than Permitted Encumbrances), in and to any and all Purchased Assets.
     2. Assumption of Liabilities. Buyer hereby assumes, and agrees to pay, perform and discharge when due, all of the Assumed Liabilities as set forth and only to the extent provided in the Asset Purchase Agreement.
     3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles that would require the application of any other law.
     4. Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument. It shall not be necessary that the signatures of, or on behalf of, each Party, or that the signatures of all persons required to bind any Party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each Party, or that the signatures of the persons required to bind any Party, appear on one or more of the counterparts. This Agreement may be executed through electronic delivery of duly executed signature pages.
[Signature Page Follows]

     5. Conflict of Agreements. Reference is made to the Asset Purchase Agreement for a statement of all representations, warranties, covenants, and indemnities made in connection with this Agreement.
[signature page follows]
[Bill of Sale, Assignment and Assumption Agreement]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in triplicate originals on the date and year first above written.

SELLER:

PROTEIN SCIENCES CORPORATION

By:

Name:
Title:

310, LLC:

310, LLC

By:

Name:
Title:
[Bill of Sale, Assignment and Assumption Agreement]

Appendix F
ASSIGNMENT OF LEASE
Dated: As of May  , 2008

ADDRESS	TOWN	COUNTY
860, 1000 & 1090 Research Parkway	Meriden	New Haven
1061 Yale Avenue	Wallingford	New Haven
State: Connecticut
PREPARED BY AND UPON
RECORDATION RETURN TO:
Thelen Reid Brown Raysman & Steiner LLP
701 Eighth Street, N.W.
Washington, DC 20001
Attention: Carl Valenstein, Esq.
034268/70

     THIS ASSIGNMENT OF LEASE (this “Assignment”) made as of the ___ day of May, 2008, by PROTEIN SCIENCES CORPORATION, a Delaware corporation, having an address at 100 Research Parkway, Meriden, Connecticut 06450 (“Assignor”) and 310, LLC, a Delaware limited liability company, having an address at c/o Emergent Biosolutions, Inc., 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850 (“Assignee”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Ground Lease as more particularly described on Exhibit A attached hereto and made a part hereof (as the same may be amended, the “Ground Lease”), the Meriden Economic Development Corporation, a Connecticut corporation, (“Landlord”) leased to Assignor as “Tenant” the premises described in the Ground Lease;
     WHEREAS, Assignor and Assignee each desire that the Assignor assign to the Assignee all of the Assignor’s right, title and interest under the Ground Lease and that Assignee assume all of the Assignor’s obligations under the Ground Lease.
     NOW, THEREFORE, in consideration of TEN DOLLARS ($10.00) in hand paid by the Assignee to the Assignor, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Assignor, the parties hereto agree as follows:
     1. Assignment. The Assignor hereby grants, conveys, sells and transfers onto the Assignee all of the Assignor’s right, title and interest in and to the Ground Lease, including, but not limited to the Assignor’s right to occupy the premises described in the Ground Lease in accordance with the terms and conditions of the Ground Lease, together with any security deposit held by the Landlord under said Ground Lease.
     2. Assignor’s Warranty and Representation. Assignor hereby warrants and represents that:
(i)	that the copy of the Ground Lease heretofore delivered by the Assignor to the Assignee is a true and correct copy of the Ground Lease and that the Ground Lease has not been amended or modified;

(ii)	that the Ground Lease is in full force and effect;

(iii)	that the Assignor is in good standing under the Ground Lease; and

(iv)	the Assignor is not aware of any event of default by the Landlord under the Ground Lease, or any event, which with the passage of time, notice or both, would constitute an event of default by the Landlord under the Ground Lease.
     3. Assignee Indemnification. Assignee agrees to indemnify the Assignor against and hold the Assignor harmless from, any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, attorney’s fees and other charges) which are paid, suffered or incurred by the Assignor arising out of or in connection with the Ground Lease, whether directly or indirectly.
     4. Assignee Assumption. The Assignee expressly accepts and assumes and agrees to perform and be bound by all of the terms, covenants and conditions in the Ground Lease contained therein to be kept and performed by the tenant thereunder, from and after the date of this Agreement.
     IN WITNESS WHEREOF, this Assignment of Lease has been duly executed by the parties hereto as of the day and year first above written.

Signed, Sealed and Delivered	ASSIGNOR:
in the Presence of:
PROTEIN SCIENCES CORPORATION,
a Delaware corporation

Name:
By:

Name: Daniel Adams
Title: President

Signed, Sealed and Delivered	ASSIGNEE:
in the Presence of:
310, LLC,
a Delaware limited liability company

Name:
By:

Name:
Title:

STATE OF CONNECTICUT)
                                                 ) ss.
COUNTY OF NEW HAVEN )
     Before me, the undersigned, this ___ day of                     , 2008, personally appeared Daniel Adams, known to me to be the CEO and President of Protein Sciences Corporation, a Delaware corporation, signer and sealer of the foregoing instrument, and that he as such CEO and President, acknowledged the execution of the same to be his free act and deed individually and as such CEO and President and the free act and deed of said corporation.
     In Witness Whereof, I hereunto set my hand.

Notary Public
My Commission Expires:
Commissioner of the Superior Court

STATE OF                               )
                                                  ) ss.
COUNTY OF                           )
     Before me, the undersigned, this ___ day of ___, 2008, personally appeared ___, known to me to be the                      of 310, LLC, a Delaware limited liability company, signer and sealer of the foregoing instrument, and that he as such                     , acknowledged the execution of the same to be his free act and deed individually and as such                      and the free act and deed of said limited liability company.
     In Witness Whereof, I hereunto set my hand.

Notary Public
My Commission Expires:

Commissioner of the Superior Court

EXHIBIT A

7

PREPARED BY AND UPON
RECORDATION RETURN TO:
Carl Valenstein, Esq.
Thelen Reid Brown Raysman & Steiner LLP
701 Eighth Street, NW
Washington, DC 20001-3721
GROUND LESSORS’ ESTOPPEL CERTIFICATE
     WHEREAS, the Meriden Economic Development Corporation, a Connecticut corporation (“Lessor”), is the “Landlord” under that certain ground lease more particularly described on Exhibit B attached hereto (the “Ground Lease”), with respect to certain parcels of land described on Exhibit A attached hereto (the “Premises”); and
     WHEREAS, Protein Sciences Corporation, a Delaware corporation, is the current “Tenant” (“PSC”) pursuant to the Ground Lease; and
     WHEREAS, 310, LLC, a Delaware limited liablity company, (“Buyer”) desires to purchase certain assets of PSC pursuant to that certain Asset Purchase Agreement dated as of May ___, 2008 (the “Asset Purchase”) including, without limitation, PSC’s interest as lessee under the Ground Lease; and
     WHEREAS, Buyer is unwilling to make the Asset Purchase unless Lessor reaffirms to Buyer and to First American Title Insurance Company (the “Title Company”)] that the provisions of the Ground Lease are restated and confirmed for Buyer’s benefit.
     NOW THEREFORE, Lessor hereby certifies to and agrees with Buyer, PSC and the Title Company as follows:
     1. Lessor is the owner of the fee simple estate in the Premises and is the “Landlord” under the Ground Lease.
     2. Lessor acknowledges that PSC is the current “Tenant” under the Ground Lease and the owner of the leasehold estate in the Premises.
     3. Upon the recording of that certain Assignment of Lease made and delivered by PSC for the benefit of Buyer (the “Assignment of Lease”), Lessor hereby recognizes: (a) Purchhaser as the “Tenant” under the Ground Lease as stated in the Ground Lease, for all purposes under the Ground Lease; (b) that Buyer as “Tenant” is given the right and option to purchase the fee simple title to the Premises pursuant to the terms of Section 20 of the Ground Lease; (c) that PSC has assigned the Tenant’s interest in the Ground Lease, including but not limited to, the option to purchase described herein, to Buyer, and Lessor hereby consents to such assignment; and (d) that Lessor has received written notice of the Assignment of Lease and any written notice of any under the Ground Lease to Buyer shall be given as follows:

1

BUYER:	c/o Emergent Biosolutions, Inc.
2273 Research Blvd., Suite 400
Rockville, MD 20850
Facsimile: (301) 795-1899
Attention: General Counsel

with a copy (which shall
not constitute notice) to:	Thelen Reid Brown Raysman & Steiner LLP
701 Eight Street, NW
Washington, DC 20001-3721
Facsimile: (202) 654-1836
Attention: Carl A. Valenstein, Esq.
Re: Protein Sciences Corporation
4.	Lessor hereby certifies as follows:

(a)	Except for the City of Meriden Loan and the State of Connecticut Loan described in the Ground Lease, Lessor has not mortgaged, assigned or otherwise encumbered the fee simple estate in the Premises and there are currently no other fee simple mortgages, deeds of trust or other security interests encumbering the fee estate in the Premises. Pursuant to and in accordance with the terms of the Ground Lease, the Lessor shall have the right to mortgage the Demised Premises or to assign or pledge the Ground Lease subject to the leasehold estate, but not to impair the right of Buyer to enjoy the use and occupancy of the Demised Premises so long as Buyer pays the rent as aforesaid and performs all the covenants, conditions and provisions upon the Buyer devolving as a result of the existence of this indenture.

(b)	The Ground Lease is in full force and effect in accordance with its terms and has not been further assigned, supplemented, modified or otherwise amended except as described herein.

(c)	To the best of Lessor’s knowledge, each of the obligations on PSC’s part to be performed to date under the Ground Lease have been performed, and Lessor has no knowledge of any event which, with the giving of notice, the passage of time or both, would constitute a default by PSC or Lessor under the Ground Lease.

(d)	To the best of Lessor’s knowledge, there are no offsets, counterclaims, defenses, deductions or credits whatsoever with respect to the Ground Lease.

(e)	Except as stated in the Ground Lease, there are, with respect to the Ground Lease, no options to renew or extend, and no security deposits or prepaid rent or liens, except as set forth therein.

2

(f)	Except as stated in the Ground Lease there do not exist any other agreements (including Subordination, Non-Disturbance and Attornment Agreements) concerning the Premises, whether oral or written between Lessor and PSC under the Ground Lease.

(g)	The current Basic Monthly Rent payable under the Ground Lease is $___, and PSC as the current Tenant is required to pay additional rent in the amount of $___ for calendar year 2008 pursuant to Section 3 of the First Amendment (as defined on Exhibit B hereto) and Section 3 of the Original Ground Lease (as defined on Exhibit B hereto). Pursuant to the provisions of Section 3 of the First Amendment, the Basic Monthly Rent payable under the Ground Lease is scheduled to be reset as of ___, 20___.

(h)	All payments due to Lessor under the Ground Lease (whether Basic Monthly Rent, additional rent or otherwise) have been made. Basic Monthly Rent under the Ground Lease has been paid through ___, 2008.

(i)	Lessor has not received written notice (a) of any pending eminent domain proceeding or any other governmental or judicial actions that could affect the Premises or (b) that Lessor or PSC are in violation of any law or regulation applicable to the Premises and the operations thereon (including, without limitation, any environmental law or the Americans with Disabilities Act) or (c) that Lessor is in default under either the City of Meriden Loan or the State of Connecticut Loan.

(j)	No actions are pending against Lessor or to the best of Lessor’s knowledge, against PSC under the bankruptcy laws of the United States or any state thereof.

(k)	To Lessor’s knowledge, there are no conditions or events that would permit a cancellation or termination of the Ground Lease by Lessor or PSC.
     (l) As of the date hereof, the Purchase Price if Lessor elected to exercise its option to purchase the Premises would be ___ Dollars ($___).
     5. The undersigned hereby represents and warrants that he or she is duly authorized to sign, acknowledge and deliver this Ground Lessor’s Estoppel Certificate (this “Certificate”).
     6. Except as modified hereby, the Ground Lease remains unmodified and in full force and effect.
     7. Capitalized terms used in this Certificate which are not otherwise defined herein shall have the same meaning ascribed to such term in the Ground Lease.

3

          This Certificate and the representations made herein shall inure to the benefit of PSC, Buyer and the Title Company, and their respective successors and assigns and shall be binding on Lessor and its successors and assigns.
          Executed this                      day of                     , 2008.

Signed, sealed and delivered in the presence of:	LESSOR:
MERIDEN ECONOMIC DEVELOPMENT CORPORATION,
a Connecticut corporation

Print Name:

By:
Name:
Title:

Print Name:

Signed, sealed and delivered in the presence of:	PSC:

PROTEIN SCIENCES CORPORATION,
a Delaware corporation

Print Name:	By:
Name: Title:

Print Name:

4

STATE OF CONNECTICUT )
                                                  ) ss.
COUNTY OF NEW HAVEN )
     Before me, the undersigned, this ___ day of ___, 2008, personally appeared ___, known to me to be ___ of the Meriden Economic Development Corporation, a Connecticut corporation, signer and sealer of the foregoing instrument, and that he as such and ___, acknowledged the execution of the same to be his free act and deed individually and as such ___ and the free act and deed of said corporation.
     In Witness Whereof, I hereunto set my hand.

Notary Public
My Commission Expires:
Commissioner of the Superior Court

5

STATE OF CONNECTICUT )
                                                   ) ss.
COUNTY OF NEW HAVEN )
     Before me, the undersigned, this ___ day of ___, 2008, personally appeared Daniel Adams, known to me to be the CEO and President of Protein Sciences Corporation, a Delaware corporation, signer and sealer of the foregoing instrument, and that he as such CEO and President, acknowledged the execution of the same to be his free act and deed individually and as such CEO and President and the free act and deed of said corporation.
     In Witness Whereof, I hereunto set my hand.

Notary Public
My Commission Expires:
Commissioner of the Superior Court

6

EXHIBIT A
The Premises

7

EXHIBIT B
The Ground Lease

8

Exhibit G	Emergent BioSolutions Inc.
(to Asset Purchase Agreement)	2273 Research Blvd., Suite 400
Rockville, MD 20850
Form of Offer of Employment to Manon Cox
t 301 795 1800
f 301 795 1899
www.emergentbiosolutions.com
Manon M.J. Cox
1000 Research Parkway
Meriden, CT 06450
May 19, 2008
Re: Offer of Employment — Chief Operating Officer, Emergent-Meriden Manufacturing Operations Inc.
Dear Dr. Cox:
We are pleased to extend to you a contingent offer of full-time employment as the Chief Operating Officer of Emergent-Meriden Manufacturing Operations Inc. (Emergent-Connecticut), a wholly owned subsidiary of Emergent BioSolutions Inc. (EBSI (collectively, Emergent)). This offer is conditioned on the completion of EBSI’s purchase of substantially all of the assets of Protein Sciences Corporation and of the customary employment verifications. The details of the offer are as follows:
1.	You initially will be employed in the position of Chief Operating Officer for Emergent-Connecticut in Meriden. As an employee of Emergent Connecticut, you shall perform your duties and responsibilities in an ethical, professional and diligent manner and to the best of your abilities. You shall comply with all applicable federal, state and local laws and Emergent’s internal rules, policies and procedures, as they may be amended from time to time. Emergent reserves the right to modify your job title, duties, and reporting structure at any time consistent with the business needs of Emergent.

2.	Your starting annualized base salary with Emergent will be $250,000, less all applicable taxes and withholdings required by law, with a bonus opportunity that is described further below.

3.	Emergent’s primary business hours are from 8:30 a.m. to 5:00 p.m., Monday through Friday. Your primary work hours would be Emergent’s primary business hours; of course, operational needs may require modification of those hours.

4.	This offer letter does not create or imply any contract of employment, and your employment with Emergent will at all times be on an “at-will” basis. This means that both you and Emergent will be free to sever the employment relationship at any time, for any reason or for no reason, with no advance notice required. Notwithstanding your status as an “at-will” employee, in the event that Emergent terminates your employment without Cause (as that term is defined herein) prior to the first anniversary of your start date with Emergent, Emergent will continue to pay your base salary from the date of termination through the first anniversary of your start date, pursuant to Emergent’s regular pay cycle. The salary continuation provided for in this paragraph 4 is in lieu of any severance, salary or income continuation or protection under any Emergent plan, program or policy that may now or hereafter exist and shall satisfy and be in full and final settlement of all obligations to you under this offer letter. In order to be eligible to receive the salary continuation provided for in this paragraph, you must (a) execute and deliver a full, general release of any and all claims you may have against Emergent and/or any of its affiliates, and their respective officers, directors, employees and agents, with respect to matters covered by this offer letter or otherwise arising out of, related to or concerning your employment with or termination of your employment from Emergent arising through the date the release is executed; and (b) be and remain in full compliance with your post-employment obligations contained in the Non-Disclosure, Non-Solicitation and Assignment Agreement. For purposes hereof, “Cause” shall mean (i) conviction of a crime involving a sentence of incarceration or of a felony with or without a sentence of incarceration; (ii) the commission of an act constituting fraud, embezzlement or dishonesty against Emergent or with respect to your employment with Emergent, or of any other act or omission which in the good faith judgment of Emergent’s management is likely to cause harm to the business or reputation of Emergent; (iii) refusal or failure to use reasonable and diligent efforts to follow the lawful and reasonable directives of Emergent management; (iv) neglect or failure to satisfactorily perform material duties and responsibilities to Emergent; or (v) violation of Emergent policies or rules.

5.	In addition to your base salary, Emergent offers a wide range of benefit programs. A short summary of some of the programs we presently have are set out below. In all cases, the specific terms of the programs are as detailed in the official plan or program documents and insurance policies. We reserve the right to modify, substitute, or eliminate our benefit program at any time.
•	The option to join Emergent’s Health/Prescription, Dental and Vision Insurance Plans, as described in the enclosed enrollment literature. You will be eligible to participate in these plans as early as the first day of the month following your start date with Emergent and no later than (30) days after your effective date of employment with Emergent.

•	Employee Assistance Program (EAP) is available to you and your family members. The EAP provides professional and confidential assistance in identifying problems and concerns, and developing a plan to deal with them. The services provided through this employee benefit are at no cost to you.

•	Eleven Paid Holidays Annually: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, Christmas Eve, Christmas Day, New Year’s Eve and two floating days if your date of hire is before July 1st (one floating day if date of hire is between July 1st and September 30th).

•	Paid Time Off (PTO) is to be used for all vacation, sick days, and personal time off in excess of the paid Holidays listed above. Your PTO balance from Protein Sciences Corporation will carry over to Emergent; thereafter, all PTO policies and guidelines (including accruals and carry over rules), will be governed by Emergent’s PTO policy as may be amended from time to time.

2

•	Life Insurance, equal to two times your annual salary, is available as early as the first day of the month following your start date with Emergent and no later than (30) days after your effective date of employment with Emergent. Additional life insurance in increments of $25,000, $50,000, $75,000 and $100,000 up to $500,000 are available at preferred, pre-tax rates, should you wish to participate. Spousal and child coverage is also available at competitive group rates and can be deducted from your bi-weekly paycheck.

•	Short Term and Long Term Weekly Indemnity (disability), equal to approximately 66.6% of salary is available as early as the first day of the month following your start date and no later than (30) days after your effective date of employment with Emergent.

•	A 401(k) Plan which allows you to direct up to $15,500 per year (indexed annually) of pre-tax income into an investment vehicle of your choice. Emergent will contribute up to a maximum of 3% of your total compensation when you contribute a minimum of 6% of your annual compensation.

•	Emergent has a formal performance management assessment and feedback process which includes goal setting during the first quarter, a mid-year assessment, and a full year assessment. Your individual performance and assessment, along with Emergent’s overall performance, will determine your eligibility for additional compensation. This additional compensation may include performance incentives such as an annual merit increase and a bonus opportunity of up to 30% for 2008 performance. Merit increase and bonus opportunity amounts will be prorated based on your start date for your first year of employment with Emergent.

•	A Tuition Reimbursement program provides financial assistance to full-time employees who are taking college courses in pursuit of a college degree.

•	You will be eligible to participate in the Emergent BioSolutions 2006 Stock Incentive Plan (“Plan”). You will be granted an option of purchase 24,000 shares of our Common Stock after the commencement of your employment with Emergent. Our current practice, which may be subject to change, is to grant options on a quarterly basis shortly after the release of earnings for the previous fiscal quarter. An option granted under the Plan: (i) has an exercise price equal to fair market value on the date of grant; (ii) typically expires seven years from the date of grant; and (iii) typically vests over a period of three years, with one third of the option vesting on each of the first three anniversary dates from the grant date. The date of grant is the date on which the grant of an option is approved. The foregoing is for your general information and does not purport to describe the specific terms of any option that you may receive, which could be different and would be governed by the Plan and by the specific terms in any option agreement that may be granted to you.

•	You will be eligible to participate in the Emergent BioSolutions Severance Plan and Termination Protection Program after the first anniversary of your start date with Emergent. Participation in this program is contingent upon satisfactory performance during your first year of employment and is at the discretion of the Board or the CEO, as applicable. If you were to participate in the plan, the initial severance benefit payment would be 6 months of applicable compensation and benefits continuance. The severance payment and benefits continuation may be increased to 9 months after two years of employment with Emergent, assuming satisfactory performance.

3

In addition to this conditional offer letter, the following important documents are provided for your review and signature:
•	Employment Application

•	Employee Responsibilities and Conduct

•	Non-Disclosure, Non-Solicitation and Assignment Agreement

•	Federal Immigration Form I-9 and associated materials

•	Background Check Disclosure & Consent Form
Your countersignature below, your completion of the documents listed above, and the return of all of these documents to me will represent your acceptance of the contingent offer of employment.
It is our sincere hope that you will choose to join the Emergent team. If you have any questions please do not hesitate to contact me at 301-795-1854.
Sincerely,
Paula M. Lazarich
Vice President, Human Resources
Employment Offer Accepted:

Manon Cox	Date

4

Exhibit H
(to Asset Purchase Agreement)
FORM OF
CONSULTING SERVICES AGREEMENT
     This Consulting Services Agreement (“Agreement”), effective as of June ___, 2008 (the “Effective Date”), is made by and between Emergent BioSolutions Inc. (“Emergent”), a Delaware corporation, with offices at 2273 Research Blvd., Suite 400, Rockville, MD 20850, and Daniel D. Adams (“Consultant”), with an address of                                         . Emergent and Consultant are sometimes hereinafter referred to in the singular as “Party” and collectively as the “Parties”.
     WHEREAS, Emergent desires to engage Consultant to provide certain services as mutually agreed by the Parties, and Consultant desires to be so engaged.
     NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound, agree as follows:
     1. Services. Consultant agrees to provide certain services from time to time as requested by Emergent as specified in Exhibit A attached hereto (the “Services”). In the event that Consultant is requested or required to perform work beyond that which is specifically set forth in Exhibit A, the Parties shall amend this Agreement to reflect such additional services and any additional or modified terms in respect thereof. Notwithstanding anything to the contrary, in the event that any terms or conditions of Exhibit A or any subsequent amendment thereto are inconsistent with the terms and conditions of this Agreement, the provisions of this Agreement shall control.
     2. Payment for Services. Emergent shall compensate Consultant for the performance of the Services in accordance with the payment terms of Exhibit A.
     3. Expenses. Emergent shall reimburse Consultant for expenses in accordance with the terms of Exhibit A.
     4. Confidentiality of Information.
     (a) Consultant acknowledges that this Agreement creates a confidential relationship between Consultant and Emergent. Consultant and Emergent acknowledge that, in order to perform the Services, it will be necessary for Emergent to allow Consultant to have access to certain commercially valuable, proprietary, and confidential information of Emergent and its Affiliates (“Confidential Information”). Consultant agrees to keep confidential and not, without the prior written consent of Emergent, to publish, disclose to any third party, or use (except for purposes of performance of Services under this Agreement) any Confidential Information. For purposes of this Agreement, Confidential Information shall mean and include information and materials to which Consultant has access as a result of this Agreement, in either written, electronic or oral form, whether or not marked as “confidential” or “proprietary,” and includes, without limitation, any and all information relating to the business, prospective business, technical processes, finances, price lists, customer lists, information relating to the licensing or approval of any products, business plans, business prospects, employee information, information regarding facilities, operations and financial condition and results, inventions, improvements, trade secrets, know-how, processes, formulas, methods, assays, data, instrumentation, sales and marketing information, standard operating procedures, clinical trials, clinical trial data, clinical specimens, study protocols, investigators’ brochures and instructions or other scientific or technical information, and

Consulting Services Agreement	Page 1 of 8

any documentation and materials specifically developed or prepared for or by Consultant in performance of Services under this Agreement. Consultant shall immediately return all such Confidential Information to Emergent upon termination of this Agreement or upon Emergent’s request.
     (b) The obligations of this Section 4 do not pertain to information which is generally known, or after the Effective Date becomes generally known, to the public through no fault of Consultant, or which is disclosed by Consultant with the written approval of Emergent.
     (c) If Confidential Information is sought by any source, including any governmental organization, Consultant must immediately notify Emergent of such request and refuse to divulge any such information at least until a representative of Emergent is permitted to address the situation and either consents to the disclosure or has the opportunity to engage legal means to protect the disclosure of such information.
     5. Authorized Contacts. With respect to the performance of Services, Consultant shall report to the Emergent Authorized Contact identified in Exhibit A (or such other person that may hold the same position at a later date) or such other person(s) as Emergent or its Affiliates may designate from time to time in writing.
     6. Deliverables and Reports. Consultant shall promptly provide Emergent with the deliverables and reports described in Exhibit A and such other reports as Emergent or its Affiliates may from time to time request.
     7. Ownership of Work. All right, title, and interest in and to all data, information, documents, materials and inventions relating to or arising out of the Services shall belong to and be the property of Emergent. Consultant agrees, without further payment by Emergent, to make any assignments and execute all documents necessary to effect Emergent’s title thereto in all countries of the world. Furthermore, all documents and materials prepared by Consultant in the performance of Consultant’s duties hereunder will constitute works-made-for-hire and shall belong to and be the exclusive property of Emergent and shall be surrendered by Consultant to Emergent upon request. Consultant hereby assigns to Emergent all rights that Consultant may have to data, information, documents, materials and inventions referred to in this paragraph.
     8. Term and Termination.
     (a) This Agreement shall become effective as of the Effective Date and shall continue in effect for twelve (12) months thereafter or until the Agreement otherwise terminates under this Section 8 (the “Term”).
     (b) This Agreement shall terminate upon the expiration of the Term or the first to occur of the following events:
(i)	On the date Emergent provides Consultant with written notice that this Agreement is being terminated for cause, which for purposes of this Agreement shall mean and refer to facts or circumstances where Consultant:
(a)	shall have failed to timely carry out the instructions of the Emergent Authorized Contact with respect to the Services or Consultant’s performance under this Agreement, subject to the terms of this Agreement and any applicable laws;

Consulting Services Agreement	Page 2 of 8

(b)	shall have committed any act or acts of embezzlement, theft or fraud;

(c)	shall have been convicted of a felony or any crime involving moral turpitude, whether or not related to Services;

(d)	shall have committed any act or acts of negligence or willful misconduct; or

(e)	shall have committed a breach of the representations, warranties or covenants contained in Sections 4, 6, 7, 9, 11, 13 or 16 herein.
(ii)	On the date Emergent terminates the Agreement for convenience.
     (c) If this Agreement is terminated by Emergent under Section 8(b)(i)(e), in addition to any other rights or remedies available to Emergent at law or in equity, Consultant will surrender any claim for payment under the Agreement and will refund any payments received under this Agreement.
     (d) The provisions of Sections 2, 3, 4, 7, 8, 11, 12, 13, 14, 15, 16 (only for twelve months following termination or expiration) and 17 shall survive the expiration or termination of this Agreement for any reason.
     9. Representations and Warranties Consultant represents and warrants that:
     (a) the Services will be promptly performed in a competent, diligent and workmanlike manner consistent with the expected industry standards of professional conduct;
     (b) Consultant will perform the Services for Emergent hereunder and has been advised of the restrictions and obligations set forth in this Agreement, including without limitation, the requirements of confidentiality (Section 4), compliance with laws (Section 11) and non-solicitation (Section 16); and
     (c) Consultant has full power to enter into and fully perform this Agreement and has the full and unrestricted right to disclose to Emergent any information Consultant makes available to Emergent under this Agreement.
     10. Relationship of Parties. With respect to the subject matter of this Agreement, the Parties are and remain independent contractors. This Agreement shall not be deemed to create an employer/employee relationship, joint venture, partnership, association, or agency between the Parties. Consultant is not authorized to incur or create any obligation express or implied on behalf of Emergent or to bind Emergent in any manner whatsoever.
     11. Compliance with Laws. In performing the Services, Consultant shall comply with all applicable existing and future laws, rules and regulations. Consultant covenants and agrees to perform Consultant’s duties and responsibilities under this Agreement in accordance with the highest standards of ethical business conduct and will not engage in any acts or activities that are illegal or that may adversely affect or reflect upon the business, integrity or goodwill of Emergent. Without limiting the generality of the foregoing, Consultant represents, warrants and agrees that:

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     (a) Consultant will comply with all applicable existing and future treaties, laws and regulations, including but not limited to those governing employment practices (including those governing employee recruiting and hiring), anti-bribery, anti-corruption and anti-gratuities laws or other similar laws.
     (b) Consultant will comply with all Emergent stated policies and procedures applicable to consultants operating at Emergent’s offices, including without limitation, those governing safety, health, harassment, and discrimination.
     (c) Consultant confirms that Consultant will not become involved with the payment or giving of anything of value, either directly or indirectly, to an official of any government, political party or official thereof, any candidate for foreign political office, or any official of an international organization, for the purpose of influencing an act or decision in its official capacity, or inducing that official to use such official’s influence with any government, to assist Emergent in obtaining or retaining business for or with, or directing business to, any person, or for obtaining an improper advantage. Consultant agrees to comply with the provisions of this Section 11(c) and take no action that Consultant believes might cause Emergent to be in violation of international, federal, state or local laws or regulations, or Emergent’s policies and procedures, as well as any action by Consultant that might be construed as a violation of international, federal, state or local law, or Emergent’s policies and procedures.
     (d) At such times as may be requested by Emergent, Consultant will certify to Emergent in writing that: (1) Consultant understands the requirements of applicable anti-corruption or anti-bribery laws that apply to the Consultant and the Agreement; (2) Consultant believes it has complied with all applicable laws, regulations, and Emergent’s policies and procedures; (3) Consultant has, specifically, not made, offered to give or agreed to give anything of value, directly or indirectly, whether in cash or in kind to or for the benefit of any government official or “foreign official,” political party or official thereof, or candidate for political office, or official of an international organization, for the purpose of carrying out this Agreement; (4) Consultant does not know or have any reason to believe that any employee, agent, representative or other person retained by Consultant has violated any of the foregoing undertakings; and (5) Consultant will immediately advise Emergent if Consultant should learn or have reason to believe that there has been a violation of any of the foregoing undertakings.
     (e) Emergent BioSolutions Inc. (“EBSI”) is a publicly traded company on the New York Stock Exchange. Consultant acknowledges the laws and regulations prohibiting “insider trading,” including the purchase or sale of securities of a company while in the possession of material information that has not been generally disclosed in the marketplace. Consultant represents that it may have access to certain material nonpublic information of Emergent and its Affiliates and will not engage in insider trading or disclose such information to any third parties.
     12. Definition of Affiliate. “Affiliate” shall mean any direct or indirect, current or future subsidiary of a Party, or any other entity which is controlled by a Party or which controls a Party. The term “control” as used herein shall mean possession, directly or indirectly of at least fifty percent (50%) of the voting equity of another entity (or other comparable interest for an entity other than a corporation), or the power to direct or cause the direction of the management or policies of an entity whether through ownership of securities, by contract or otherwise.
     13. Export Control Technology. The Parties acknowledge that any products, software, and technical information provided under this Agreement may be subject to the United States, United Kingdom and other export laws and regulations and

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any use or transfer of such products, software and technical information may require authorization under those regulations. The Parties agree that they will not use, distribute, transfer, view or transmit such products, software or technical information (even if incorporated in other products) except in compliance with the applicable export regulations. The Parties also agree to sign written assurances and other export related documents as may be required for compliance with applicable export regulations.
     14. Indemnification and Limitation of Liability. Consultant shall hold harmless and indemnify Emergent and its Affiliates, and its and their respective employees, agents and representatives, from and against any and all suits, demands, losses, damages, judgments, claims, costs, (including reasonable attorneys’ fees and costs) or other liability (including, without limitation personal injury or death) (collectively “Liability”), to the extent that such Liability arises from or is related to the performance of Services under this Agreement or the negligence, act or omission of Consultant or any of Consultant’s agents or representatives.
     15. Dispute Resolution. All disputes or claims arising under this Agreement that cannot be resolved by the Parties shall be submitted to non-binding mediation for a period of thirty (30) days, which may be extended by written agreement of the Parties. If such dispute is not resolved amicably through mediation or otherwise within the specified period, either Party may pursue remedies available to it at law or in equity, subject to the terms of this Agreement.
     16. Non-Solicitation. Consultant agrees that, during the term of this Agreement and for a period of twelve (12) months after termination or expiration of this Agreement, Consultant will not (i) directly induce or attempt to induce or otherwise counsel, advise, solicit or encourage any person to leave the employ of Emergent or accept employment with Consultant or any other person or entity, (ii) directly induce or attempt to induce or otherwise counsel, advise, solicit or encourage any person who at the time of such inducement, counseling, advice, solicitation or encouragement had left the employ of Emergent within the previous six (6) months to accept employment with any person or entity besides Emergent, or (iii) solicit, interfere with, or endeavor to cause any customer, client, or business partner of Emergent to cease or reduce its relationship with Emergent or induce or attempt to induce any such customer, client, or business partner to breach any agreement that such customer, client, or business partner may have with Emergent.
     17. Force Majeure. Neither Party shall be liable for delay or failure in the performance of any of its obligations under this Agreement if and to the extent such delay or failure is due to circumstances beyond the reasonable control of such Party, including but not limited to fires, floods, explosions, accidents, acts of God, war, riot, strike, lockout or other concerted acts of workers, acts of government and shortages of materials. The Party claiming force majeure shall use its commercially reasonable efforts to eliminate or prevent the cause so as to continue performing its obligations under this Agreement. During such time that the event of force majeure causes such a delay or failure of performance, this Agreement and the Parties’ obligations and responsibilities under it shall be deemed suspended until the event of force majeure ceases.
     18. Miscellaneous Provisions.
     (a) Governing Law and Jurisdiction. This Agreement and its interpretation shall be governed by the laws of the State of Maryland without reference to its conflict of law or choice of law provisions. Any action commenced by either Party to enforce the terms of this Agreement must be brought in the United States District Court for the District of Maryland or the Circuit Court for Montgomery County, Maryland. The Parties

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hereby irrevocably consent to the jurisdiction and venue of those Courts to enforce the terms of this Agreement.
     (b) Non-Waiver. No delay by or omission of any Party in exercising any right, power, privilege, or remedy shall impair such right, power, privilege, or remedy or be construed as a waiver thereof.
     (c) Remedies. The rights and remedies provided in this Agreement are cumulative and are not exclusive of other rights or remedies provided by law.
     (d) Taxes. Consultant shall be fully responsible for payment of all income taxes, social security taxes, and for any other taxes or payment which may be due and owing by Consultant as the result of fees or amounts paid to it by Emergent under this Agreement, and Consultant shall indemnify and hold harmless Emergent from and against any such tax or payment.
     (e) Notices. Any notice hereunder shall be given by first class mail, express mail, or facsimile (followed by confirmation), addressed to the Parties at the addresses given in the preamble of this Agreement, or to such other address as a Party may later designate in writing to the other Party. Notice of any legal action, claim or other legal matter given by Consultant to Emergent shall be directed to the Legal Department of Emergent at 2273 Research Boulevard, Rockville, Maryland, USA 20850.
     (f) Use of Name. Neither Party shall use the name, tradename or trademark of the other Party in a press release, advertising, publicity or promotional activity without the prior written consent of the other Party.
     (g) Severability. In the event that any section or any part of a section of this Agreement should be declared void, invalid, or unenforceable by any court of law, for any reason, such a determination shall not render void, invalid, or unenforceable any other section or any part of any other section of this Agreement and the remainder of this Agreement shall remain in full force and effect.
     (h) Headings. Headings and titles of parts and sections are for convenience only and have no interpretative significance.
     (i) Successors. This Agreement and the covenants hereof are binding on the Parties and their respective heirs, executors, representatives, trustees, permitted assigns, and successors in interest.
     (j) Assignability. This Agreement may not be assigned by Consultant. This Agreement may be assigned by Emergent without the prior, express written consent of Consultant to any Affiliate of Emergent upon such assignee assuming Emergent’s obligations hereunder, in which event Consultant agrees to continue to perform the duties and obligations according to the terms hereof to or for such assignee or transferee of this Agreement.
     (k) Counterparts. This Agreement may be signed in two identical copies, each of which shall be deemed to be an original copy, and a facsimile copy shall constitute a legally binding, enforceable document.
     (l) Integration. This Agreement, along with the corresponding Exhibits, constitutes the entire agreement of the Parties, supersedes all prior discussions, negotiations and understandings verbal and written, if any, and may only be amended or modified by a written agreement signed by both Parties. In the event of a conflict

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between the terms of this Agreement and the terms of any Exhibit or attachment hereto, the terms of this Agreement shall prevail.
     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Emergent BioSolutions Inc.		Daniel D. Adams

By		By

Printed Name: Daniel Abdun-Nabi		Printed Name: Dan Adams
Title:	President	Title:

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Exhibit A to Consulting Services Agreement
Between Emergent BioSolutions Inc. and Daniel D. Adams
Start Date: June                     , 2008
End Date: June                     , 2009 (subject to early termination pursuant to Paragraph 8 of the Agreement)
Emergent Authorized Contact: Daniel J. Abdun-Nabi
Scope of Work: Projects as assigned by Daniel J. Abdun-Nabi
Time: Consultant will devote fifty percent (50%) of Consultant’s normal working time to providing Emergent with consulting services related to various corporate initiatives and other work to be determined by the Emergent Authorized Contact. For purposes of this section, “normal working time” shall be based on an 8 hour workday for 48 weeks per year.
Deliverable(s)/Report(s): Consultant shall provide the Emergent Authorized Contact with reports as may be requested from time to time.
Compensation:
Fees: $20,833.33 per month.
Stock Options: Consultant shall be granted an option to purchase 16,000 shares of common stock of Emergent, par value $0.001 per share, in accordance with the terms of Emergent’s 2006 Stock Incentive Plan.
Maximum Compensation: $250,000.00, plus stock option grant.
Expenses: Reasonable out-of-pocket expenses required to be incurred in the performance of the Services may be reimbursed in addition to the Maximum Compensation. Such expenses shall not, in any given month, exceed $1000 without the prior written approval of the Emergent Authorized Contact. All Travel must be in accordance with Emergent’s then current Corporate Travel, Food and Lodging Policy.

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